Filed pursuant to Rule 424(h)

Registration Statement Nos. 333-283578 and 333-283578-08

The information in this prospectus is not complete and may be changed. The securities offered hereby may not be sold prior to the time a final prospectus is completed. This prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

SUBJECT TO COMPLETION DATED AUGUST 12, 2026

$1,011,080,000

World Omni Auto Receivables Trust 2026-C
Issuing Entity

(CIK: 0002146760)

$206,000,000 Class A-1 Asset-Backed Notes, Series 2026-C
$361,000,000 Class A-2 Asset-Backed Notes, Series 2026-C
$329,000,000 Class A-3 Asset-Backed Notes, Series 2026-C
$69,580,000 Class A-4 Asset-Backed Notes, Series 2026-C
$30,330,000 Class B Asset-Backed Notes, Series 2026-C
$15,170,000 Class C Asset-Backed Notes, Series 2026-C

World Omni Auto Receivables LLC
Depositor

(CIK: 0001083199)

World Omni Financial Corp.
Servicer and Sponsor

(CIK: 0001004150)

The following classes of World Omni Auto Receivables Trust 2026-C Notes will be issued:

You should carefully consider the risk factors beginning on page 14 in this prospectus.

The Notes are obligations of the Issuing Entity, World Omni Auto Receivables Trust 2026-C, and are backed only by the assets of the Issuing Entity. The Notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

2026-C Asset-Backed Notes(1)	Class A-1 Notes	Class A-2 Notes(2)		Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes
		Class A-2a Notes	Class A-2b Notes
Principal Amount	$206,000,000	$361,000,000 (aggregate)		$329,000,000	$69,580,000	$30,330,000	$15,170,000
Interest Rate	●%	●%	SOFR Rate plus ●%(3)	●%	●%	●%	●%
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	September 15, 2026	September 15, 2026	September 15, 2026	September 15, 2026	September 15, 2026	September 15, 2026	September 15, 2026
Final Scheduled Payment Date	August 16, 2027	November 15, 2029	November 15, 2029	October 15, 2031	November 15, 2032	November 15, 2032	October 17, 2033
Price to Public	●%	●%	●%	●%	●%	●%	●%
Underwriting Discount	●%	●%	●%	●%	●%	●%	●%
Proceeds to Depositor	$●	$●	$●	$●	$●	$●	$●

(1) All or a portion of one or more classes of the Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. We refer to such Notes as the "Retained Notes." The Notes other than any Retained Notes are referred to herein as the "Offered Notes."

(2) The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described above. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see "Summary of Terms-The Notes," "-Interest" and "Description of the Notes - Payments of Interest" in this prospectus. The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $270,750,000.

(3) If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. See "Summary of Terms-The Notes," "-Interest" and "Description of the Notes - Payments of Interest" in this prospectus.

Before deducting expenses of $1,200,000 payable by the Depositor, proceeds to the Depositor are estimated to be $●.

The Notes are payable solely from the assets of the Issuing Entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Credit Enhancement

•             A reserve account with an initial balance of $2,527,719.95.

•             Overcollateralization, excluding the yield supplement overcollateralization amount, to the extent built through the application of excess interest, up to a target level.

•             A yield supplement overcollateralization amount.

•             Excess interest on the Receivables.

•             The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

We will not list the Notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the Offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds on or about August 26, 2026.

Joint Bookrunners of the Class A Notes

TD Securities	Truist Securities	US Bancorp	Wells Fargo Securities

Co-Managers of the Class A Notes

M&T Securities	PNC Capital Markets LLC	Siebert Williams Shank

Underwriters of the Class B Notes and the Class C Notes

TD Securities	Truist Securities	US Bancorp	Wells Fargo Securities

The date of this Prospectus is August ●, 2026

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the Notes in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the Notes and the Issuing Entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the Notes and a description of the Receivables; and

•	Risk Factors, which describes risks that apply to the Notes issued by the Issuing Entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The “Table of Contents” in this prospectus identifies the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus in the “Glossary of Terms to the Prospectus” which appears at the end of this prospectus.

To understand the structure of, and risks related to, these Notes, you must carefully read this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or the Notes, see “Incorporation of Certain Information By Reference” in this prospectus.

In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

i

NOTICE TO INVESTORS: UNITED KINGDOM

IN THE UNITED KINGDOM (THE “UK”), THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED TO PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS WITHIN ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “FINANCIAL PROMOTION ORDER”), (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”).

NEITHER THIS PROSPECTUS NOR THE OFFERED NOTES ARE OR WILL BE AVAILABLE TO PERSONS OTHER THAN RELEVANT PERSONS IN THE UK AND ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UK, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”).

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024, AS AMENDED (THE “POATRS”) OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK FINANCIAL CONDUCT AUTHORITY (THE “FCA HANDBOOK”).

THE OFFERED NOTES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS EITHER ONE (OR BOTH) OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED), AND AS AMENDED; OR (II) NOT A QUALIFIED INVESTOR, AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE POATRS.

CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE Product Disclosure Sourcebook (the “DISC”) OF THE FCA HANDBOOK FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024 (AS AMENDED).

THE CLASS A-1 NOTES HAVE NOT BEEN AND WILL NOT BE OFFERED IN THE UK OR TO UK PERSONS, AND NO PROCEEDS OF ANY CLASS A-1 NOTES WILL BE RECEIVED IN THE UK.

NOTICE TO INVESTORS: CANADA

THE OFFERED NOTES MAY BE SOLD ONLY TO PURCHASERS IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA, ONTARIO AND QUEBEC PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPALS THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-

103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED NOTES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 (OR, IN THE CASE OF SECURITIES ISSUED OR GUARANTEED BY THE GOVERNMENT OF A NON-CANADIAN JURISDICTION, SECTION 3A.4) OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (NI 33-105), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

LANGUAGE OF DOCUMENT

EACH PURCHASER OF NOTES IN CANADA BY ITS PURCHASE OF NOTES AGREES THAT IT IS SUCH PURCHASER’S EXPRESS WISH THAT ALL DOCUMENTS EVIDENCING OR RELATING IN ANY WAY TO THE SALE OF SUCH NOTES BE DRAFTED IN THE ENGLISH LANGUAGE ONLY. CHAQUE SOUSCRIPTEUR DE BILLETS OFFERTS AU CANADA RECONNAÎT PAR LES PRÉSENTES AVOIR EXPRESSÉMENT DEMANDÉ QUE SOIENT RÉDIGÉS EN ANGLAIS UNIQUEMENT TOUS LES DOCUMENTS QUI, DE QUELQUE FAÇON QUE CE SOIT, ATTESTENT LA VENTE DE CES BILLETS OFFERTS OU Y ONT TRAIT.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF Regulation (EU) 2017/1129, AS AMENDED (THE “EU PROSPECTUS Regulation”).

The OFFERED NOTES are not intended To be offered, sold, DISTRIBUTED or otherwise made available to and should not be offered, sold, DISTRIBUTED or otherwise made available to any EU retail investor in THE European Economic Area (THE “EEA”). For these purposes, aN “EU retail investor” means a person who is one (or more) of THE FOLLOWING: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in ARTICLE 2 OF the EU Prospectus Regulation.

Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “EU PRIIPs Regulation”) for offering, selling OR DISTRIBUTING the OFFERED NOTES or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering, selling OR DISTRIBUTING the OFFERED NOTES or otherwise making them available to any EU retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.

CERTAIN VOLCKER RULE CONSIDERATIONS

The Issuing Entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In determining that the Issuing Entity is not required to be registered as an investment company, the Issuing Entity will be relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the “Volcker Rule,” adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO INVESTORS: UNITED KINGDOM	ii
CERTAIN VOLCKER RULE CONSIDERATIONS	iv
TRANSACTION STRUCTURE AND PARTIES	viii
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	1
The Receivables	6
Credit Enhancement	7
Tax Status	9
ERISA and Other U.S. Benefit Plan Considerations	9
Ratings of the Notes	9
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	10
Certificates	10
U.S. Credit Risk Retention	10
EU Securitisation Regulation and UK Securitisation Framework	10
SUMMARY OF RISK FACTORS	12
RISK FACTORS	14
RISKS RELATING TO THE NOTES AND THE STRUCTURE OF THE TRANSACTION	14
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	14
You Must Rely for Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments on Your Notes	14
Class B Notes and Class C Notes Are Subject to Greater Risk Because of Subordination of Those Classes	14
Holders of the Class B Notes and Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	15
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	16
The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	16
Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	17
The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or

More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes, Class B Notes or Class C Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	17
Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing	17
The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise	17
A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes	18
Uncertainty About SOFR May Adversely Affect the Offered Notes	18
Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes	19
RISKS RELATING TO THE RECEIVABLES, THE RELATED FINANCED VEHICLES AND THE OBLIGORS	21
You May Experience Reduced Returns and Delays on Your Notes Resulting from Changes in Delinquency Levels and Losses	21
You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall	21
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on Those Financed Vehicles, Which May Result in Losses	21
Prepayments on Receivables Will Cause Prepayments on Your Notes	22
Redemption Upon Optional Purchase	23
RISKS RELATING TO THE TRANSACTION PARTIES	23
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments to You	23
Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. May Cause Delays in Payments or Losses on Your Investment	24
Adverse Consequences of the Termination of the Toyota Distribution Agreement	24
Commingling by the Servicer May Result in Delays and Reductions in Payments on Your Notes	24

v

A Security Breach or a Cyber-Attack Affecting World Omni Financial Corp. Could Adversely Affect World Omni Financial Corp.’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes	24
You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System	25
RISKS RELATING TO ECONOMIC CONDITIONS AND OTHER EXTERNAL FACTORS	26
The Adverse Events Arising from Pandemics, Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes	26
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	27
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic or Political Conditions	28
The Notes May Not Be a Suitable Investment for Investors Subject to the EU Securitisation Regulation or the UK Securitisation Framework	28
The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	29
Climate Change Could Have an Adverse Effect on World Omni Financial Corp.’s Business and May, Directly or Indirectly, Cause Losses on Your Notes	30
RISKS RELATING TO CERTAIN REGULATORY AND MATERIAL LEGAL ASPECTS OF THE RECEIVABLES	31
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes	31
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results	35
Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	35
The Return on Your Notes Could Be Reduced by Shortfalls Due to Military Action	35
Interests of Other Persons in the Receivables and Financed Vehicles Could Be Superior to the

Issuing Entity’s Interest, Which May Result in Reduced Payments on Your Notes	36
If the Servicer Does Not Maintain Control of the Receivables Evidenced by Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest in Those Receivables	37
GENERAL RISKS RELATING TO THE TRANSACTION	39
The Offered Notes Are Not Suitable Investments for All Investors	39
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	39
Because the Offered Notes are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly	40
You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes are Paid	40
Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Offered Notes	40
WORLD OMNI FINANCIAL CORP.	41
WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS	42
Underwriting	42
Risk-Based Pricing	44
Electronic Contracts and Electronic Contracting	44
Servicing	44
Insurance	45
Customer Service	46
Corporate Responsibility	46
THE DEPOSITOR	47
THE ISSUING ENTITY	48
Capitalization of the Issuing Entity	48
The Owner Trustee	49
The Indenture Trustee	49
The Trust Property	51
ASSET REPRESENTATIONS REVIEWER	52
THE RECEIVABLES POOL	54
The Receivables	54
Asset-Level Data	63
Pool Underwriting	63
Review of Pool Assets	63
DELINQUENCIES, REPOSSESSIONS AND NET LOSSES	65
STATIC POOL INFORMATION ABOUT CERTAIN PRIOR SECURITIZED POOLS	68
PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES	69

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

World Omni Financial Corp.
step 1
receivables
step 3
World Omni Auto Receivables LLC
offered notes
Underwriters
step 2
receivables
notes and certificates
offered notes
step 4
Indenture Trustee
Owner Trustee
World Omni Auto Receivables Trust 2026-C
Asset Representations Reviewer
Noteholders

(1)	All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. The Depositor will initially retain the certificates of the Issuing Entity.

SUMMARY OF TERMS

The following summary is a concise description of the main terms of the Notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the Notes following this summary. Capitalized terms used in this summary, if not defined when first used, will have the meanings ascribed thereto in “Glossary of Terms to the Prospectus.”

Parties and Dates

Issuing Entity

The Issuing Entity of the Notes is World Omni Auto Receivables Trust 2026-C, also referred to herein as the “Issuing Entity.”

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the executive office of the Depositor is:

250 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., was established in 1981 and provides financial services to Toyota dealers in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the “Five-State Area,” and has operated under the “Southeast Toyota Finance” name since 1996.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area, and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2029.

Indenture Trustee

U.S. Bank Trust Company, National Association.

Account Bank

U.S. Bank National Association.

Owner Trustee

Wilmington Trust, National Association.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Cutoff Date

The close of business on July 9, 2026.

The information presented in this prospectus relates to the pool of Receivables as of the Cutoff Date.

The aggregate starting principal balance of the Receivables included in the pool will be $1,084,440,413.63. The Issuing Entity will be entitled to all payments received after the Cutoff Date with respect to the pool of Receivables.

Closing Date

On or about August 26, 2026.

The Notes

World Omni Auto Receivables Trust 2026-C will issue the following Notes:

Class A-1 ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $206,000,000;

Class A-2 Asset-Backed Notes, in the aggregate initial principal amount of $361,000,000, which may be comprised of $● Class A-2a ●% Fixed Rate Asset-Backed Notes and $● Class A-2b SOFR Rate plus ●% Floating Rate Asset-Backed Notes;

Class A-3 ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $329,000,000;

Class A-4 ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $69,580,000;

Class B ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $30,330,000; and

Class C ●% Fixed Rate Asset-Backed Notes in the aggregate initial principal amount of $15,170,000.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the Benchmark and the applicable spread may change under certain circumstances. For more information about how the interest rate based on the SOFR Rate is determined and the circumstances under which the Benchmark and the applicable spread may change, see “Description of the Notes—Payments of Interest” in this prospectus.

We refer to the Class A-2a Notes and the Class A-2b Notes collectively in this prospectus as the “Class A-2 Notes.” The allocation of the initial principal amount of the Class A-2 Notes between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes offered hereunder based on, among other considerations, market conditions at the time of pricing. The Depositor expects that the initial principal amount of any Class A-2b Notes will not exceed $270,750,000. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing.”

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus collectively as the “Class A Notes.”  The Class A Notes, the Class B Notes and the Class C Notes are referred to in this prospectus collectively as the “Notes.”

All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. We refer to such Notes as the “Retained Notes.” The Notes other than any Retained Notes are referred to herein as the “Offered Notes.” The Depositor will initially retain the certificates of the Issuing Entity. On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes or certificates, subject to certain limitations described in “U.S. Credit Risk Retention.”

The aggregate initial principal amount of the Class A Notes will be $965,580,000, the aggregate initial principal amount of the Class B Notes will be $30,330,000, and the aggregate initial principal amount of the Class C Notes will be $15,170,000. The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any Retained Notes will be issued in minimum denominations of $2,000,000 (or such lower amount as may be approved by the Depositor in consultation with tax counsel) and integral multiples of $1,000 in excess thereof. The Offered Notes will be issued in book-entry form only, through the Depository Trust Company (“DTC”) in the United States, or Clearstream Banking, société anonyme (“Clearstream”) in Europe. Any Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. We expect that delivery of the Offered Notes will be made on the Closing Date.

Payment Dates

The Issuing Entity will make payments on the Notes on the 15th day of each month, except that when the 15th day is not a business day, the Issuing Entity will make payments on the Notes on the next business day. We refer to such date as a “Payment Date.” The initial Payment Date will be September 15, 2026.

The Final Scheduled Payment Date for each class of Notes is listed below. The Depositor expects that each class of Notes will be paid in full prior to its Final Scheduled Payment Date.

Class A-1 Notes	August 16, 2027
Class A-2 Notes	November 15, 2029
Class A-3 Notes	October 15, 2031
Class A-4 Notes	November 15, 2032
Class B Notes	November 15, 2032
Class C Notes	October 17, 2033

Record Dates

So long as the Notes are in book-entry form, the Issuing Entity will make payments on the Notes to the related holders of record on the day immediately preceding the related Payment Date. If the Notes are issued in definitive form, the record date will be the Payment Date in the preceding month.

Interest

On each Payment Date, the Indenture Trustee will remit to the holders of record of each class of Notes as of the close of business on the related record date interest at the respective per annum interest rate applicable to that class of Notes on the outstanding principal amount of that class of Notes as of the close of business on the preceding Payment Date.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year.

This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date divided by 360.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

Interest on the other classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the aggregate outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 19, assuming a Closing Date of August 26, 2026) divided by 360.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. We refer you to “Description of the Notes—Payments of Interest” in this prospectus.

Principal

On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7) and (9) under “—Priority of Payments” below, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; then

(5) to the Class B Notes until they are paid in full; and then

(6) to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until they are paid in full; then

(2) to the holders of the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full; then

(3) to the holders of the Class A-3 Notes until they are paid in full; then

(4) to the holders of the Class A-4 Notes until they are paid in full; then

(5) to the holders of the Class B Notes until they are paid in full; and then

(6) to the holders of the Class C Notes until they are paid in full.

All outstanding principal amounts and interest with respect to a class of Notes will be payable in full on its Final Scheduled Payment Date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Redemption Upon Optional Purchase

The Servicer may, at its option, cause a redemption of the outstanding Notes by purchasing all the Receivables as set forth below. The Servicer may only do this on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The redemption price of the Notes shall equal the aggregate then-outstanding principal amount of the Notes plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the Receivables shall not be less than the redemption price.

Priority of Payments

On each Payment Date prior to the occurrence of an event of default which has resulted in the acceleration of the Notes, any funds available for distribution from the Receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting Available Funds, if any, in each case, with respect to that Payment Date, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the Servicer, will be distributed in the following amounts and order of priority:

(1) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2) interest on the Class A Notes;

(3) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period less the yield supplement overcollateralization amount as of the last day of the related Collection Period, also referred to herein as the “YSOC Amount,” as described under “Description of the Trust Documents—The YSOC Amount” in this prospectus;

(4) interest on the Class B Notes;

(5) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less the YSOC Amount as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clause (3) above;

(6) interest on the Class C Notes;

(7) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date exceeds

(b) the aggregate principal balance of Receivables as of the last day of the related Collection Period less the YSOC Amount as of the last day of the related Collection Period less (c) any amounts allocated to pay principal of the Notes under clauses (3) and (5) above;

(8) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(9) principal of the Notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Notes as of the day immediately preceding such Payment Date exceeds (b) the aggregate principal balance of the Receivables as of the last day of the related Collection Period less the sum of (x) the YSOC Amount as of the last day of the related Collection Period and (y) the Overcollateralization Target Amount for that Payment Date, less (c) any amounts allocated to pay principal of the Notes under clauses (3), (5) and (7) above;

(10) to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer to the extent not paid in clause (1) above; and

(11) the remainder, if any, as distributions to the certificateholders.

In the event that Available Funds are not sufficient to make the full amount of payments required by clauses (1) through (7) above, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, withdraw funds from the reserve account and apply those funds to complete the distributions required by those clauses in the priority specified above, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1) to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the

Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2) interest on the Class A Notes;

(3) principal of the Class A-1 Notes, until paid in full, then principal of the Class A-2 Notes (pro rata between any Class A-2a Notes and any Class A-2b Notes), until paid in full, then principal of the Class A-3 Notes, until paid in full, and then principal of the Class A-4 Notes, until paid in full;

(4) interest on the Class B Notes;

(5) principal of the Class B Notes, until paid in full;

(6) interest on the Class C Notes;

(7) principal of the Class C Notes, until paid in full; and

(8) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus. We also refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus and “Fees and Expenses” in this prospectus for a description of fees and expenses payable on each Payment Date out of Available Funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice or cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

The amount of principal required to be paid to Noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of Notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes or the redemption date.

Upon any event of default, the Indenture Trustee or a majority of the holders of Controlling Securities may immediately declare the unpaid principal amount of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the Notes are accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the Controlling Securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of Noteholders, see “Description of the Trust Documents—Indenture” and “Description of the Trust Documents—Voting Rights; Controlling Securities” in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Securities and, upon payment in full of the Class A Notes and the Class B Notes, the Class C Notes will be the Controlling Securities. See “Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur” in this prospectus. Notes held by the Depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any related trust document.

Servicing

After the sale of the Receivables to the Issuing Entity, World Omni Financial Corp. will continue to service the Receivables. World Omni Financial Corp.’s responsibilities as Servicer will include collection of payments, selling or otherwise disposing of Defaulted Receivables and monitoring the performance of the Receivables. In return for World Omni Financial Corp.’s services, the Issuing Entity will pay a fee to World Omni Financial Corp. on each Payment Date out of collections received by the Issuing Entity, which generally will be 1/12th of 1.00% of the aggregate principal balance of Receivables as of the first day of the related Collection Period. However, the servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated to compensate for the length of the initial Collection Period being longer than one month. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus.

The Receivables

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “Receivables.” The Issuing Entity will be entitled to receive all payments received after the Cutoff Date with respect to the Receivables.

We refer to the principal balance of a Receivable as of the Cutoff Date as the “starting principal balance” of that Receivable and the principal balance of a Receivable as of the date it was originated as the “original principal balance” of that Receivable.

There is no requirement or ability to add or remove Receivables from the pool other than the right of the Issuing Entity to cause World Omni Financial Corp. to repurchase Receivables upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repurchase of any such affected Receivables as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The assets of the Issuing Entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See “The Issuing Entity—The Trust Property”

in this prospectus for additional information regarding the assets of the Issuing Entity.

The Receivables held by the Issuing Entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the Issuing Entity. The Issuing Entity will grant a security interest in the Receivables and other specified trust property to the Indenture Trustee for the benefit of the Noteholders.

As of the Cutoff Date, the Receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$1,084,440,413.63
Weighted Average Contract Rate(1)	5.74%
Range of Contract Rates	0.00% to 19.49%
Weighted Average Remaining Term to Maturity(1)	61.41 months
Weighted Average Original Term to Maturity(1)	68.97 months
Latest Scheduled Maturity Date	October 27, 2032

(1) Weighted based on the aggregate starting principal balance of the Receivables.

For further information about the characteristics of the Receivables in the pool as of the Cutoff Date, see “The Receivables Pool” in this prospectus.

All Receivables acquired by the Issuing Entity must satisfy the eligibility criteria specified under “The Receivables Pool-The Receivables” in this prospectus.

There are no outstanding series or classes of securities that are backed by the pool of Receivables and there are no material direct or contingent claims on or against the Receivables other than those held by the secured parties under the indenture.

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the Receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under “The

Receivables—Review of Pool Assets” in this prospectus.

World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the Notes. Credit enhancement may not provide protection against all risks of loss and does not guarantee repayment of the entire principal amount of the Notes and interest thereon. If losses on the Receivables exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant Noteholders will bear their allocable share of such losses, as described in this prospectus. The credit enhancement for the Notes is in the form of a reserve account, subordination, overcollateralization, the yield supplement overcollateralization amount and excess interest.

Reserve Account

On the Closing Date, $2,527,719.95 will be deposited into the reserve account, which is equal to approximately 0.25% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Cutoff Date. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the deposit to be made into the reserve account on the Closing Date.  Any such increase in the initial deposit into the reserve account will result in a corresponding increase to the amount required to be on deposit in the reserve account on any Payment Date, as described below.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (7) under the section entitled “Priority of Payments” above that are not covered by collections on the Receivables, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. In addition, on the Final Scheduled

Payment Date for any class of Notes, if any principal amount of such class of Notes remains outstanding, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The amount required to be on deposit in the reserve account on any Payment Date is equal to 0.25% of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity less the YSOC Amount as of the Cutoff Date. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase such percentage requirement. Any such increase in the percentage requirement will result in a corresponding increase to the amount required to be on deposit in the reserve account on any Payment Date.

The reserve account will be replenished, if necessary, to its required amount with collections on the Receivables remaining after making required payments to the Asset Representations Reviewer and allocations of interest and principal payments on the Notes. Upon the payment in full of the Notes and the Certificates, the amount required to be on deposit in the reserve account shall be reduced to zero and, in accordance with the instructions of the Servicer (based on information contained in the related Servicer certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the Depositor.

The reserve account is structured to be an “eligible horizontal cash reserve account” under Regulation RR of the Exchange Act. The Sponsor intends to fund the reserve account with the deposit of a portion of the purchase price for the Offered Notes on the Closing Date, in partial satisfaction of its risk retention obligations. See “U.S. Credit Risk Retention” in this prospectus for more information.

Subordination of the Class B Notes and the Class C Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes and the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes. The Class B Notes will be allocated Available Funds only after the Class A Notes have received their applicable portions of

Available Funds for a given Payment Date and the Class C Notes will be allocated Available Funds only after the Class A Notes and the Class B Notes have received their applicable portions of Available Funds for a given Payment Date. The priority of payments is further described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of Notes in the reverse order of priority of payments on the Notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes and then to the principal amount of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity less the YSOC Amount exceeds the aggregate outstanding principal amount of the Notes. Overcollateralization as of the Closing Date is expected to be approximately 0.00% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Cutoff Date. However, the application of funds according to the pre-acceleration priority of payment clause (9) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any Payment Date to a target amount of 0.90% of the aggregate outstanding principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Closing Date (which will be the YSOC Amount as calculated as of the Cutoff Date). The overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on the Receivables, if any.

The Yield Supplement Overcollateralization Amount

The YSOC Amount, initially with respect to the Cutoff Date, and thereafter with respect to any Collection Period and the related Payment Date is the aggregate amount by which the principal balance as of the last day of such Collection Period or as of the Cutoff Date of the Receivables (other than Defaulted Receivables) with a contract rate of less than the Required Rate (as defined below) for such Payment

Date or Cutoff Date, exceeds the present value, calculated using a discount rate equal to the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. As used herein, the term “Required Rate” means, (i) with respect to the Cutoff Date and, any Collection Period and the related Payment Date on or prior to the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.60% per annum, and (ii) with respect to any Collection Period and the related Payment Date after the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.35% per annum, or, in each case, such other percentage approved by the rating agencies hired by the Sponsor to rate the Notes. However, if no Class A-2b Notes are issued, the Required Rate will be 8.35% per annum with respect to the initial Collection Period and the related initial Payment Date and each period thereafter, or such other percentage approved by the rating agencies hired by the Sponsor to rate the Notes.

Excess Interest

The amount paid by obligors in respect of interest on the Receivables is expected to be greater than the amount of the related servicing fee, amounts payable to the Asset Representations Reviewer, and interest on the Notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Mayer Brown LLP, special U.S. federal tax counsel, will provide an opinion at closing, subject to the qualifications and assumptions therein, that for U.S. federal income tax purposes, the Offered Notes will be characterized as indebtedness, in each case, to the extent such Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes, and the Issuing Entity will not be characterized as an association (or publicly traded partnership), in either case, taxable as a corporation. In accepting an Offered Note, each holder of such Note will be deemed to agree to treat the Note as indebtedness for U.S. federal, state and local income and franchise tax purposes.

We refer you to “Material U.S. Federal Income Tax Consequences” in this prospectus for additional information concerning the application of U.S. federal income tax laws to the Issuing Entity and the Offered Notes and to “State and Local Tax Consequences” in

this prospectus for additional information concerning the application of state tax laws to the Issuing Entity and the Offered Notes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See “Material U.S. Federal Income Tax Consequences” and “State and Local Tax Consequences” in this prospectus.

ERISA and Other U.S. Benefit Plan Considerations

Subject to the considerations discussed under “Certain Considerations for ERISA and Other U.S. Benefit Plan Investors” in this prospectus, the Offered Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of an Offered Note, each investor will be deemed to represent and warrant that either (i) it is not acquiring and will not hold such Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan (as defined below) or any plan or arrangement that is subject to Similar Law (as defined below) or (ii) its acquisition, holding and disposition of such Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law.

We refer you to “Certain Considerations for ERISA and Other U.S. Benefit Plan Investors” in this prospectus.

Ratings of the Notes

We expect that the Offered Notes will receive credit ratings from at least two nationally recognized rating agencies hired by the Sponsor to rate the Offered Notes.

The rating agencies hired by the Sponsor have discretion to monitor and adjust the ratings on the Notes.

The Offered Notes may receive an unsolicited rating from a rating agency not hired by the Sponsor that is different from the ratings provided by the rating agencies hired by the Sponsor to rate the Notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the Offered Notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See “Risk Factors—General Risks Relating to the Transaction—Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale” in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The Issuing Entity will also issue certificates that represent the equity or residual interest in the Issuing Entity and the right to receive amounts that remain after the Issuing Entity makes full payment of interest on and principal of the Notes payable on a given Payment Date, required deposits to the reserve account on that Payment Date and other required payments. The certificates are not being offered by this prospectus. The Depositor will initially retain the certificates in satisfaction of the risk retention obligations of the Sponsor. The Depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the Sponsor on or after the Closing Date. The certificates will not be transferred, financed, pledged or hedged except as permitted under the risk retention regulations. See “U.S. Credit Risk Retention” in this prospectus for more information.

U.S. Credit Risk Retention

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), World Omni Financial Corp., as Sponsor, is required to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the

Receivables to satisfy the Sponsor’s requirements under Regulation RR. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the Closing Date in accordance with Regulation RR.

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned subsidiary, to retain an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the Closing Date, of all of the Notes and certificates to be issued by the Issuing Entity. The retained eligible horizontal residual interest will take the form of the Issuing Entity’s certificates. The Sponsor expects the Issuing Entity’s certificates and the Notes to have a fair value of between approximately $1,068,528,351 and $1,072,201,038, the Issuing Entity’s certificates to have a fair value of between approximately $57,448,351 and $61,121,038 and the reserve account to have a fair value of approximately $2,527,720, which, the fair value of the reserve account and the certificates collectively is between approximately 5.6% and 5.9% of the fair value, as of the Closing Date, of all of the Notes and certificates to be issued by the Issuing Entity.

The Sponsor will recalculate the fair value of the certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described in this prospectus. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates. For a description of the valuation methodology used to calculate the fair values of the Notes and certificates and of the eligible horizontal residual interest set forth in the preceding paragraphs, see “U.S. Credit Risk Retention” in this prospectus.

The Sponsor does not intend to transfer or hedge the portion of its retained economic interest that is intended to satisfy the requirements of Regulation RR except as permitted under Regulation RR. See “U.S. Credit Risk Retention” in this prospectus for more information.

EU Securitisation Regulation and UK Securitisation Framework

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of the EU Securitisation Regulation or the UK Securitisation Framework.

Furthermore, no such party will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the EU Securitisation Regulation, the UK Securitisation Framework or any other law or regulation now or hereafter in effect in the European Union (the “EU”), the European Economic Area (the “EEA”) or the United Kingdom (the “UK”) in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of enabling compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Framework by any person.

Consequently, the Offered Notes may not be a suitable investment for investors who are subject to the EU Securitisation Regulation or the UK Securitisation Framework. As a result, the price and liquidity of the Offered Notes in the secondary market may be adversely affected.

Prospective investors are responsible for, and should analyze, their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Offered Notes for investment and the scope and applicability of, and compliance with, the EU Securitisation Regulation, the UK Securitisation Framework and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

For more information regarding the EU Securitisation Regulation and the UK Securitisation Framework, see “Underwriting” below.

SUMMARY OF RISK FACTORS

The following summary is a concise description of some of the material risks applicable to this transaction. For this reason, the summary does not contain all the information that may be important to you and does not purport to summarize all the risks applicable to your investment. You should carefully read and consider the risk factors set forth under “Risk Factors,” as well as all other information contained in this prospectus.

Risks Relating to the Notes and the Structure of the Transaction

The Notes are subject to certain risks related to the structure of the transaction and characteristics of the Notes as asset-backed securities which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	the limited pool of trust assets and sources of funds available to make payments on the Notes;

•	subordination of the more junior classes of Notes to the more senior classes of Notes;

•	actions by the Controlling Securities that may be adverse to the interests of holders of the other classes of Notes;

•	acceleration of payments on your Notes due to an event of default;

•	the potential retention by the Depositor of one or more classes of Notes;

•	the unknown allocation of principal amount between any Class A-2a Notes and any Class A-2b Notes; and

•	uncertainty regarding SOFR.

Risks Relating to the Receivables, the Related Financed Vehicles and the Obligors

The Notes are subject to certain risks related to the performance of the Receivables, other trust property, and financial condition of the obligors which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	insufficient collections due to poor performance of the Receivables pool, deteriorating financial circumstances of individual obligors, or other factors;

•	high amounts of vehicle recalls;

•	depreciation of certain financed vehicles;

•	lower than expected resale value of repossessed vehicles;

•	unpredictable rates of prepayments of the Receivables or prepayment of the Notes due to an event of default; and

•	redemption of the Receivables pool by the Servicer.

Risks Relating to the Transaction Parties

The Notes are subject to certain risks related to the transaction parties involved in the transaction which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	a bankruptcy filing of World Omni Financial Corp. or the Depositor;

•	the termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC and Toyota Motor Sales, U.S.A., Inc.;

•	the ability of the Servicer to comingle collections with its own funds and use them at its own risk and for its own benefit for specified periods of time in accordance with the trust documents; and

•	a security breach or cyber-attack affecting World Omni Financial Corp.’s business and ability to perform its obligations under the trust documents.

Risks Relating to Economic Conditions and Other External Factors

The Notes are subject to certain risks related to general, macroeconomic conditions, and other external factors such as natural disasters and catastrophes, pandemics, epidemics and other wide-spread adverse events which may lead to payment delays, shortfalls or losses on your Notes, adversely affect the resale value of your Notes and/or limit your ability to resell your

 Notes, including due to factors such as, but not limited to:

•	the impact of pandemics, epidemics or other wide-spread public health events, including preventive and remedial actions taken by governmental and non-governmental actors in response to such events;

•	the geographic concentration of the obligors in certain states which may be more adversely affected by natural disasters and catastrophes, pandemics, epidemics or other public health events, or economic conditions than others;

•	downturns in general economic conditions, including high levels of unemployment, high interest rates, elevated levels of inflation, volatile fuel and energy prices (including due to geopolitical conflict, unrest or war), low levels of consumer confidence in the economy, and tariffs and other trade protection measures, among other factors;

•	the absence of a secondary market for your Notes or an insufficiently liquid secondary market for your Notes; and

•	the impact of climate change and regulatory requirements on World Omni Financial Corp.’s business.

Risks Relating to Certain Regulatory and Other Material Legal Aspects of the Receivables

The Notes are subject to certain risks related to certain federal, state and local, legal and regulatory developments affecting the transaction parties and the collectability of the Receivables which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	the transaction is not structured to enable compliance by any person with the requirements of either the EU Securitisation Regulation (as defined below) or the UK Securitisation Framework (as defined below);

•	the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation;

•	federal and state laws that prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile retail installment sale contracts;

•	federal and state consumer protection laws that regulate the creation, collection and enforcement of retail installment sale contracts, or that may require the termination of the retail installment sale contract or refunded payments to be made to the obligor;

•	the impact of the Servicemembers Civil Relief Act and similar state legislation on the Servicer’s ability to collect from obligors engaged in active military duty or other covered action; and

•	the interests of other persons and competing claims in the Receivables and financed vehicles that could be superior to the Issuing Entity’s interests.

General Risks Relating to the Transaction

The Notes are subject to certain general risks applicable to transactions of this nature which may lead to payment delays, shortfalls or losses on your Notes, including due to factors such as, but not limited to:

•	prepayment, reinvestment, the complexity of the transaction structure, default and market risk, the tax consequences of an investment and the interaction of these factors;

•	a withdrawal or downgrade of the initial ratings on the Notes, or any adverse actions by a rating agency hired by the Sponsor to rate the Notes, any adverse changes to such rating agency and the issuance of unsolicited ratings on your Notes;

•	limitations on your ability to exercise your rights directly due to the lack of a physical Note; and

•	potential delays of your receipt of principal and interest payments from the Indenture Trustee due to payments on the Notes being made through DTC.

RISK FACTORS

You should carefully consider the following risks for the Notes before making an investment decision. In particular, distributions on your Notes will depend on payments received on and other recoveries with respect to the Receivables. Therefore, you should carefully consider the risk factors relating to the Receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

RISKS RELATING TO THE NOTES AND THE STRUCTURE OF THE TRANSACTION

Limited Assets of the Issuing Entity Could Result in Losses on the Notes	The Issuing Entity will not have any significant assets or sources of funds to make payments on the Notes other than the collections on the Receivables and the amounts available in the reserve account. You must rely upon payments on the Receivables and amounts available in the reserve account for repayment of your Notes. Although (1) funds in the reserve account may be available on any Payment Date to cover shortfalls in distributions of interest and certain distributions of principal on the Notes and (2) funds in the reserve account may be replenished with collections on the Receivables remaining after making required interest payments and certain principal payments on the Notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the Issuing Entity will depend solely on collections on the Receivables to make payments on the Notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

You Must Rely for Repayment Only Upon the Issuing Entity’s Assets, Which May Not Be Sufficient to Make Full Payments on Your Notes	Your Notes are obligations of the Issuing Entity. Your Notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, World Omni Financial Corp., the Indenture Trustee, the Owner Trustee or any other person. Distributions on each class of Notes will depend solely on the amount and timing of payments and other collections in respect of the Receivables and the credit enhancement for the Notes. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the Receivables, will be sufficient to make full and timely distributions on the Notes. The Notes and the Receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any other person.

Class B Notes and Class C Notes Are Subject to Greater Risk Because of Subordination of Those Classes

The Class B Notes and Class C Notes, respectively, bear greater risks than the classes of Notes with a prior alphabetical class designation because payments of interest on and principal of such classes of Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest on and principal of the classes of Notes with a prior alphabetical class designation.

The Class C Notes bear greater risk than the Class A Notes and Class B Notes because payments of interest on and principal of the Class C Notes are subordinated, to the extent described in “Description of the Notes—Payments of Interest,” “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions” in this prospectus, to payments of interest on and principal of the Class A Notes and the Class B Notes.

Interest payments on the Class B Notes and Class C Notes on each Payment Date will also be subordinated to servicing fees due to the Servicer, payments to the Asset Representations Reviewer, if any, payments to the Indenture Trustee and Owner Trustee following an event of default and acceleration of the Notes, and interest payments on the classes of Notes with a prior alphabetical class designation due on such Payment Date. In addition, in the event the Notes are declared to be due and payable after the occurrence of an event of default, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be paid on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

Principal payments on the Class B Notes and the Class C Notes, respectively, will be subordinated in priority to principal payments on the classes of Notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus. In addition, in the event the Notes are declared to be due and payable after the occurrence of an event of default, principal payments on the Class B Notes and the Class C Notes will be subordinated to payments of interest on the classes of Notes with a prior alphabetical class designation, as described in “Description of the Notes—Payments of Principal” in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes and the Class C Notes.

Holders of the Class B Notes and Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur

The Class A Notes will be the “Controlling Securities” under the indenture while any Class A Notes are outstanding.  The Class B Notes will be the Controlling Securities only after the Class A Notes have been paid in full, and the Class C Notes will be the Controlling Securities only after the Class A Notes and Class B Notes have been paid in full.

The rights of the Controlling Securities will include the following:

•      following an event of default, to direct the Indenture Trustee to exercise one or more of the remedies specified in the indenture relating to the property of the Issuing Entity, including a sale of the Receivables;

•      following a Servicer termination event, to waive the Servicer termination event or to terminate the Servicer;

•      to remove the Indenture Trustee and appoint a successor; and

•      to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the Controlling Securities may act solely in their own interests. Therefore, holders of Class B Notes and Class C Notes, respectively, that are subordinated to the Controlling Securities will not be able to participate in the determination of any proposed actions that are within the purview of the Controlling Securities, and the Controlling Securities could take actions that would adversely affect the holders of the classes of Notes with a later alphabetical class designation.

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	Because the principal of each class of Notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the Receivables during the periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, (ii) Class B Notes will be outstanding longer than the Class A Notes, and, therefore, will be exposed to greater risk of losses on the Receivables during periods after the Class A Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (iii) Class C Notes may be outstanding longer than the Class A Notes and the Class B Notes, and, therefore, will be exposed to greater risk of losses on the Receivables during periods after the Class A Notes and the Class B Notes have been receiving most or all amounts payable on such Notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full, then to the Class A-2 Notes (pro rata between any Class A-2a Notes and any Class A-2b Notes) until they have been paid in full, then to the Class A-3 Notes until they have been paid in full, then to the Class A-4 Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, and then to the Class C Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as compared to the yield on the classes of Notes with a lower numerical class designation or an earlier alphabetical class designation, will be relatively more sensitive to losses on the Receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your Notes may be lower than anticipated, and you could suffer a loss.

The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	The indenture provides that while a senior class or classes of Notes are outstanding, the failure to pay interest when due on the outstanding subordinated class or classes of Notes will not be an event of default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full. Under these circumstances, the holders of the subordinated classes of Notes which are not Controlling Securities will not have any right to declare an event of default, to cause the maturity of the Notes to be accelerated or to direct or consent to any action under the indenture.

Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default Until Maturity	If so directed by the Noteholders of the Controlling Securities, following an acceleration of the Notes upon an event of default, the Indenture Trustee will sell the Receivables held by the Issuing Entity. We cannot assure you, however, that the market value of those Receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the Notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your Notes where funds are not available for such payment will not result in the occurrence of an event of default until the Final Scheduled Payment Date for your Notes.

The Depositor or One or More Affiliates Thereof May Initially Retain All or a Portion of One or More Classes of Notes on the Closing Date, Which May Reduce the Liquidity of Your Class A Notes, Class B Notes or Class C Notes, as applicable, and Subsequent Sales of any Such Retained Notes May Adversely Affect Their Market Price and Your Voting Power	The amount of each class of Notes sold to investors as contemplated by this prospectus, if any, and the amount of such class of Notes retained by the Depositor or one or more affiliates thereof, if any, may not be known until the day of pricing. Therefore, investors should not expect further disclosure of this matter prior to their entering into commitments to purchase Offered Notes of any class. A significant reduction in liquidity in the secondary market for your Class A Notes, Class B Notes or Class C Notes, as applicable, may result if the Depositor or one or more affiliates thereof retain a large principal amount of such Notes. In addition, if any Retained Notes are subsequently sold in the secondary market, the demand for and market price of Notes already in the market could be adversely affected and the voting power of the Noteholders of the outstanding Notes may be diluted.

Risks Associated With Unknown Allocation Between Class A-2a Notes and Class A-2b Notes Prior to Pricing

The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes may not be determined until the day of pricing. Therefore, investors should not expect disclosure of this allocation prior to their entering into commitments to purchase these classes of Notes.

The higher the initial principal amount of any floating rate Class A-2b Notes, the greater the Issuing Entity’s exposure will be to increases in the floating rate payable on any such Class A-2b Notes. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter into any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise” in this prospectus. Moreover, a reduction in liquidity in the secondary market for any Class A-2a Notes or Class A-2b Notes may result if any Class A-2a Notes or Class A-2b Notes have a small principal amount as compared to the Class A-2b Notes or Class A-2a Notes, respectively.

The Issuing Entity May Issue Floating Rate Class A-2b Notes, but the Issuing Entity Will Not Enter Into Any Interest Rate Swaps and You May Suffer Losses on Your Notes if Interest Rates Rise

The Receivables bear interest at a fixed rate while any floating rate Class A-2b Notes will bear interest at a floating rate based on the SOFR Rate (or the then-current Benchmark) plus the applicable spread. The Issuing Entity will not enter into any interest rate swaps or other derivative transactions in connection with the issuance of any floating rate Class A-2b Notes.

If the floating rate payable by the Issuing Entity in respect of any Class A-2b Notes is substantially greater than the fixed rate received on the

Receivables, the Issuing Entity may not have sufficient funds to make payments on the Notes. If the Issuing Entity does not have sufficient funds to make required payments on the Notes, you may experience delays or reductions in the interest and principal payments on your Notes.

If the SOFR Rate (or the then-current Benchmark) rises or other conditions change materially after the issuance of the Notes, you may experience delays or reductions in interest and principal payments on your Notes. The Issuing Entity will make payments on any Class A-2b Notes out of its generally Available Funds. Therefore, an increase in the SOFR Rate (or the then-current Benchmark) would reduce the amounts available for distribution to holders of all Notes, not just the holders of any Class A-2b Notes.

A Decrease in SOFR Rates Would Reduce the Rate of Interest on the Class A-2b Notes

The interest rates to be borne by the Class A-2b Notes are based on a spread over the secured overnight financing rate (“SOFR”) as published by the Federal Reserve Bank of New York (“FRBNY”).

Changes in the SOFR Rate (or the then-current Benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the amount of interest payments on the Class A-2b Notes. If the SOFR Rate (or the then-current Benchmark) decreases for an interest accrual period compared to the prior period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the SOFR Rate (or the then-current Benchmark) decreases, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%. A negative SOFR Rate (or the then-current Benchmark) rate could result in the interest rate applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

Uncertainty About SOFR May Adversely Affect the Offered Notes

SOFR is a relatively new benchmark rate. SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the Sponsor’s, the Issuing Entity’s and any other transaction party’s control or direction. None of the Sponsor, the Issuing Entity or any other transaction party has control over SOFR’s determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the Sponsor, the Issuing Entity or any other transaction party is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders of the Class A-2b Notes. Potential investors should not rely on any historical changes or trends in SOFR as indicators of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2b Notes.

If market dynamics change such that SOFR is no longer widely used as a benchmark in securities that are similar or comparable to the Class A-2b Notes, the return on and value of the Class A-2b Notes and the trading price of the Class A-2b Notes may be lower than those of securities that are linked to benchmark rates that are more widely used. Similarly, market terms for floating-rate debt securities linked to the return on and value of the Class A-2b Notes may evolve over time, and trading prices of the Class A-2b Notes may be lower than those of later-issued SOFR-based debt securities as a result. Investors in the Class A-2b Notes may not be able to sell the Class A-2b Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. There are competing benchmark developments and the SOFR Rate may prove not to be the predominant or widely used benchmark rate for floating rate notes.

Additionally, the composition and characteristics of SOFR are not the same as those of the London interbank offered rate (“LIBOR”), which has been discontinued, and other floating interest benchmark rates. SOFR is different from LIBOR in certain respects, including, without limitation, that SOFR is a secured rate, while LIBOR was an unsecured rate and SOFR is an overnight rate, while LIBOR was a forward-looking rate that represented interbank funding over different maturities (e.g., one month). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Effects of the Administration of SOFR and a Benchmark Transition Event May Adversely Affect the Offered Notes

The FRBNY began to publish, in March 2020, compounded averages of SOFR, which are used to determine compounded SOFR. The interest rate on the Class A-2b Notes will initially be based on the SOFR Rate plus the applicable spread. The SOFR Rate will be based on Compounded SOFR.

Under certain circumstances, as described under “Description of the Notes — Payments of Interest” in this prospectus, if the Administrator (on behalf of the Issuing Entity) has determined prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate of the

Class A-2b Notes may cease to be based upon SOFR and instead be based upon the Benchmark Replacement.

The alternative rate of interest on the Class A-2b Notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA Fallback Rate and (c) based on an alternative rate selected by the Administrator (on behalf of the Issuing Entity), in each case, together with any Benchmark Replacement Adjustment. If a particular Benchmark Replacement or related Benchmark Replacement Adjustment cannot, in the sole discretion of the Administrator (on behalf of the Issuing Entity), be determined (including because such Benchmark Replacement or related Benchmark Replacement Adjustment is deemed not to be administratively feasible), then the next-available Benchmark Replacement or related Benchmark Replacement Adjustment will apply.

Further, the Administrator (on behalf of the Issuing Entity) may, from time to time, in its sole discretion, make Benchmark Replacement Conforming Changes (i.e., technical, administrative or operational changes) without the consent of Noteholders or any other person, which could change the methodology used to determine the SOFR Rate. The Issuing Entity can provide no assurance that the methodology to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the life of the Class A-2b Notes relative to the results that would have occurred had the interest rates been based on Compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. Holders of the Offered Notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

It is possible that there will be limited interest in securities products based on Compounded SOFR, or in the implementations of Compounded SOFR with respect to the Class A-2b Notes. As a result, you should consider whether any future reliance on Compounded SOFR may adversely affect the market values and yields of the Class A-2b Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

Additionally, the Issuing Entity and the Administrator cannot anticipate how long it will take to develop the systems and processes necessary to adopt a specific Benchmark Replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

Although it is intended that the replacement of the then-current Benchmark will not be a taxable event for Noteholders of the Class A-2b Notes, we cannot provide any assurances that the IRS will not take a contrary view. There is no targeted IRS tax guidance regarding a possible change in the Benchmark as contemplated herein (as there was for transitions from LIBOR to non-LIBOR rates) and hence there is significant uncertainty regarding the U.S. federal income tax consequences of such a change. If the IRS treats a change in the then-current Benchmark of the Class A-2b Notes as a taxable event, Noteholders of the Class A-2b Notes may be required to recognize taxable gain or loss at that time. Holders of the Class A-2b Notes should consult with their own tax advisors regarding the potential consequences of the setting of an alternative Benchmark.

RISKS RELATING TO THE RECEIVABLES, THE RELATED FINANCED VEHICLES AND THE OBLIGORS

You May Experience Reduced Returns and Delays on Your Notes Resulting from Changes in Delinquency Levels and Losses	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio, or as reflected in the static pool information attached hereto as Appendix A, will be indicative of the performance of the Receivables included in the Issuing Entity or that the levels will continue in the future. Delinquencies or losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events. See also “—You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System” below.

You May Experience Reduced Returns and Delays on Your Notes Resulting from a Vehicle Recall

The vehicles securing the Receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their Receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the Receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your Notes. If any of these events materially affect collections on the Receivables, you may experience delays in payments or principal losses on your Notes.

We refer you to “The Receivables Pool—Distribution by Vehicle Model of the Receivables in the Pool as of the Cutoff Date” in this prospectus for concentrations of certain vehicle models securing the Receivables.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the Notes earlier than you expected. See “Risk Factors—Risks Relating to the Notes and the Structure of the Transaction—Prepayments on Receivables Will Cause Prepayments on Your Notes” in this prospectus.

The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on Those Financed Vehicles, Which May Result in Losses	There can be no assurance that the value of any financed vehicle will be greater than the principal balance of the related Receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of the related Receivable will exceed the value of the related vehicle during the early years of a Receivable’s term. Defaults during these early years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the Receivable. The frequency and amount of losses may be greater for Receivables with longer terms, because these

Receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer-term Receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the Receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for Receivables secured by used vehicles, the amount of any loss tends to be greater for Receivables secured by new vehicles because of the higher rate of depreciation described above. See “The Receivables Pool—The Receivables” for more information regarding the percentage of the aggregate starting principal balance of the pool representing financings of new vehicles securing Receivables with original terms to maturity greater than 60 months.

Prepayments on Receivables Will Cause Prepayments on Your Notes

You may receive payment of principal on the Notes earlier than you expected for the reasons set forth herein. You may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on the Notes. Prepayments on the Receivables by the related obligors and purchases of the Receivables by World Omni Financial Corp. and the Servicer will shorten the life of the Notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by you.

Subject to certain exceptions, the Receivables are prepayable at any time without charge. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including:

•      an economic slowdown or recession;

•      other events which have the same effect as prepayments in full of Receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of Receivables;

•      repurchases of Receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants; and

•      the purchase by the Servicer of the Receivables when the aggregate principal balance thereof is 10.00% or less of the aggregate starting principal balance.

The rate of prepayments of Receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that the Issuing Entity will experience.

Principal on each class of Notes must be fully paid by the Final Scheduled Payment Date for that class of Notes. However, because some prepayments of the Receivables are likely and some Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’s Final Scheduled Payment Date, the actual payment of any class of Notes may occur earlier, and could occur significantly earlier, than that class’s Final Scheduled Payment Date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of Notes will be earlier than that class’s Final Scheduled Payment Date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase all of the remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity.

If the Servicer were to exercise its option to purchase the Receivables, your Notes would be redeemed and paid in full. As a result, you may receive principal on your Notes earlier than you expected. An optional redemption will shorten the life of the Notes. Any reinvestment risks resulting from an optional redemption will be borne entirely by you. See “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and “Description of the Notes—Redemption Upon Optional Purchase.”

RISKS RELATING TO THE TRANSACTION PARTIES

A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments to You

We have structured the transactions described in this prospectus in an effort to minimize the risk that:

•      World Omni Auto Receivables LLC and the Issuing Entity might be the subject of a bankruptcy or state insolvency proceeding;

•      the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of World Omni Auto Receivables LLC or the Issuing Entity with those of World Omni Financial Corp.; and

•      the sale of the Receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the Receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your Notes or may suffer losses on your Notes.

Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the Receivables are owned by World Omni Financial Corp. instead of the Issuing Entity. A court could reach this conclusion either because the transfer of the Receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

• the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•      the fact that neither the Issuing Entity nor the Indenture Trustee has a perfected security interest in the financed vehicles or any cash collections on the Receivables at the time a bankruptcy proceeding begins.

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp. May Cause Delays in Payments or Losses on Your Investment

Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the Issuing Entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.

The insolvency of World Omni Financial Corp. also could result in its replacement as Servicer, which could temporarily interrupt payments on the Notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be a Servicer termination event under the sale and servicing agreement, which could result in the removal of World Omni Financial Corp. as Servicer. Either type of case could delay payment to you on the Notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the Notes. See also “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions.”

Adverse Consequences of the Termination of the Toyota Distribution Agreement	Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A., Inc. could materially and adversely affect World Omni Financial Corp.’s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a Servicer termination event and removal of World Omni Financial Corp. as Servicer.

Commingling by the Servicer May Result in Delays and Reductions in Payments on Your Notes	So long as the monthly remittance condition is satisfied, World Omni Financial Corp., as the Servicer, may retain all collections on the Receivables received from the related obligors and all proceeds relating to the Receivables and the financed vehicles collected during a Collection Period until the business day preceding the related Payment Date. During this time, the Servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding each Payment Date, the Servicer must deposit into the collection account, all payments on the Receivables received from the obligors and all proceeds relating to the Receivables and the financed vehicles collected during the related Collection Period.

A Security Breach or a Cyber-Attack Affecting World Omni Financial Corp. Could Adversely Affect World Omni Financial Corp.’s Business, Results of Operations and Financial Condition, Which Could Have an Adverse Effect on Your Notes	World Omni Financial Corp. could be the subject of cyber-attacks that may result in slow performance, loss or temporary unavailability of World Omni Financial Corp.’s data or information systems, including its core systems used to service the Receivables. Security breaches or cyber-attacks involving World Omni Financial Corp.’s systems or facilities, or the systems or facilities of third-party providers, including the subcontractors of the third-party custodian hosting the Software as a Service (SaaS) system storing the electronic contracts, could expose World Omni Financial Corp. to a risk of loss of personal information of customers, employees and third parties or other confidential, proprietary or competitively sensitive information, business interruptions, regulatory scrutiny, actions and penalties, litigation, reputational harm, a loss of confidence, and other financial and non-

financial costs, all of which could potentially have an adverse impact on World Omni Financial Corp.’s future business with current and potential customers, results of operations and financial condition.

If the security measures employed by World Omni Financial Corp. or its third-party providers, including the subcontractors of the third-party custodian hosting the SaaS system storing the electronic contracts, are compromised through hacking, fraud, trickery or other forms of deception, such breaches could result in the misappropriation of proprietary information, interruptions of World Omni Financial Corp.’s operations, damage to critical infrastructure, or ransomware demands. The emergence of artificial intelligence may further amplify these risks.

World Omni Financial Corp. may be required to expend capital and other resources to protect against, or remediate problems caused by, such security breaches or cyber-attacks.  Even if a failure of, or interruption in, World Omni Financial Corp.’s systems or facilities is resolved timely or an attempted cyber incident or other security breach is successfully avoided or thwarted, it may nevertheless require World Omni Financial Corp. to expend substantial resources or to take actions that could adversely affect customer satisfaction or behavior and expose World Omni Financial Corp. to reputational harm.

World Omni Financial Corp. may have increased cyber-security risks and increased vulnerability to security breaches and other information technology disruptions as a result of remote work and other flexible work arrangements. World Omni Financial Corp. may not be able to anticipate or implement effective preventative measures against all security breaches, especially because in recent years perpetrators have been originating such attacks using increasingly sophisticated and frequently changing techniques.  The occurrence of any of these events could have a material adverse effect on World Omni Financial Corp.’s business, results of operations and financial condition, could adversely affect World Omni Financial Corp.’s ability to service the Receivables under the servicing agreement and perform its other obligations under the other transaction documents, and could have an adverse effect on your Notes.

You May Experience Reduced Return and Delays on Your Notes Resulting from Changes in the Sponsor’s Servicing System	The Sponsor intends to implement a new servicing system. Although not anticipated, it is possible that the implementation of the new servicing system could result in certain portions of the servicing system not operating as expected, resulting in a loss of functionality or data delays, which could adversely affect the servicing of the Receivables. Further, in anticipation of the implementation of the new system, the Sponsor modified certain system processes as of January 2026 related to the reporting of the Delinquency Threshold Amount, the portion of a scheduled payment that an obligor must fail to pay to be classified as delinquent, from $40 to 10% of the applicable scheduled payment. Although the Sponsor does not currently anticipate that the process modification related to the Delinquency Threshold Amount will have a material adverse effect on the number of contracts determined to be delinquent or defaulted compared to the number that would have been so determined without the change, no assurance can be given that this change will not have a material adverse effect.

RISKS RELATING TO ECONOMIC CONDITIONS AND OTHER EXTERNAL FACTORS

The Adverse Events Arising from Pandemics, Epidemics and Other Wide-Spread Public Health Events May Result in Losses or Delays in Payment on Your Notes

Pandemics, epidemics and other wide-spread public health events, have led, and may in the future lead, to disruptions and volatility in the financial markets and general economic activity, as businesses and federal, state, and local governments take broad actions intended to mitigate the public health crisis. The resultant increases in unemployment, decreases in consumer spending and reduced demand for certain products, including abrupt declines in new and used vehicle sales and downward pressure on used vehicle values, disruptions in global supply chains and shutdowns of manufacturing capacity in certain industries, including those of auto manufacturers, and decreases in liquidity of certain secondary markets, along with the various laws, regulations, executive orders, local ordinances and other guidance implemented to combat the effects of a pandemic, epidemic or wide-spread public health event could have negative effects on the business of World Omni Financial Corp. and on its customers, dealers, and competitors.

The economic uncertainty resulting from a pandemic, epidemic or other wide-spread public health event could result in increased delinquencies and defaults by obligors due to financial hardship or otherwise. In addition, federal, state or local governments may enact laws, regulations, executive orders or other guidance related to financial obligations such as the Receivables, including allowing obligors to forgo making scheduled payments, requiring certain modifications or waiving certain fees, or curtailing the ability of creditors to exercise certain rights such as repossessions and liquidations of financed vehicles. Furthermore, the Servicer may implement a range of actions with respect to affected obligors and the related Receivables to extend or modify the payment schedule consistent with the Servicer’s customary servicing procedures. See “World Omni Financial Corp.’s Automobile Finance Business—Servicing” and “Description of the Trust Documents—Servicing Procedures.” The occurrence of any such events could have an adverse effect on World Omni Financial Corp.’s ability to operate its business or perform its obligations under the trust documents or could cause a disruption in collection activities with respect to the Receivables owned by the Issuing Entity.

A pandemic, epidemic or other wide-spread public health event may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of obligors to make timely payments on the Receivables, used vehicle values, the performance, market value, credit ratings and secondary market liquidity of your Notes, and risks of geographic concentration of the obligors. All of the foregoing could have a negative impact on the performance of the Receivables and, as a result, you may experience delays in payments or losses on your Notes.

The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment

Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the Receivables. Economic conditions that could occur in the Five-State Area and may affect payments on the Receivables include:

•      unemployment;

•      fuel, energy and other commodity prices;

•      declines in home values;

•      interest rates;

•      inflation rates;

•      decline in savings and investment portfolios;

•      consumer perceptions of the economy; and

•      effects of natural disasters and catastrophes, including hurricanes, floods, tornadoes, earthquakes, wildfires and pandemics, epidemics, and other wide-spread public health events.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the Receivables. The consequences of a significant economic downturn, including high unemployment, and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the vehicles securing the Receivables, which could increase the amount of a loss if the Receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your Notes and you may suffer a loss. As of the Cutoff Date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the Receivables in the pool were concentrated in the Five-State Area. The occurrence of natural disasters and catastrophes such as hurricanes, floods, tornadoes, earthquakes and wildfires, geological disasters such as oil spills, pandemics, epidemics or other wide-spread public health events or other similar events in the Five-State Area may adversely affect the Receivables located in those states, and we may be unable to accurately assess the effect of such events on the economy or on obligors residing in the Five-State Area. Even if the effect of such events on the performance of the Receivables is unclear, there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. No representation or warranty will be made by the Sponsor or any other entity under the transaction documents regarding the condition of any vehicle securing the Receivables as of the Cutoff Date or any other date. Under the terms of each Receivable, the related obligor is required to maintain physical damage insurance covering the related financed vehicle. However, there can be no assurance that such insurance has been maintained in all cases or would fully cover any damage to the related vehicle. Investors should consider the possible effects of delinquency, default and prepayment experience of the Receivables because any adverse impact as a result of an economic downturn, hurricane, flood, tornado, earthquake, wildfire, pandemic, epidemic, or human-caused event or any similar event may be borne by the Noteholders. We refer you to “The Receivables Pool—Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date” in this prospectus.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic or Political Conditions

The Notes will not be listed on any securities exchange. Therefore, in order to sell your Notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the Offered Notes. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your Notes.

Major disruptions in the global financial markets could result in significant reductions in liquidity in the secondary market for asset-backed securities. Periods of illiquidity could affect the secondary market, thereby adversely affecting the market value of your Notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries, the ratings downgrade of the United States long-term credit rating by certain rating agencies, and potential further ratings downgrades. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Moreover, disruptions in the global financial markets due to wide-spread public health events and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. Accordingly, you may not be able to sell your Notes when you want to do so or you may be unable to obtain the price that you wish to receive for your Notes and, as a result, you could suffer a loss on your investment.

The Notes May Not Be a Suitable Investment for Investors Subject to the EU Securitisation Regulation or the UK Securitisation Framework

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of the EU Securitisation Regulation or the UK Securitisation Framework.

Furthermore, no such party will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any investor with any requirement of, the EU Securitisation Regulation, the UK Securitisation Framework or any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of enabling compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Framework by any person.

Consequently, the Offered Notes may not be a suitable investment for investors who are subject to the EU Securitisation Regulation or the UK

Securitisation Framework. As a result, the price and liquidity of the Offered Notes in the secondary market may be adversely affected.

Prospective investors are responsible for, and should analyze, their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Offered Notes for investment and the scope and applicability of, and compliance with, the EU Securitisation Regulation, the UK Securitisation Framework and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

For more information regarding the EU Securitisation Regulation and the UK Securitisation Framework, see “Underwriting” below.

The Return on Your Notes May Be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn

Deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the Receivables. Economic conditions could deteriorate in connection with an economic downturn, high interest rates, elevated levels of inflation, volatile fuel and energy prices, housing price declines, tariffs and other trade protection measures, economic sanctions which may constrain supply chains, work stoppages at auto manufacturers, terrorist events, geopolitical conflict, unrest or war, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your Notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the Receivables. As a result, you may receive principal payments of your Notes earlier than anticipated.

Various ongoing global conflicts may have adverse effects on global supply chains and the prices of oil, commodities and other goods, and may negatively impact the global economy. These conflicts may also result in instability in critical shipping lanes, countries, or regions and could also affect prices or supply chains and negatively impact the global economy or the economy within the Five-State Area. The evolution or commencement of regional or global conflicts, as well as resulting governmental actions such as sanctions may lead to further global supply chain disruptions, increased oil and gas prices and other inflationary pressures, as well as significant market volatility, adverse performance of the Receivables and decreases in the value of your Notes.

In addition, a general economic downturn may adversely affect the performance of the Receivables. During periods of economic slowdown or recession (including due to elevated levels of inflation and high interest rates), delinquencies, defaults, repossessions and losses generally increase. High levels of unemployment, low levels of consumer confidence in the economy and a general reduction in the availability of credit (including due to high interest rates) may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.

New tariffs and evolving trade policy between the United States and other countries could also adversely affect economic conditions, consumer confidence in the economy, the market for new and used automobiles, and the performance of the Receivables.

Disagreement over the federal budget has caused the United States federal government to shut down for periods of time. Although United States lawmakers have passed legislation to raise the federal debt ceiling on multiple occasions, rating agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States. Recent United States debt ceiling concerns and budget impasses have increased the possibility of additional credit-rating downgrades. The impact of any such downgrades to the United States government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. Continued adverse political and economic conditions could have an adverse effect on the performance of the Receivables and your Notes.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the Receivables.

Climate Change Could Have an Adverse Effect on World Omni Financial Corp.’s Business and May, Directly or Indirectly, Cause Losses on Your Notes

The effects of climate change and the ongoing efforts to mitigate its impact may have a negative effect on World Omni Financial Corp., including through climate change-related legislation and regulation, adverse changes to the physical environment and public perception of greenhouse gas emissions from petroleum powered vehicles. The auto industry, in particular, is subject to regulations which attempt to address concerns regarding the environment, including global climate change and its impact. The precise implications of those actions, as well as future efforts, are uncertain, but could adversely impact the business operations and financial condition of manufacturers, suppliers and other interdependent market participants in the auto industry, including auto finance companies such as World Omni Financial Corp. World Omni Financial Corp.’s ability to acquire new retail installment sales contracts financing Toyota-branded motor vehicles which meet certain eligibility criteria for certain environmentally- or sustainability-related purposes, or comply with applicable rules and regulations, will depend on the availability of such motor vehicles and market conditions, including supply chain disruptions.

Significant physical effects of climate change, such as extreme weather, natural disasters and catastrophes, may affect manufacturers, suppliers and other interdependent market participants in the auto industry, including World Omni Financial Corp. and the obligors on the Receivables. For example, obligors living in areas affected by extreme weather, natural disasters and catastrophes may suffer financial harm, reducing their ability to make timely payments on their Receivables. The auto dealerships in the Five-State Area and physical auctions that facilitate the origination of the Receivables and disposition of the financed vehicles are also subject to disruption as a result of extreme weather, natural disasters and catastrophes. In addition, such conditions may have industry- or economy-wide effects due to the interdependence of market actors. For additional information, see “Risk Factors—Risks Relating to Economic Conditions and Other External Factors— The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment.”

The effects of climate change could adversely affect the performance of the Receivables, the market value of the financed vehicles, the credit rating of World Omni Financial Corp. or the ability of World Omni Financial Corp., as Sponsor, to honor its commitment to repurchase Receivables due to breaches of representations or warranties, and, as Servicer, to service the Receivables or purchase Receivables due to certain Servicer modifications, which could result in losses on your Notes. For information with respect to World Omni Financial Corp.’s efforts regarding climate change, see “World Omni Financial Corp.’s Automobile Finance Business—Corporate Responsibility” in this prospectus.

RISKS RELATING TO CERTAIN REGULATORY AND MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on Your Notes

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•      created the Consumer Financial Protection Bureau (“CFPB”), an agency responsible for administering and enforcing the federal laws and regulations for consumer financial products and services;

•      created a new framework for the regulation of over-the-counter derivatives activities;

•      strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the “SEC”); and

•      created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as “covered financial companies.”

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni Financial Corp.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with federal consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  On August 31, 2015, World Omni Financial Corp. became subject to the CFPB’s supervisory authority when the CFPB’s final rule over “larger participants” in the auto finance industry took effect.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni Financial Corp.’s business products, policies and procedures. On August 7, 2025, the CFPB issued an advance notice of proposed rulemaking seeking information to assist in its consideration of whether to propose a rule to amend the threshold test for determining whether a company is a larger participant in the automobile financing market.

The future of the CFPB’s operations is uncertain. Adding to the uncertainty is the pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. Shortly after being appointed on February 7, 2025, the Acting Director of the CFPB substantially restricted the operations of the CFPB, directed dismissals or stays of law enforcement cases pending in court, and withdrew policy positions taken by prior administrations. On June 10, 2026, the President nominated Brian Johnson to be the Director of the CFPB. It is uncertain whether Brian Johnson will be confirmed, and it is also uncertain whether the current or any future Acting Director or Director will continue to carry out these actions to reduce the CFPB’s workforce while still taking certain statutorily-mandated actions. There remains considerable uncertainty as to the areas of focus or priorities of the CFPB under the Acting Director and any successor Acting Director or Director. The state-level response to changes at federal agencies, including the CFPB, is also unclear and may include increasing, decreasing, or re-prioritizing enforcement activity.

CFPB regulation, inquiries and related enforcement actions, including the CFPB’s application of unfair, deceptive and abusive acts or practices (“UDAAP”) principles and supervision of World Omni Financial Corp. by the CFPB, may increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business.

The CFPB and the Federal Trade Commission (the “FTC”) have broad authority to investigate the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB may review the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has previously taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See “Some Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus. The CFPB has investigated credit providers such as banks and other finance companies engaged in auto finance activities over the sale and financing of service contracts (sometimes referred to as extended warranties or extended service agreements) and other add-on products such as guaranteed asset protection (GAP) waivers. State attorneys general have also increased their scrutiny of these products and activities. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations. If any of World Omni Financial Corp.’s practices were found to violate the Equal Credit Opportunity Act or other laws and if World Omni Financial Corp. had knowledge of such violation when it sold the Receivables under the sale and servicing agreement, World Omni Financial Corp. could be obligated to repurchase from the Issuing Entity any related Receivables that fail to comply with law as described under “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus. In addition, World Omni Financial Corp., the Depositor or the Issuing Entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the Issuing Entity.

In recent years, the CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles such as the Issuing Entity. Furthermore, recent case law creates the risk that the Issuing Entity may be held vicariously liable for UDAAP violations by the Servicer and Sponsor.

Currently, federal debt collection rules limit the ability of third-party debt collectors to make debt collection phone calls to consumers. These rules may impact the independent contractors retained by World Omni Financial Corp. to perform collection services. The CFPB previously indicated that it intends to address first-party debt collection activities in future rulemakings. World Omni Financial Corp. may be required to comply with such future requirements. It is unclear what effect, if any, the debt collection rules, or amendments thereto, will have on the Receivables or the Servicer’s practices, procedures and other servicing activities relating to the Receivables or if such impact could reduce the associated recoveries.

The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations promulgated under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. No assurance can be given that these requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the Receivables, on the regulation and supervision of World Omni Financial Corp., as an originator or Servicer, the Depositor, the Issuing Entity or their respective affiliates.

Additionally, no assurances can be given that the liquidation framework for the resolution of “covered financial companies” would not apply to World Omni Financial Corp. or its affiliates, including the Depositor and the Issuing Entity. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity” in this prospectus.

If the Federal Deposit Insurance Corporation (the “FDIC”) were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under the Orderly Liquidation Authority provisions (“OLA”) of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the Receivables to the Depositor and the Issuing Entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the Receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the Notes. In addition, if the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity and the Noteholders would have a secured claim in the receivership of the Issuing Entity. Also, if the Issuing Entity were subject to OLA, Noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the Servicer without the FDIC’s consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the Notes would occur and possible reductions in the amount of those payments could occur. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Repudiation Power Under OLA” in this prospectus.

In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the Depositor or the Issuing Entity under OLA, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.’s transfer of Receivables to the Depositor perfected merely by the filing of a UCC financing statement. If the transfer were voided as a preference under OLA, Noteholders would have only an unsecured claim in the receivership for the purchase price of the Receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See “Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC’s Avoidance Power Under OLA” in this prospectus.

Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.’s Business and Operating Results

World Omni Financial Corp. is subject to federal and state regulation and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act, other similar legislation or future legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the Receivables, on World Omni Financial Corp.’s securitization programs or on the regulation and supervision of World Omni Financial Corp., the Depositor or the Issuing Entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.

Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys’ fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.’s reputation, brand and valued customer relationships.

Receivables That Fail to Comply with Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of retail installment sale contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. These laws may also make an assignee of a retail installment sale contract, such as the Issuing Entity, liable to the obligor for any violation by the lender or the initial creditor and may also affect an assignee’s ability to enforce its rights related to a retail installment sale contract. World Omni Financial Corp. will make representations and warranties that, to the best of its knowledge, each Receivable complies with all requirements of applicable law in all material respects at the time it was originated. If any such representation or warranty proves incorrect, has certain material and adverse effects on the Receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any affected Receivable. To the extent World Omni Financial Corp. fails to make such repurchase payment or the Issuing Entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the Notes. Pursuant to the Receivables purchase agreement, World Omni Financial Corp. will also indemnify the Depositor, who will assign all its right, title and interests under the Receivables purchase agreement to the Issuing Entity, for any liability resulting from the failure of a Receivable to be originated in compliance in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder. For more information regarding consumer protection laws, we refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

The Return on Your Notes Could Be Reduced by Shortfalls Due to Military Action

The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the Receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence in the economy and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the Receivables and the financed vehicles.

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the Servicer to collect full amounts of interest on these Receivables as well as the ability to repossess the related vehicle during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the Notes.

We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

Interests of Other Persons in the Receivables and Financed Vehicles Could Be Superior to the Issuing Entity’s Interest, Which May Result in Reduced Payments on Your Notes

Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a Receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.’s security interest in the financed vehicle on the related certificate of title. In connection with the sale of Receivables on the Closing Date, World Omni Financial Corp. will assign its security interests in the financed vehicles to the Depositor, and the Depositor will assign its security interests to the Issuing Entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the Depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the Issuing Entity may not have a perfected security interest in the financed vehicles securing the Receivables in some states. World Omni Financial Corp. will be obligated to repurchase any Receivable sold to the Issuing Entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the Closing Date. World Omni Financial Corp. will also be obligated to purchase any Receivable sold to the Issuing Entity as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the Receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the Receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the Issuing Entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the Issuing Entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the Servicer will have any obligation to repurchase a Receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of Notes by the Issuing Entity. Generally, no action will be taken to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into an account controlled by the Indenture Trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The Servicer is required to maintain possession of the original tangible contracts for each of the Receivables (or, with respect to any contracts that are electronic chattel paper, the Servicer is required to maintain control of the contracts for each Receivable). If the Servicer sells or pledges and delivers the original contracts (or, with respect to any contracts that are electronic chattel paper, transfers control of the contracts) for the Receivables to another party, in violation of its obligations under the trust documents, this party could acquire an interest in the Receivable having a priority over the Issuing Entity’s interest. Furthermore, if the Servicer becomes insolvent, competing claims to ownership or security interests in the Receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the Notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the Notes.

If the Servicer Does Not Maintain Control of the Receivables Evidenced by Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest in Those Receivables

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting” in this prospectus, World Omni Financial Corp. may originate Receivables electronically using a third-party custodian and using the third-party custodian’s technology system.  Such electronic contracts are stored in an electronic vaulting system hosted in a Software as a Service (SaaS)-based/cloud-based system maintained by the third party custodian and/or certain subcontractors of the third-party custodian on behalf of World Omni Financial Corp. The electronic vaulting system recognizes World Omni Financial Corp. as the party having control of the Receivables originated electronically by World Omni Financial Corp., and World Omni Financial Corp., as Servicer, is required to maintain control of those Receivables on behalf of World Omni Financial Corp. and its assigns.  The electronic vaulting system is designed to enable World Omni Financial Corp. to perfect its security interest in the Receivables evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code’s requirements for “control” of electronic chattel paper.  For a description of these requirements, see “Some Legal Aspects of the Receivables—Interests in the Receivables” and “—Safekeeping of Chattel Paper” in this prospectus.

World Omni Financial Corp. will represent that World Omni Financial Corp., as Servicer, has “control” (within the meaning of the applicable UCC) in each Receivable that is evidenced by electronic contracts.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to World Omni Financial Corp.’s interest (and accordingly the Issuing Entity’s interest).  This could occur if World Omni Financial Corp. ceases to have “control” over an electronic contract that is maintained on behalf of World Omni Financial Corp. by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates World Omni Financial Corp.’s or its assigns’ rights, as applicable, in the electronic contract) and obtains “control” over the electronic contract.  World Omni Financial Corp. also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus, a failure of or weakness in the electronic vaulting system, or a cybersecurity breach or cyber-attack, a person other than World Omni Financial Corp. were able to modify or duplicate the authoritative copy of the contract.

Although World Omni Financial Corp. will perfect its assignment of its security interest in the electronic contracts to the Issuing Entity by filing financing statements, if the interests in the Receivables that World Omni Financial Corp. acquired from the originating dealer were not perfected by control, the priority of the Issuing Entity’s security interest in the Receivables could be affected. The Issuing Entity’s interest in the Receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the Receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by World Omni Financial Corp. or third-party vaulting system hosting the electronic contracts will perform as represented to World Omni Financial Corp. and maintain the systems and controls required to provide assurance that World Omni Financial Corp. maintains control over an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the Receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, World Omni Financial Corp., as Servicer, will agree to maintain the perfected security interest in the Receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

There is a risk that the systems employed by the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give World Omni Financial Corp. (and accordingly, the Issuing Entity) a perfected security interest in the Receivables evidenced by electronic contracts.

As a result of the foregoing, World Omni Financial Corp. (and accordingly, the Issuing Entity) may not have a perfected security interest in certain Receivables or its interest, although perfected, could be junior to that of another party.  Either circumstance could affect World Omni Financial Corp.’s ability on behalf of the Issuing Entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your Notes and you may incur losses on your investment in the Notes.

GENERAL RISKS RELATING TO THE TRANSACTION

The Offered Notes Are Not Suitable Investments for All Investors	The Offered Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Offered Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale

The Depositor expects that the Offered Notes will receive ratings from two nationally recognized statistical rating organizations (“NRSROs”) hired by the Sponsor to rate the Notes. A Note rating is not a recommendation by a rating agency that you buy, sell or hold Notes. Similar ratings on different types of Notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the Notes after the Notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the Offered Notes.

Ratings on the Notes will be monitored by the rating agencies hired by the Sponsor while the Notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the Notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the Noteholders.

Ratings initially assigned to the Notes will be paid for by the Sponsor. The Sponsor is not aware that any other NRSRO, other than the NRSROs hired by the Sponsor to rate the Notes, has assigned ratings on the Notes. SEC rules state that the payment of fees by the Sponsor, the Issuing Entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the Sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the Notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the Notes. An unsolicited rating could be assigned at any time, including prior to the Closing Date, and none of the Depositor, the Sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the Notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the Notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes. In addition, if the Sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the

Notes, a hired rating agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the Notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the Offered Notes.

Potential investors in the Offered Notes are urged to make their own evaluation of the creditworthiness of the obligors on the related Receivables and the credit enhancement on the Notes, and not to rely solely on the ratings on the Offered Notes.

Because the Offered Notes are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly

Because the Offered Notes will be issued in book-entry form, you will be required to hold your interest in your Offered Notes through DTC in the United States, or Clearstream in Europe. Transfers of interests in the Offered Notes within DTC or Clearstream must be made in accordance with the usual rules and operating procedures of those systems. So long as the Offered Notes are in book-entry form, you will not be entitled to receive a definitive Note representing your interest. The Offered Notes will remain in book-entry form except in the limited circumstances described under the caption “Registration of the Notes—Definitive Notes.”

Unless and until the Offered Notes cease to be held in book-entry form, the Indenture Trustee will not recognize you as a “Noteholder.” As a result, you will only be able to exercise the rights of Noteholders indirectly through DTC (if in the United States) and its participating organizations, or Clearstream (in Europe) and their participating organizations. Your ability to pledge your Notes to persons or entities that do not participate in DTC or Clearstream, or to otherwise take actions relating to your Notes, may be limited due to lack of a physical Note.

You May Suffer Delays in Payments as a Result of the Manner in Which Principal and Interest of the Offered Notes are Paid	Payments on the Offered Notes will be made to DTC, rather than directly to you, and DTC will then credit payments received from the Indenture Trustee to the accounts of its participants, including Clearstream, which, in turn, will credit those amounts to Noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the Indenture Trustee.

Combination or “Layering” of Multiple Risk Factors May Significantly Increase the Risk of Loss on the Offered Notes	Although the various risks discussed in this prospectus are generally described separately, prospective investors in the Offered Notes should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor may be significantly increased. In considering the potential effects of layered risks, you should carefully review the descriptions of the Receivables and the Offered Notes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and an indirect wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation (“JMFE”). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni Financial Corp. are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni Financial Corp. was established in 1981 and provides financial services to Toyota dealers in the Five-State Area and has operated under the “Southeast Toyota Finance” name since 1996. World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of these Toyota automobile dealers. World Omni Financial Corp. services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is an indirect wholly-owned subsidiary of JMFE and a World Omni Financial Corp. affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc., a California corporation, that commenced in 1968 and has been subsequently renewed through October 2029.

As of June 30, 2026, December 31, 2025, December 31, 2024, December 31, 2023, December 31, 2022, and December 31, 2021, World Omni Financial Corp. and its affiliates’ originated portfolio, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., had 587,017, 600,879, 613,932, 610,440, 596,766 and 602,402 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $14.9 billion, $14.8 billion, $14.1 billion, $13.5 billion, $12.7 billion and $12.4 billion, respectively.

In addition to its role as Servicer, World Omni Financial Corp. is the Sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the Receivables included in the transactions described in this prospectus and World Omni Financial Corp. is responsible for servicing those Receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of Receivables and World Omni Financial Corp.’s most recently completed retail public securitization transaction in July 2026 involved approximately $688.5 million of retail installment sale contracts. From 1994 through July 2026 World Omni Financial Corp. securitized an aggregate of approximately $70.4 billion of retail installment sale contract receivables in term securitization transactions. World Omni Financial Corp. has also sponsored 37 term securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting Receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” in this prospectus. The contracts purchased by World Omni Financial Corp. are entered into by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize factors including the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sales contracts directly with customers in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp.’s approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp. All submitted information with respect to each application, along with any credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and “scored” by World Omni Financial Corp. as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. For applicants that are not automatically approved or declined, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. The dealer will prepare all necessary paperwork to consummate the sale of the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. World Omni Financial Corp. then verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and Earth City, Missouri service World Omni Financial Corp.’s retail installment sale contracts following origination. Each of these centers is a multi-service facility and they collectively handle the following: collection activities (early stage, late stage, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries.

Underwriting

World Omni Financial Corp.’s underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through an online source such as DealerTrack, RouteOne, DocuSign, or in limited cases, via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third-party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant’s monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software calculates a risk score that is used in addition to World Omni Financial Corp. credit policy rules to determine a recommended credit decision. World Omni Financial Corp. has established minimum credit score and risk score requirements. Applicants are evaluated by the decision software using credit policy rules relating to certain characteristics, such as loan-to-value, payment-to-income and debt-to-income ratios and credit bureau information regarding other trade lines and the status of such trade lines. This information enables World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. To the extent the decision software’s credit evaluation of both score and credit policy rules results in an automatic approval or automatic decline, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred with a recommended credit decision to a credit analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application finalized by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, the application is re-evaluated by the decision software and may result in an automatic approval, automatic decline or a referral to a World Omni Financial Corp. credit analyst to evaluate the application based on the company’s underwriting guidelines.

The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant’s income and the collateral, the applicant’s credit bureau report and the applicant’s internal risk score, and weighs other factors, such as the applicant’s prior experience with World Omni Financial Corp. To support consistent credit decisions, World Omni Financial Corp. establishes credit policy rules that are used by credit analysts that provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like payment-to-income and debt-to-income ratios, FICO® score and contract term. These credit policy rules are not strict limits or requirements and the credit analysts evaluating an application may determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. A credit analyst may grant a conditional approval on the addition of a qualified co-obligor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established automobile credit histories for new installment sale contracts without the use of a custom applicant scorecard.

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.’s underwriting guidelines. Any application included in a pool of Receivables was determined by World Omni Financial Corp. to have been appropriately approved within its underwriting guidelines.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sale contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and, in some cases, credit bureau score. All lease-to-retail applicants are required to go through the credit approval process, which is the same in all material respects as the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant’s payment history than credit bureau score, and the potential loss exposure, if any, with respect to the leased vehicle was considered. There are currently no such retail installment sale contracts in the current Receivables pool. However, prior securitized pools of World Omni Financial Corp. presented on Appendix A to this prospectus may contain such retail installment sale contracts.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards. From time to time, World Omni Financial Corp. may, in its sole discretion, adjust its underwriting standards in response to changes in external economic factors, net loss or repossession or delinquency experience, market conditions or other factors to achieve desired goals or objectives.

Risk-Based Pricing

World Omni Financial Corp. uses risk-based pricing. Pricing, and ultimately contract rate, is based either on the credit bureau scores of the applicant(s) or on a custom consumer risk score calculated by World Omni Financial Corp. during the loan application process. The ultimate contract rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant factors.

Electronic Contracts and Electronic Contracting

World Omni Financial Corp. supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni Financial Corp. has contracted with a third-party custodian to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party custodian on behalf of World Omni Financial Corp. The third-party custodian’s technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, and other related technology that enable electronic contracting in the automobile retail industry.  The vault is hosted in a Software as a Service (SaaS)-based/cloud-based system maintained by the third-party custodian and/or certain subcontractors of the third-party custodian. Through use of the third-party custodian’s system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to World Omni Financial Corp.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the Receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni Financial Corp. as the owner of record of the authoritative copy, and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as Servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when more than 10% of the applicable scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that obligor.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

Calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. Involuntary repossessions and certain voluntary repossessions are handled by independent contractors that are engaged in the business of repossessing vehicles in localities across the United States. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection service provider retained by World Omni Financial Corp. Deficiency balances may be pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

The sale and servicing agreement will permit World Omni Financial Corp. to reschedule or extend a Receivable and grant a rebate or other adjustment in accordance with its customary servicing procedures and otherwise in accordance with the sale and servicing agreement. Generally, extensions may be granted if the extension will bring the account current and the obligor has made 6 or more scheduled monthly payments. An extension moves one or more scheduled payments to the end of the Receivable’s term, and thereby extends the maturity date of the related retail installment sale contract. Consistent with its customary servicing procedures, the Servicer does not consider an extended Receivable to be delinquent in respect of any scheduled payments that would otherwise have been due during the related extension period. The customary servicing procedures of World Omni Financial Corp. will be subject to change from time to time, at its discretion, including to implement or modify hardship and disaster relief programs designed to provide relief to obligors due to social, economic, financial or other disruptions.

Additionally, the sale and servicing agreement will provide that all related extension fees that are received from obligors must be deposited into the collection account within two business days of receipt and identification (including receipt of proper instructions regarding where to allocate such payment) by the Servicer, unless the Servicer is making deposits on a monthly basis as permitted under the sale and servicing agreement. If the Servicer breaches any of the obligations in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, then upon the discovery of such breach, unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period), the Servicer shall purchase any such Receivable. In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs. In consideration of the purchase of any such Receivable, the Servicer shall remit the Purchase Amount. We refer you to “Description of the Trust Documents—Servicing Procedures.” For modifications or waivers that do not result in a purchase of the Receivable, World Omni Financial Corp. does not expect that these changes or waivers will materially affect the cash flows on the Notes.

Insurance

World Omni Financial Corp. requires each obligor under a Receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise). World Omni Financial Corp. does not independently verify the existence of insurance in connection with its acquisition of a retail installment sale contract and performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages are obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related Receivable to the extent the obligor’s beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the Servicer and applied to payments on the related Receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through interactive voice response technology (IVR), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the IVR. World Omni Financial Corp. also provides a customer website providing obligors with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories and obtaining monthly statements.

Corporate Responsibility

JMFE together with World Omni Financial Corp. and their affiliates have various Environmental, Social and Governance (“ESG”) initiatives in place and periodically report on these efforts. These ESG initiatives are underpinned by JMFE’s and its affiliates’ long standing core principles of consideration, cooperation, communication, innovation and accountability, which have contributed to its environmental stewardship and standing as a trusted corporate partner in its communities, with strong corporate governance which informs the decision-making processes and the approach used by JMFE, World Omni Financial Corp. and their affiliates.  For more information on JMFE’s ESG efforts, visit www.jmfamily.com/our-impact. The contents of JMFE’s and World Omni Financial Corp.’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

Further, JMFE, World Omni Financial Corp. and their affiliates periodically review sustainability policies and programs and may make adjustments as appropriate in their sole discretion. These adjustments may include, without limitation, ceasing to participate in a particular program that no longer aligns with or supports JMFE’s strategic direction and priorities. No representation is made regarding the applicability of any ESG or other investment criteria to the Notes.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. The principal executive offices of the Depositor are located at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. World Omni Financial Corp. holds all of the outstanding limited liability company interests of the Depositor and is the managing member of the Depositor (which is also managed in certain respects by a board of directors).

The Depositor was organized solely for the purpose of forming trusts, acquiring Receivables and associated rights and transferring such Receivables and associated rights to such trusts, acquiring and selling securities and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities incidental to and necessary, suitable or convenient for these purposes.

In connection with the offering of the Notes, the chief executive officer of the Depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the Receivables and the structure of this securitization transaction, the risks of owning the Notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the Notes when due. This certification will be filed by the Depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the Notes.

The Depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated Depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the Depositor described above; and

•	the trust documents containing the provisions described in “Description of the Trust Documents—Asset Representations Review,” “—Dispute Resolution for Repurchase Requests” and “—Noteholder Communications.”

The Depositor will initially retain the certificates of the Issuing Entity. The certificates represent the ownership interest in the Issuing Entity and the right to all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits in the reserve account. The certificates are subordinated to the Notes and represent the first-loss interest in the securitization transaction described in this prospectus. The certificates will not be transferred, financed, pledged or hedged by World Omni Financial Corp., the Depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the Sponsor, you should read “U.S. Credit Risk Retention.”

THE ISSUING ENTITY

The Issuing Entity is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the Depositor and the Owner Trustee. Before the sale and assignment of the trust assets to the Issuing Entity, the Issuing Entity will have no assets, obligations or operating history. The Issuing Entity will not engage in any business other than:

•	acquiring, holding and entering into contracts with others to manage the Receivables, the other trust assets and any proceeds from the Receivables and other trust assets;

•	issuing and causing the Notes and the certificates to be authenticated and to transfer such Notes and certificates to the Depositor;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee; and

•	executing, delivering and performing or causing to be performed its obligations under the trust documents to which it is a party and entering into contracts with others to accomplish the above.

The above is a concise summary of the powers and purposes of the Issuing Entity. Please see “Description of the Trust Documents” in this prospectus for further description of the Issuing Entity and its activities.

The requirements that apply to an amendment of the trust agreement are described in “Description of the Trust Documents—Amendments.”

The Issuing Entity’s initial equity capitalization is expected to be approximately $75,888,133.58, which is the aggregate starting principal balance of the Receivables (which includes the YSOC Amount, as of the Cutoff Date), less the aggregate initial principal amount of the Notes as of the Closing Date, plus the expected amount on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the Issuing Entity that is subordinate to the interest of the holders of the Notes, will be issued to and initially retained by the Depositor. The certificates represent the equity or residual interest in the Issuing Entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the Issuing Entity as of the Closing Date:

Aggregate Starting Principal Balance of the Receivables	$1,084,440,413.63
Reserve Account	$2,527,719.95

The following table illustrates the expected liabilities of the Issuing Entity as of the Closing Date(1):

Class A-1 Notes	$206,000,000
Class A-2 Notes	361,000,000
Class A-3 Notes	329,000,000
Class A-4 Notes	69,580,000
Class B Notes	30,330,000
Class C Notes	15,170,000
Total	$1,011,080,000

(1)	All or a portion of one or more classes of Notes may initially be retained by the Depositor or one or more affiliates thereof on the Closing Date. On or after the Closing Date, the Depositor or any such affiliate may sell any such Retained Notes.

No expenses incurred in connection with the selection and acquisition of the Receivables are to be payable from the offering proceeds.

The Issuing Entity’s fiscal year ends on December 31.

The Owner Trustee

Wilmington Trust, National Association (“WTNA”) will act as the Owner Trustee under the trust agreement.

WTNA — also referred to herein as the “Owner Trustee”— is a national banking association with trust powers incorporated under the federal laws of the United States. WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 2012, WTNA has served as trustee in numerous asset-backed securities transactions involving automobile receivables.

On February 3, 2026, certain investors served WTNA with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions. The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables. WTNA intends to vigorously defend itself against this legal action. WTNA is subject to various other legal proceedings that arise from time to time in the ordinary course of business, and WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The Owner Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement. The Owner Trustee will not be under any duty to succeed to, assume or otherwise perform any of the duties of the Administrator, Depositor or Servicer, or to appoint a successor or replacement thereof in the event of their resignation or removal, or to remove and replace the Administrator, Depositor or Servicer in the event of a default, breach or failure of performance on the part of such persons with respect to any of their duties and obligations under the terms of the trust documents. The Owner Trustee will not be responsible or liable for the actions or omissions of the Issuing Entity or the Administrator or any other person, or any failure or delay in the performance of their duties or obligations, nor shall it be under any obligation to oversee or monitor their performance.

The Owner Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee described in the trust documents.

The Indenture Trustee

U.S. Bank Trust Company, National Association, a national banking association (“U.S. Bank Trust Co.”), will act as the Indenture Trustee, note registrar and note paying agent under the indenture for the benefit of the Noteholders and will also act as the certificate registrar and certificate paying agent under the trust agreement.

U.S. Bank National Association (“U.S. Bank N.A.”) made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”). Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A. The Indenture Trustee will maintain the accounts of the Issuing Entity in the name of the Indenture Trustee at U.S. Bank N.A. in its capacity as Account Bank. U.S. Bank N.A. will therefore also serve as securities intermediary for the Trust Accounts.

U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of June 30, 2026, U.S. Bancorp operated over

2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with a network of more than 50 domestic offices and international locations in London, England and Dublin, Ireland. The indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of June 30, 2026, U.S. Bank was acting as trustee with respect to over 166,000 issuances of securities with an aggregate outstanding principal balance of over $7.2 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee will make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802. The contents of the Indenture Trustee’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

As of June 30, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 225 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $96,113,500,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

The Indenture Trustee will not have any responsibility on behalf of the Issuing Entity to make any determination with respect to, or monitor or enforce the satisfaction of, any risk retention or other regulatory requirement.

The Indenture Trustee’s liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee described in the trust documents.

The Trust Property

The primary assets of the Issuing Entity will include the following:

•	a pool of Receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the Receivables after the Cutoff Date;

•	amounts that from time to time may be held in the Trust Accounts;

•	the rights of the Depositor under the purchase agreement pursuant to which the Depositor purchases the Receivables from World Omni Financial Corp. and all of the rights of the Issuing Entity under the sale and servicing agreement pursuant to which the Depositor sold the Receivables to the Issuing Entity and the Servicer services the Receivables on behalf of the Issuing Entity;

•	security interests in the financed vehicles;

•	the rights of the Depositor to receive any proceeds with respect to the Receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

The underwriting criteria applicable to the Receivables included in the Issuing Entity are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting.”

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the “Asset Representations Reviewer” under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The Asset Representations Reviewer is not affiliated with the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates and none of the Asset Representations Reviewer’s affiliates has been hired by the Sponsor or the underwriters to perform pre-closing due diligence work on the Receivables. For so long as the Notes remain outstanding, the Asset Representations Reviewer must satisfy these eligibility criteria.

The Asset Representations Reviewer’s main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the Indenture Trustee, and

•	providing a report on the results of the review to the Issuing Entity, the Servicer and the Indenture Trustee.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “Description of the Trust Documents — Asset Representations Review.”

To the extent any fees, expenses and indemnification amounts of the Asset Representations Reviewer are not paid by the Servicer, any such unpaid amounts will be paid by the Issuing Entity on each Payment Date from Available Funds up to the limit of $150,000 per calendar year. See “Fees and Expenses” in this prospectus. The Issuing Entity will pay any of these amounts in excess of the limit only after paying in full on that Payment Date all other fees and expenses of the Issuing Entity and all required interest and principal payments on the Notes and after any required deposits in the reserve account have been made. Following an event of default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the Notes. See “Description of the Trust Documents—Distributions” in this prospectus.

The Asset Representations Reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the Asset Representations Reviewer set forth in the asset representations review agreement. The Asset Representations Reviewer is not responsible for (a) reviewing the Receivables for compliance with the representations under the trust documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased.

The Asset Representations Reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The Issuing Entity will, or will cause the Servicer to, indemnify the Asset Representations Reviewer for all liabilities resulting from the performance of the Asset Representations Reviewer’s obligations under the asset representations review agreement, other than liabilities resulting from the Asset Representations Reviewer’s willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the asset representations review agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The Asset Representations Reviewer may not resign unless it becomes legally unable to act. The Issuing Entity may also remove the Asset Representations Reviewer if the Asset Representations Reviewer (1) ceases to be eligible to continue as an Asset Representations Reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the asset representations review agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the Asset Representations Reviewer, the Issuing Entity will be obligated to appoint a successor Asset Representations Reviewer. Any resignation or removal of an Asset Representations Reviewer and appointment of a successor Asset Representations Reviewer will not become effective until acceptance of the appointment by the successor Asset Representations Reviewer. As described under “Description of the Trust Documents—Periodic Reports,” each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or substitution of the Asset Representations Reviewer that occurred during the related Collection Period. Reasonable expenses associated with the termination of the Asset Representations Reviewer and the appointment of a successor will be borne by the outgoing Asset Representations Reviewer.

THE RECEIVABLES POOL

The primary assets of the Issuing Entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of Receivables. The Receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the principal balance of the Receivable multiplied by the stated annual percentage rate or contract rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the maturity date of the retail installment sale contract, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance.

Pending sale to the Depositor, World Omni Financial Corp. may finance the Receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On the Closing Date, these affiliates and the related warehouse providers will transfer the Receivables to World Omni Financial Corp. for sale to the Depositor. World Omni Financial Corp. will make the representations and warranties with respect to the Receivables as described in “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

The Receivables

The characteristics set forth in this section are based on the pool of Receivables as of the Cutoff Date.

The Issuing Entity will acquire the Receivables in the pool from the Depositor on the Closing Date. The aggregate starting principal balance of Receivables included in the pool sold to the Issuing Entity on the Closing Date will be $1,084,440,413.63.

As of the Cutoff Date, each of the Receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the Receivables. The eligibility criteria provide that each Receivable:

•	was secured by a new or used Toyota-branded automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a Simple Interest Receivable;

•	does not have a FICO® score at the time of origination between and including 1 and 649;

•	provided for level monthly payments after the Cutoff Date that fully amortize the amount financed over its original term, except that the first and last months may vary from the level monthly payments;

•	had an original term to maturity of 24 to 75 months;

•	provided for the payment of a finance charge at a stated contract rate ranging from 0.00% to 20.00%;

•	did not have a scheduled payment for which more than 10% of the applicable scheduled payment was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than October 27, 2032.

The pool of Receivables was selected from World Omni Financial Corp.’s portfolio of Receivables that meet the criteria described above and other administrative criteria utilized by World Omni Financial Corp. from time to time.

The following table sets forth information regarding the composition of the Receivables in the pool as of the Cutoff Date. The “Weighted Average Contract Rate,” the “Weighted Average Original Term to Maturity,” the “Weighted Average Remaining Term to Maturity,” the “Weighted Average FICO® score” and the “Weighted Average Maximum FICO® score” in the table are weighted based on the aggregate starting principal balance of the Receivables.

Composition of the Receivables in the Pool as of the Cutoff Date

Aggregate Starting Principal Balance	$1,084,440,413.63
Number of Receivables	34,343
Average Starting Principal Balance	$31,576.75
Average Original Principal Balance	$39,564.29
Range of Original Principal Balances	$5,000.00 to $94,972.16
Weighted Average Contract Rate	5.74%
Range of Contract Rates	0.00% to 19.49%
Weighted Average Original Term to Maturity	68.97 months
Range of Original Terms to Maturity	24 months to 75 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	82.23%
Weighted Average Remaining Term to Maturity	61.41 months
Range of Remaining Terms to Maturity	3 months to 74 months
Weighted Average FICO® score(1)(2)(3)	758
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	663 to 857
Weighted Average Maximum FICO® score(1)(3)(5)	762
Aggregate Starting Principal Balance that are new vehicles	$1,067,987,943.38
Percent of Aggregate Starting Principal Balance that are new vehicles	98.48%
Total number of Receivables that are new vehicles	33,440
Percent of total number of Receivables that are new vehicles	97.37%
Aggregate Starting Principal Balance that are used vehicles	$16,452,470.25
Percent of Aggregate Starting Principal Balance that are used vehicles	1.52%
Total number of Receivables that are used vehicles	903
Percent of total number of Receivables that are used vehicles	2.63%
Aggregate Starting Principal Balance that is evidenced by electronic contracts	$1,019,198,981.28
Percent of Aggregate Starting Principal Balance that is evidenced by electronic contracts	93.98%
Total number of Receivables that are evidenced by electronic contracts	31,428
Percent of total number of Receivables that are evidenced by electronic contracts	91.51%
Percent of Aggregate Starting Principal Balance that are Electric vehicles	1.87%
Percent of Aggregate Starting Principal Balance that are Internal Combustion vehicles	52.45%
Percent of Aggregate Starting Principal Balance that are Hybrid vehicles(6)	45.69%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system. Of the 34,343 Receivables in the pool of Receivables as of the Cutoff Date, 540 or 1.57% of the aggregate number of Receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 663 to 857 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 663 and 857, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 857 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 663.

(5)	For Receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

(6)	Includes vehicles with a plug-in hybrid electric power source.

The following table sets forth information regarding the composition of the Receivables relating to financings of Toyota-branded vehicles in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Product Segment of the Receivables
in the Pool as of the Cutoff Date

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	13,809	40.21%	$355,704,774.37	32.80%
Large Truck / Large SUV(1)	3,602	10.49%	198,663,646.15	18.32%
Other Truck / Other SUV / Minivan	16,932	49.30%	530,071,993.11	48.88%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

(1)	Consists of Toyota Sequoia, Toyota Land Cruiser and Toyota Tundra retail installment sale contracts.

The following table sets forth information regarding the geographic location of the Receivables in the pool as of the Cutoff Date for the states with the largest concentrations of Receivables. No other state accounts for more than 0.49% of the aggregate starting principal balance of the Receivables in the pool. The breakdown by state is based on the billing addresses of the obligors of the Receivables. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Geographic Location of the Receivables
in the Pool as of the Cutoff Date

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	15,722	45.78%	$501,159,027.92	46.21%
Georgia	6,239	18.17%	201,849,981.40	18.61%
North Carolina	5,501	16.02%	166,518,078.10	15.36%
Alabama	3,262	9.50%	107,664,364.08	9.93%
South Carolina	2,579	7.51%	80,738,646.56	7.45%
All Others	1,040	3.03%	26,510,315.57	2.44%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

The following table sets forth information regarding the distribution by contract rate of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Contract Rate of the Receivables in the Pool as
of the Cutoff Date

Range of Contract Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	567	1.65%	$20,890,007.89	1.93%
0.001% - 1.000%	72	0.21%	2,781,941.42	0.26%
1.001% - 2.000%	1,521	4.43%	34,850,867.19	3.21%
2.001% - 3.000%	3,970	11.56%	129,483,762.98	11.94%
3.001% - 4.000%	3,735	10.88%	80,439,129.95	7.42%
4.001% - 5.000%	6,730	19.60%	200,900,696.22	18.53%
5.001% - 6.000%	6,546	19.06%	212,677,521.91	19.61%
6.001% - 7.000%	3,957	11.52%	135,515,992.69	12.50%
7.001% - 8.000%	2,930	8.53%	106,224,402.84	9.80%
8.001% - 9.000%	2,147	6.25%	79,548,642.92	7.34%
9.001% - 10.000%	830	2.42%	31,016,327.09	2.86%
10.001% - 11.000%	545	1.59%	21,627,084.83	1.99%
11.001% - 12.000%	317	0.92%	12,308,445.70	1.14%
12.001% - 13.000%	102	0.30%	3,835,064.62	0.35%
13.001% - 14.000%	87	0.25%	3,428,203.93	0.32%
14.001% - 15.000%	86	0.25%	3,174,308.20	0.29%
15.001% - 16.000%	61	0.18%	1,453,073.16	0.13%
16.001% - 17.000%	85	0.25%	2,696,387.54	0.25%
17.001% - 18.000%	31	0.09%	834,099.45	0.08%
18.001% - 19.000%	21	0.06%	646,192.80	0.06%
19.001% - 20.000%	3	0.01%	108,260.30	0.01%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

The following table sets forth information regarding the distribution by FICO® score of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	540	1.57%	$15,055,547.22	1.39%
650 - 659	1,041	3.03%	36,927,721.76	3.41%
660 - 679	2,720	7.92%	95,018,470.00	8.76%
680 - 699	2,991	8.71%	100,115,718.99	9.23%
700 - 719	3,375	9.83%	106,955,801.36	9.86%
720 or higher	23,676	68.94%	730,367,154.30	67.35%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.

The following table sets forth information regarding the distribution by vehicle model of the Receivables in the pool as of the Cutoff Date. No other vehicle model accounts for more than 3.14% of the aggregate starting principal balance of the Receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Camry	6,443	18.76%	$183,293,886.06	16.90%
Tundra	2,974	8.66%	163,039,905.27	15.03%
Rav4	6,015	17.51%	154,796,783.97	14.27%
Tacoma	4,276	12.45%	148,942,849.57	13.73%
Corolla	6,522	18.99%	145,996,482.09	13.46%
4Runner	2,016	5.87%	72,411,577.84	6.68%
Grand Highlander	1,499	4.36%	68,115,859.90	6.28%
Other	4,598	13.39%	147,843,068.93	13.63%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

The following table sets forth information regarding the distribution by vehicle powertrain of the Receivables in the pool as of the Cutoff Date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Powertrain of the Receivables in the Pool as
of the Cutoff Date

Vehicle Powertrain	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Internal Combustion Vehicles	19,918	58.00%	$568,742,948.45	52.45%
Hybrid Vehicles(1)	13,969	40.67%	495,439,425.04	45.69%
Electric Vehicles	456	1.33%	20,258,040.14	1.87%
Total	34,343	100.00%	$1,084,440,413.63	100.00%

(1)	Includes vehicles with a plug-in hybrid electric power source.

Asset-Level Data

The Depositor prepared an asset-level data file for the pool of Receivables disclosed in this prospectus for a hypothetical reporting period commencing on July 1, 2026 and ending on July 31, 2026 and filed this information with the SEC in a related Form ABS-EE. The asset-level data file contains detailed information for each Receivable about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the Issuing Entity has the right to receive payments made on the Receivables after the Cutoff Date and will otherwise not receive any other payments described in such asset-level data file during the hypothetical reporting period. The information contained in the asset-level data file is not a prediction of the future performance of any Receivables in the pool, and may not have been calculated as of the Cutoff Date. Such information is also likely to be different than the information presented on the Receivables pool in this prospectus. The exhibits to such Form ABS-EE filed by the Issuing Entity, or by the Depositor on behalf of the Issuing Entity, by the date of the filing of this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The Servicer will also prepare asset-level data about the Receivables for this securitization transaction for each Collection Period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus, under World Omni Financial Corp.’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. credit analyst with appropriate approval authority. 20,985 Receivables, having an aggregate starting principal balance of $630,402,350.37 (approximately 58.13% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.’s computer-based evaluation software, while 13,358 Receivables, having an aggregate starting principal balance of $454,038,063.26 (approximately 41.87% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.’s written underwriting guidelines. World Omni Financial Corp. does not consider any of the Receivables in the pool to constitute exceptions to World Omni Financial Corp.’s written underwriting guidelines as described in “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in this prospectus.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Receivables and the disclosure regarding those Receivables, including information incorporated by reference from any Form ABS-EE filed in connection herewith, that is required to be included in this prospectus (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The Depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. In addition, World Omni Financial Corp. has engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the trust documents and compared that Rule 193 Information to the related trust documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni Financial Corp.’s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the Receivables or payments on the Notes.

The Depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on the Receivables in the pool (the “Data Tape”). From this Data Tape, the Depositor constructed the pool composition and stratification tables in “The Receivables Pool—The Receivables” in this prospectus. The Depositor also used such databases and other management information systems to assemble the asset-level data file for the Receivables in the pool that was filed with the SEC on Form ABS-EE (the “Asset-Level Data File”).

The Depositor designed procedures to test the accuracy of the transmission of individual Receivable data from information databases maintained by World Omni Financial Corp. to the Data Tape and Asset-Level Data File. Through a random process, 125 Receivables (the “Sample”) were selected from the pool of Receivables to be sold to the Issuing Entity on the Closing Date. All of such sampled Receivables will be included in the pool of Receivables to be sold to the Issuing Entity on the Closing Date. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each Receivable in the Sample. A variety of numerical values and data points for each Receivable in the Sample were either compared to the corresponding information in the Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The Depositor found no discrepancies in its review of the Sample.

The Depositor’s review also evaluated the eligibility criteria that pertain to standard terms of Receivables and standard business practices, such as the criteria related to each Receivable providing for level monthly payments that fully amortize the amount financed over its original term. The Depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the selection of Receivables for inclusion in the pool that fail to meet these types of eligibility criteria. The Depositor found no discrepancies in this review.

Another aspect of the Depositor’s review consisted of a comparison of selected data contained in this prospectus describing the Receivables to data in, or derived from, the Data Tape. The review consisted of a recalculation from the data in the Data Tape of the number of Receivables, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts originated in the ordinary course of business by World Omni Financial Corp. or its affiliates. This portfolio includes retail installment sale contracts that are outside of the selection criteria for the Receivables included in the Receivables pool described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the Receivables pool described in this prospectus may be different from those set forth in the following tables. Further, due to the COVID-19 pandemic, the historical delinquency, repossession and net loss information included in the tables below for fiscal years 2021 and onwards may not accurately predict the performance of World Omni Financial Corp.’s portfolio of retail installment sale contracts or particular pools of retail installment sale contracts in the near future.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of June 30, 2026, the number of bankrupt contracts greater than 60 days past due was 1,516. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the Issuing Entity with respect to the Receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience
(Dollars in Thousands)

	At June 30,		At December 31,
	2026	2025	2025	2024	2023	2022	2021
Ending Net Receivables	$14,941,647	$14,294,687	$14,833,283	$14,115,799	$13,521,099	$12,739,696	$12,438,689
Ending Number of Contracts	587,017	602,088	600,879	613,932	610,440	596,766	602,402
Number of Delinquent Contracts(1)
31-60 Days	11,044	10,530	11,901	11,033	10,854	9,767	8,069
61-90 Days	3,515	2,927	3,571	3,285	3,107	2,890	2,137
91-120 Days	598	313	780	628	542	500	387
121 Days and Over	94	53	65	109	44	28	27
Total(2)	15,251	13,823	16,317	15,055	14,547	13,185	10,620
Percent of Delinquent Contracts
31-60 Days	1.88%	1.75%	1.98%	1.80%	1.78%	1.64%	1.34%
61-90 Days	0.60%	0.49%	0.59%	0.54%	0.51%	0.48%	0.35%
91-120 Days	0.10%	0.05%	0.13%	0.10%	0.09%	0.08%	0.06%
121 Days and Over	0.02%	0.01%	0.01%	0.02%	0.01%	0.00%*	0.00%*
Total(2)	2.60%	2.30%	2.72%	2.45%	2.38%	2.21%	1.76%
Dollar Amount of Delinquent Contracts(1)
31-60 Days	$271,850	$243,855	$288,567	$250,444	$236,201	$204,164	$161,783
61-90 Days	$92,506	$70,177	$91,163	$77,095	$70,492	$61,506	$43,824
91-120 Days	$18,717	$8,690	$23,034	$16,945	$13,896	$11,615	$8,762
121 Days and Over	$3,226	$1,719	$1,871	$3,262	$1,492	$821	$746
Total(2)	$386,298	$324,440	$404,634	$347,746	$322,080	$278,106	$215,116
Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.82%	1.71%	1.95%	1.77%	1.75%	1.60%	1.30%
61-90 Days	0.62%	0.49%	0.61%	0.55%	0.52%	0.48%	0.35%
91-120 Days	0.13%	0.06%	0.16%	0.12%	0.10%	0.09%	0.07%
121 Days and Over	0.02%	0.01%	0.01%	0.02%	0.01%	0.01%	0.01%
Total(2)	2.59%	2.27%	2.73%	2.46%	2.38%	2.18%	1.73%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than the Delinquency Threshold Amount of the scheduled payment after the related due date. Most of the data in this table was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that an obligor must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies are determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.

(2)	Numbers may not total due to rounding.

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Net Loss and Repossession Experience
(Dollars in Thousands)

	Six Months Ending June 30,		As of and For the Twelve Months Ended December 31,
	2026	2025	2025	2024	2023	2022	2021
Ending Net Receivables	$14,941,647	$14,294,687	$14,833,283	$14,115,799	$13,521,099	$12,739,696	$12,438,689
Ending Number of Contracts	587,017	602,088	600,879	613,932	610,440	596,766	602,402
Average Portfolio Outstanding During the Period	$14,877,220	$14,148,161	$14,334,970	$13,831,511	$12,988,220	$12,466,833	$12,295,671
Average Number of Contracts Outstanding During the Period	593,607	606,703	603,248	614,067	599,056	594,540	607,305
Number of Repossessions	4,873	4,245	9,016	7,469	6,180	6,137	6,757
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.64%	1.40%	1.49%	1.22%	1.03%	1.03%	1.11%
Gross Charge-Offs	$89,132	$72,836	$161,084	$127,388	$91,778	$93,656	$59,392
Recoveries	$(28,737)	$(32,849)	$(61,965)	$(46,816)	$(42,432)	$(57,015)	$(30,452)
Net Charge-Off Losses	$60,395	$39,987	$99,119	$80,572	$49,346	$36,641	$28,940
Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding	0.81%	0.57%	0.69%	0.58%	0.38%	0.29%	0.24%

“Repossessions as a Percentage of Average Number of Contracts Outstanding” and “Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding” for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off and does not net any expenses incurred to dispose of or recover vehicles. Net Charge-Off Losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

STATIC POOL INFORMATION ABOUT CERTAIN PRIOR SECURITIZED POOLS

The pool of retail installment sale contracts selected for this transaction is comprised of retail installment sale contracts secured by Toyota-branded vehicles that did not have FICO® scores at the time of origination between and including 1 and 649.

Appendix A to this prospectus sets forth in tabular and graphic format static pool information regarding prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor. With respect to the original portfolio characteristics and geographic information in Appendix A, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described in Appendix A are based on the securitized pool as of the related Cutoff Date. The other information regarding such securitized pools is presented as of June 30, 2026.

World Omni Financial Corp.’s underwriting standards and procedures have remained consistent over time. However, the characteristics of the Receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Receivables were originated and repaid, may vary materially from the characteristics of the Receivables in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when such Receivables were originated and those that will exist in the future when such Receivables are required to be repaid. There is no assurance that World Omni Financial Corp.’s delinquency, cumulative net loss, and prepayment experience with respect to the Receivables included in the securitized pool described in this prospectus will be similar to that described in Appendix A to this prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

Subject to certain exceptions, the Receivables are prepayable at any time without charge. For this purpose, “prepayments” include prepayments in full which may include liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and Receivables repurchased for administrative reasons.  A variety of economic, social, and other factors may influence the rate of prepayments on the Receivables. In addition, the Receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of Receivables. The exercise by the Servicer of its option to purchase the Receivables and cause a redemption of the Notes under the conditions described in “Description of the Notes—Redemption Upon Optional Purchase” in this prospectus will also accelerate the payment of the Notes.

The following information is provided solely to illustrate the effect of prepayments on the Receivables on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Receivables.

Prepayments on motor vehicle Receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the Receivables. We cannot assure you that the Receivables will prepay at any assumed rate.

The tables beginning on page 73 have been prepared on the basis of the characteristics of the Receivables in the pool. Each absolute prepayment model table assumes that:

•	the Issuing Entity issues Class A-1 Notes with an initial principal amount of $206,000,000, Class A-2 Notes with an initial principal amount of $361,000,000 (consisting of Class A-2a Notes with an initial principal amount of $90,250,000 and Class A-2b Notes with an initial principal amount of $270,750,000), Class A-3 Notes with an initial principal amount of $329,000,000, Class A-4 Notes with an initial principal amount of $69,580,000, Class B Notes with an initial principal amount of $30,330,000 and Class C Notes with an initial principal amount of $15,170,000;

•	the Issuing Entity will repay principal to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	the Receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the Receivables;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	interest accrues on the Notes at the assumed rate of 4.000% per annum for the Class A-1 Notes based on an actual/360 day count, 4.44% per annum for the Class A-2a Notes based on a 30/360 day count, 4.02539% per annum for the Class A-2b Notes based on an actual/360 day count, 4.71% per annum for the Class A-3 Notes based on a 30/360 day count, 4.93% per annum for the Class A-4 Notes based on a 30/360 day count, 5.14% per annum for the Class B Notes based on a 30/360 day count, and 5.38% per annum for the Class C Notes based on a 30/360 day count;

•	no Benchmark Transition Event has occurred;

•	payments on the Notes are made on each Payment Date (and each Payment Date is assumed to be the 15th day of each applicable month, regardless of whether such 15th day is a business day) commencing on September 15, 2026;

•	the reserve account is funded with an amount equal to $2,527,719.95;

•	the aggregate starting principal balance of the Receivables is $1,084,440,413.63;

•	the Closing Date is August 26, 2026;

•	except for the calculation of the Weighted Average Life to Maturity, the Servicer exercises its option to purchase all of the Receivables and cause a redemption of the Notes on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables;

•	the servicing fee for each month is equal to a rate of 1/12th of 1.00% of the aggregate principal balance of Receivables as of the first day of the related Collection Period, provided that, for the first Collection Period, the servicing fee will be pro-rated to compensate for the length of the initial Collection Period being longer than one month;

•	the YSOC Amount at each Payment Date is the amount set forth in the table immediately below;

•	no event of default has occurred; and

•	no amounts will be owed by the Issuing Entity to the Asset Representations Reviewer.

The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under “Prepayment and Yield Considerations—Weighted Average Life of the Securities.” The actual YSOC Amount may differ depending on the actual Receivables included in the pool of Receivables and the actual prepayments and losses on those Receivables with a contract rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 8.60% per annum for any Collection Period and the related Payment Date occurring on or prior to the date on which the Class A-2 Notes are paid in full, and 8.35% per annum for any Collection Period and the related Payment Date occurring after the date on which the Class A-2 Notes are paid in full. However, if no Class A-2b Notes are issued, the Required Rate will be 8.35% per annum with respect to the initial Collection Period and the related initial Payment Date and each period thereafter.

	Yield Supplement Overcollateralization Amount ($)
Payment Date	8.60% Required Rate	8.35% Required Rate
Closing Date	$73,352,433.07	$68,076,742.79
September 2026	$69,609,799.00	$64,584,420.03
October 2026	$67,438,166.03	$62,558,580.03
November 2026	$65,303,165.23	$60,567,389.75
December 2026	$63,205,169.92	$58,611,190.20
January 2027	$61,144,315.61	$56,690,093.69
February 2027	$59,120,855.23	$54,804,325.24
March 2027	$57,135,010.23	$52,954,080.38
April 2027	$55,186,627.68	$51,139,196.98
May 2027	$53,275,523.80	$49,359,482.98
June 2027	$51,401,686.03	$47,614,909.14
July 2027	$49,564,832.41	$45,905,186.99
August 2027	$47,764,654.98	$44,230,003.70
September 2027	$46,001,130.87	$42,589,321.48
October 2027	$44,274,233.39	$40,983,101.63
November 2027	$42,584,160.54	$39,411,519.50
December 2027	$40,931,013.12	$37,874,658.49
January 2028	$39,314,374.12	$36,372,116.88
February 2028	$37,734,128.46	$34,903,775.18
March 2028	$36,190,358.42	$33,469,700.15
April 2028	$34,682,767.50	$32,069,601.98
May 2028	$33,210,987.96	$30,703,124.38
June 2028	$31,774,697.74	$29,369,953.20
July 2028	$30,372,827.77	$28,069,076.06
August 2028	$29,004,081.24	$26,799,268.54
September 2028	$27,667,914.99	$25,560,012.55
October 2028	$26,364,450.24	$24,351,413.80
November 2028	$25,093,447.31	$23,173,233.10
December 2028	$23,854,344.24	$22,024,924.98
January 2029	$22,647,353.15	$20,906,679.06
February 2029	$21,472,727.08	$19,818,722.81
March 2029	$20,330,593.62	$18,761,162.52
April 2029	$19,221,171.96	$17,734,190.95
May 2029	$18,144,280.31	$16,737,617.38
June 2029	$17,099,355.32	$15,770,886.16
July 2029	$16,086,348.90	$14,833,933.88
August 2029	$15,104,403.61	$13,925,922.64
September 2029	$14,153,259.53	$13,046,585.78
October 2029	$13,233,248.56	$12,196,222.82

	Yield Supplement Overcollateralization Amount ($)
Payment Date	8.60% Required Rate	8.35% Required Rate
November 2029	$12,344,522.67	$11,374,965.67
December 2029	$11,486,933.88	$10,582,663.29
January 2030	$10,660,812.72	$9,819,613.75
February 2030	$9,866,469.50	$9,086,095.57
March 2030	$9,104,150.76	$8,382,327.08
April 2030	$8,374,108.24	$7,708,531.46
May 2030	$7,676,318.16	$7,064,670.81
June 2030	$7,010,559.87	$6,450,521.84
July 2030	$6,376,947.41	$5,866,178.14
August 2030	$5,775,198.05	$5,311,360.11
September 2030	$5,205,376.87	$4,786,115.19
October 2030	$4,667,743.18	$4,290,673.53
November 2030	$4,162,075.62	$3,824,815.49
December 2030	$3,687,512.03	$3,387,719.27
January 2031	$3,244,251.38	$2,979,559.09
February 2031	$2,832,397.23	$2,600,425.44
March 2031	$2,451,706.48	$2,250,090.28
April 2031	$2,102,305.96	$1,928,662.00
May 2031	$1,783,804.37	$1,635,764.41
June 2031	$1,495,035.18	$1,370,302.29
July 2031	$1,235,760.39	$1,132,044.72
August 2031	$1,004,595.40	$919,692.64
September 2031	$800,624.53	$732,389.37
October 2031	$623,852.64	$570,133.42
November 2031	$473,129.86	$431,861.38
December 2031	$345,655.39	$314,991.51
January 2032	$240,924.59	$219,053.25
February 2032	$158,238.32	$143,403.14
March 2032	$95,914.24	$86,507.12
April 2032	$52,769.17	$47,260.70
May 2032	$26,370.21	$23,401.36
June 2032	$11,101.66	$9,710.20
July 2032	$4,442.68	$3,838.51
August 2032	$1,706.65	$1,472.51
September 2032	$339.04	$292.20
October 2032 and thereafter	$0.00	$0.00

For purposes of these absolute prepayment model tables, the Receivables have an assumed next Payment Date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of Notes and sets forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Payment Dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the Receivables have been aggregated into 14 hypothetical pools with all of the Receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s aggregate starting principal balance, weighted average contract rate, weighted average remaining term to maturity and seasoning as of the assumed Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Contract Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	August 2026	$3,004,817.96	3.117%	9	55
2	August 2026	15,718,956.71	4.805%	20	54
3	August 2026	13,550,191.61	3.326%	31	8
4	August 2026	12,351,136.14	4.397%	44	4
5	August 2026	49,576,420.85	5.102%	56	5
6	August 2026	219,973,908.43	5.961%	68	5
7	August 2026	24,011,935.26	7.863%	74	1
8	July 2026	5,288,554.37	3.106%	9	55
9	July 2026	38,327,295.39	4.902%	20	54
10	July 2026	30,129,199.53	3.623%	31	12
11	July 2026	24,944,796.49	4.377%	44	4
12	July 2026	105,325,320.80	5.129%	56	5
13	July 2026	497,027,113.31	5.965%	68	5
14	July 2026	45,210,766.78	7.893%	74	1
Total		$1,084,440,413.63

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level until maturity or that all of the Receivables will prepay at the same level. Moreover, the diverse terms of the Receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the seasoning of the Receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of Notes.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	78.67%	73.58%	69.82%	66.28%	58.18%
October 2026	68.45%	60.58%	54.78%	49.39%	37.27%
November 2026	58.43%	47.85%	40.13%	33.02%	17.39%
December 2026	48.45%	35.30%	25.76%	17.10%	0.00%
January 2027	38.50%	22.91%	11.69%	1.63%	0.00%
February 2027	28.59%	10.69%	0.00%	0.00%	0.00%
March 2027	18.73%	0.00%	0.00%	0.00%	0.00%
April 2027	8.90%	0.00%	0.00%	0.00%	0.00%
May 2027	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	0.34	0.26	0.22	0.19	0.15
Weighted Average Life to Maturity (years)(1)	0.34	0.26	0.22	0.19	0.15

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class A-2a and A-2b Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	99.57%
January 2027	100.00%	100.00%	100.00%	100.00%	91.12%
February 2027	100.00%	100.00%	98.81%	92.37%	83.38%
March 2027	100.00%	99.22%	91.12%	84.06%	75.76%
April 2027	100.00%	92.44%	83.60%	76.02%	68.27%
May 2027	99.65%	85.89%	76.34%	68.26%	60.90%
June 2027	94.33%	79.50%	69.29%	60.76%	53.66%
July 2027	89.03%	73.20%	62.38%	53.48%	46.55%
August 2027	83.75%	67.00%	55.64%	46.53%	39.57%
September 2027	78.49%	60.88%	49.04%	39.99%	32.71%
October 2027	73.25%	54.85%	42.60%	33.65%	25.94%
November 2027	68.04%	48.92%	36.32%	27.39%	19.29%
December 2027	62.85%	43.08%	30.18%	21.22%	12.77%
January 2028	57.68%	37.33%	24.16%	15.16%	6.39%
February 2028	52.54%	31.68%	18.29%	9.22%	0.14%
March 2028	47.42%	26.07%	12.59%	3.39%	0.00%
April 2028	42.79%	20.86%	7.10%	0.00%	0.00%
May 2028	38.37%	15.85%	1.74%	0.00%	0.00%
June 2028	33.97%	10.91%	0.00%	0.00%	0.00%
July 2028	29.58%	6.03%	0.00%	0.00%	0.00%
August 2028	25.17%	1.22%	0.00%	0.00%	0.00%
September 2028	20.79%	0.00%	0.00%	0.00%	0.00%
October 2028	16.42%	0.00%	0.00%	0.00%	0.00%
November 2028	12.07%	0.00%	0.00%	0.00%	0.00%
December 2028	7.74%	0.00%	0.00%	0.00%	0.00%
January 2029	3.43%	0.00%	0.00%	0.00%	0.00%
February 2029	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	1.58	1.27	1.10	1.00	0.90
Weighted Average Life to Maturity (years)(1)	1.58	1.27	1.10	1.00	0.90

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	93.45%
April 2028	100.00%	100.00%	100.00%	97.45%	87.69%
May 2028	100.00%	100.00%	100.00%	92.08%	81.26%
June 2028	100.00%	100.00%	96.14%	86.04%	74.98%
July 2028	100.00%	100.00%	91.18%	80.14%	68.86%
August 2028	100.00%	100.00%	85.59%	74.36%	62.90%
September 2028	100.00%	96.13%	80.12%	68.73%	57.10%
October 2028	100.00%	91.62%	74.76%	63.23%	51.45%
November 2028	100.00%	86.54%	69.51%	57.86%	45.97%
December 2028	100.00%	81.54%	64.37%	52.63%	40.65%
January 2029	100.00%	76.62%	59.35%	47.55%	35.50%
February 2029	99.06%	71.78%	54.45%	42.60%	30.51%
March 2029	95.10%	67.22%	49.82%	37.92%	25.78%
April 2029	90.78%	62.82%	45.37%	33.44%	21.27%
May 2029	86.48%	58.49%	41.02%	29.08%	16.90%
June 2029	82.20%	54.23%	36.78%	24.86%	12.68%
July 2029	77.94%	50.05%	32.65%	20.76%	8.62%
August 2029	73.70%	45.95%	28.63%	16.79%	4.72%
September 2029	69.48%	41.91%	24.72%	12.96%	0.96%
October 2029	65.28%	37.96%	20.91%	9.26%	0.00%
November 2029	61.10%	34.08%	17.22%	5.69%	0.00%
December 2029	56.95%	30.28%	13.64%	2.26%	0.00%
January 2030	52.81%	26.55%	10.17%	0.00%	0.00%
February 2030	48.70%	22.90%	6.81%	0.00%	0.00%
March 2030	44.60%	19.34%	3.57%	0.00%	0.00%
April 2030	40.68%	15.95%	0.52%	0.00%	0.00%
May 2030	36.84%	12.68%	0.00%	0.00%	0.00%
June 2030	33.03%	9.49%	0.00%	0.00%	0.00%
July 2030	29.24%	6.38%	0.00%	0.00%	0.00%
August 2030	25.47%	3.34%	0.00%	0.00%	0.00%
September 2030	21.72%	0.39%	0.00%	0.00%	0.00%
October 2030	17.99%	0.00%	0.00%	0.00%	0.00%
November 2030	14.28%	0.00%	0.00%	0.00%	0.00%
December 2030	10.60%	0.00%	0.00%	0.00%	0.00%
January 2031	6.94%	0.00%	0.00%	0.00%	0.00%
February 2031	3.30%	0.00%	0.00%	0.00%	0.00%
March 2031	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	3.51	2.97	2.64	2.43	2.24
Weighted Average Life to Maturity (years)(1)	3.51	2.97	2.64	2.43	2.24

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class A-4 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 2029	100.00%	100.00%	100.00%	100.00%	87.57%
November 2029	100.00%	100.00%	100.00%	100.00%	71.33%
December 2029	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	95.13%	0.00%
February 2030	100.00%	100.00%	100.00%	80.21%	0.00%
March 2030	100.00%	100.00%	100.00%	0.00%	0.00%
April 2030	100.00%	100.00%	100.00%	0.00%	0.00%
May 2030	100.00%	100.00%	88.69%	0.00%	0.00%
June 2030	100.00%	100.00%	75.46%	0.00%	0.00%
July 2030	100.00%	100.00%	0.00%	0.00%	0.00%
August 2030	100.00%	100.00%	0.00%	0.00%	0.00%
September 2030	100.00%	100.00%	0.00%	0.00%	0.00%
October 2030	100.00%	88.20%	0.00%	0.00%	0.00%
November 2030	100.00%	0.00%	0.00%	0.00%	0.00%
December 2030	100.00%	0.00%	0.00%	0.00%	0.00%
January 2031	100.00%	0.00%	0.00%	0.00%	0.00%
February 2031	100.00%	0.00%	0.00%	0.00%	0.00%
March 2031	98.53%	0.00%	0.00%	0.00%	0.00%
April 2031	83.70%	0.00%	0.00%	0.00%	0.00%
May 2031	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	4.70	4.21	3.86	3.53	3.27
Weighted Average Life to Maturity (years)(1)	4.89	4.44	4.03	3.71	3.38

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 2029	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	100.00%	0.00%
February 2030	100.00%	100.00%	100.00%	100.00%	0.00%
March 2030	100.00%	100.00%	100.00%	0.00%	0.00%
April 2030	100.00%	100.00%	100.00%	0.00%	0.00%
May 2030	100.00%	100.00%	100.00%	0.00%	0.00%
June 2030	100.00%	100.00%	100.00%	0.00%	0.00%
July 2030	100.00%	100.00%	0.00%	0.00%	0.00%
August 2030	100.00%	100.00%	0.00%	0.00%	0.00%
September 2030	100.00%	100.00%	0.00%	0.00%	0.00%
October 2030	100.00%	100.00%	0.00%	0.00%	0.00%
November 2030	100.00%	0.00%	0.00%	0.00%	0.00%
December 2030	100.00%	0.00%	0.00%	0.00%	0.00%
January 2031	100.00%	0.00%	0.00%	0.00%	0.00%
February 2031	100.00%	0.00%	0.00%	0.00%	0.00%
March 2031	100.00%	0.00%	0.00%	0.00%	0.00%
April 2031	100.00%	0.00%	0.00%	0.00%	0.00%
May 2031	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	4.72	4.22	3.89	3.55	3.30
Weighted Average Life to Maturity (years)(1)	5.33	5.04	4.63	4.26	3.86

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%
March 2029	100.00%	100.00%	100.00%	100.00%	100.00%
April 2029	100.00%	100.00%	100.00%	100.00%	100.00%
May 2029	100.00%	100.00%	100.00%	100.00%	100.00%
June 2029	100.00%	100.00%	100.00%	100.00%	100.00%
July 2029	100.00%	100.00%	100.00%	100.00%	100.00%
August 2029	100.00%	100.00%	100.00%	100.00%	100.00%
September 2029	100.00%	100.00%	100.00%	100.00%	100.00%
October 2029	100.00%	100.00%	100.00%	100.00%	100.00%
November 2029	100.00%	100.00%	100.00%	100.00%	100.00%
December 2029	100.00%	100.00%	100.00%	100.00%	0.00%
January 2030	100.00%	100.00%	100.00%	100.00%	0.00%
February 2030	100.00%	100.00%	100.00%	100.00%	0.00%
March 2030	100.00%	100.00%	100.00%	0.00%	0.00%
April 2030	100.00%	100.00%	100.00%	0.00%	0.00%
May 2030	100.00%	100.00%	100.00%	0.00%	0.00%
June 2030	100.00%	100.00%	100.00%	0.00%	0.00%
July 2030	100.00%	100.00%	0.00%	0.00%	0.00%
August 2030	100.00%	100.00%	0.00%	0.00%	0.00%
September 2030	100.00%	100.00%	0.00%	0.00%	0.00%
October 2030	100.00%	100.00%	0.00%	0.00%	0.00%
November 2030	100.00%	0.00%	0.00%	0.00%	0.00%
December 2030	100.00%	0.00%	0.00%	0.00%	0.00%
January 2031	100.00%	0.00%	0.00%	0.00%	0.00%
February 2031	100.00%	0.00%	0.00%	0.00%	0.00%
March 2031	100.00%	0.00%	0.00%	0.00%	0.00%
April 2031	100.00%	0.00%	0.00%	0.00%	0.00%
May 2031	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (years)(1)	4.72	4.22	3.89	3.55	3.30
Weighted Average Life to Maturity (years)(1)	5.54	5.42	5.11	4.67	4.17

(1)	The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of the Note by the number of years from the date of issuance of the Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the initial principal amount of the Note.

NOTE POOL FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of Notes is a seven-digit decimal which the Servicer will compute each month indicating the outstanding principal amount of that class of Notes, as of the applicable Payment Date, as a fraction of the initial principal amount of that class of Notes. The note pool factor will be 1.0000000 as of the Closing Date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of Notes. Therefore, as an example, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your Note and (2) the note pool factor.

Under the indenture, the Indenture Trustee will receive monthly reports from the Servicer (each such monthly report, a “Servicer Certificate”) concerning the payments received on the Receivables, the note pool factors and various other items of information. The Indenture Trustee will post these Servicer Certificates to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus. The Indenture Trustee will furnish to the Noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Noteholders” in this prospectus.

USE OF PROCEEDS

The Depositor will use the net proceeds of the sale of the Notes (1) to purchase the Receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. or its affiliates may use a portion of the net proceeds of the sale of the Notes to pay their respective debts, including debt secured by the Receivables prior to their transfer to the Issuing Entity and for general purposes. Any such debt may be owed to the Indenture Trustee, the Owner Trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the Servicer and Sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in this prospectus.

Repurchases of Receivables in Prior Securitized Pools

The trust documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying Receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized Receivables that were the subject of a demand to repurchase. In the three-year period ended June 30, 2026, there was no activity to report with respect to any demand to repurchase Receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on January 8, 2026. World Omni Financial Corp.’s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to “Incorporation of Certain Information By Reference” in this prospectus.

DESCRIPTION OF THE NOTES

The Notes will be issued under the terms of an indenture between the Issuing Entity and the Indenture Trustee. We have filed a form of the indenture and trust agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the indenture with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the Notes; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

The Offered Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, and any Retained Notes will be issued in minimum denominations of $2,000,000 (or such lower amount as may be approved by the Depositor in consultation with tax counsel) and integral multiples of $1,000 in excess thereof. The Offered Notes will be issued in book-entry form only, through DTC or Clearstream. Any Retained Notes will initially be issued in physical form only. For more information, read “Registration of the Notes—Book-Entry Registration” in this prospectus. Each class of Notes will evidence debt of the Issuing Entity secured by the trust assets. Neither the Notes nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the Notes will accrue at the Notes’ respective per annum interest rates and will be payable to the Noteholders monthly on each Payment Date, commencing September 15, 2026. Payments will be made to the Noteholders of record as of the business day immediately preceding such Payment Date or, if definitive Notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the Notes as of the previous Payment Date at the applicable interest rate during the related interest accrual period.

The interest rate for the Class A-1 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes will be a fixed rate as set forth on the cover page of this prospectus.

The interest rate for the Class A-2 Notes will be a fixed rate or a combination of a fixed rate and floating rate if that class has both a fixed rate tranche and a floating rate tranche. If the interest rate is a floating rate, the rate will be based on the SOFR Rate plus the applicable spread described on the cover page of this prospectus. However, the Benchmark and the applicable spread may change under certain circumstances (as described below). The allocation of the principal amount between any Class A-2a Notes and any Class A-2b Notes will be determined on or before the day of pricing of the Notes. The Depositor expects that the principal amount of any Class A-2b Notes will not exceed $270,750,000.

If the sum of the SOFR Rate (or the then-current Benchmark) plus the applicable spread for the Class A-2b Notes is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.

The “SOFR Rate” will be determined by the Administrator for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the Administrator (on behalf of the Issuing Entity) after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2b Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR. However, the Administrator (on behalf of the Issuing Entity) will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Class A-2b Notes the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1) the applicable compounded average of SOFR for the Corresponding Tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for the Corresponding Tenor as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“U.S. Government Securities Business Day” shall mean any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2b Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator (on behalf of the Issuing Entity) will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Administrator (on behalf of the Issuing Entity), in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.

The Administrator will deliver written notice (including by email) to each rating agency hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator (on behalf of the Issuing Entity) has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator (on behalf of the Issuing Entity) that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes will be given to the Indenture Trustee and the Servicer, and included in the Servicer Certificate. Notwithstanding anything in the trust documents to the contrary, upon the receipt of such notice by the rating agencies hired by the Sponsor to rate the Notes, the Indenture Trustee and the Servicer, and inclusion of such information in the Servicer Certificate, the relevant trust documents will be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment and/or Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the relevant trust documents.

Any determination, decision or election that may be made by the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Issuing Entity’s sole discretion, and, notwithstanding anything to the contrary in the trust documents, will become effective without consent from any other party. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates will have any liability for any determination made by or on behalf of the Issuing Entity in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, and each Noteholder, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Administrator, the Sponsor, the Depositor, the Servicer or their respective affiliates relating to any such determinations.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator (on behalf of the Issuing Entity) determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator (on behalf of the Issuing Entity) as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator (on behalf of the Issuing Entity) as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator (on behalf of the Issuing Entity) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator (on behalf of the Issuing Entity) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator (on behalf of the Issuing Entity) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator (on behalf of the Issuing Entity) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator (on behalf of the Issuing Entity) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” shall mean the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Neither the Owner Trustee nor the Indenture Trustee will be under any obligation to (i) monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. The foregoing obligations will be performed by the Administrator, on behalf of the Issuing Entity, pursuant to the Administration Agreement.

Neither the Owner Trustee nor the Indenture Trustee will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the indenture as a result of the unavailability of the SOFR Rate (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other party, including without limitation the Administrator or the Issuing Entity, in providing any direction, instruction, notice or information required or contemplated by the terms of the indenture and reasonably required for the performance of such duties. The Owner Trustee and the Indenture Trustee shall be entitled to rely conclusively upon any determination made, and any instruction, notice, officer’s certificate or other instrument or information provided by the Administrator, Servicer or Depositor without independent verification, investigation or inquiry of any kind by the Owner Trustee or the Indenture Trustee.

Neither the Owner Trustee nor the Indenture Trustee will have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Notes, including but not limited to the FRBNY’s Website (or any successor source), for any rates compiled by the FRBNY or any successor thereto, or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous Payment Date to but excluding the related Payment Date, except for the initial interest accrual period, which period will be from and including the Closing Date to but excluding the initial Payment Date) and a 360-day year. This means that the interest due on the Class A-1 Notes and the Class A-2b Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes or the Class A-2b Notes, as applicable;

•	the related interest rate; and

•	the actual number of days from and including the previous Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding the current Payment Date divided by 360.

Interest for a related period on each other class of the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the Closing Date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of Notes on each Payment Date will be the product of:

•	the outstanding principal amount of the related class of Notes;

•	the related interest rate; and

•	30 (or, in the case of the initial Payment Date, 19, assuming a Closing Date of August 26, 2026) divided by 360.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply the Available Funds and any withdrawals from the reserve account to make interest payments on the Notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes, and interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. As described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class C Notes, and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the Notes are declared to be due and payable due to the occurrence of an event of default, unless such event of default has been waived or rescinded at the written request of Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the Notes until interest on the Class A Notes has been paid in full, and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the Class B Notes has been paid in full, and then each holder of Class C Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class C Notes until interest on the Class C Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, remit principal payments to the Noteholders in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over

•	the Pool Balance less the Overcollateralization Target Amount for that Payment Date.

The Indenture Trustee generally will remit principal payments on the Notes from Available Funds, if any, remaining after the payment of interest on the Notes. Amounts in the reserve account are also available to make payments of principal of a class of Notes on the Final Scheduled Payment Date for that class of Notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus.

We refer to the calendar month immediately preceding each Payment Date as a “Collection Period.” The Collection Period for the initial Payment Date shall be from, but excluding, the Cutoff Date to and including August 31, 2026. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the Servicer are located or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each Payment Date the Servicer shall determine the amount in the collection account for the Collection Period preceding such Payment Date. On each Payment Date, from the amounts allocated to the holders of the Notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), and (9) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class B Notes until they are paid in full; and

(6)	to the Class C Notes until they are paid in full.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

(3)	to the holders of the Class A-3 Notes until they are paid in full;

(4)	to the holders of the Class A-4 Notes until they are paid in full;

(5)	to the holders of the Class B Notes until they are paid in full; and

(6)	to the holders of the Class C Notes until they are paid in full.

On the Final Scheduled Payment Date for a class of Notes, the principal amount of that class of Notes, to the extent not previously paid, will be due. The Final Scheduled Payment Dates for each class of Notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the Payment Date in August 2027;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the Payment Date in November 2029;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the Payment Date in October 2031;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the Payment Date in November 2032;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the Payment Date in November 2032; and

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the Payment Date in October 2033.

The actual date on which the aggregate outstanding principal amount of any class of Notes is paid in full may be earlier than the Final Scheduled Payment Date for that class.

Redemption Upon Optional Purchase

The Servicer may, at its option, purchase all remaining Receivables from the Issuing Entity on any Payment Date following the last day of any Collection Period during which the aggregate principal balance of the Receivables is 10.00% or less of the aggregate starting principal balance of all Receivables transferred to the Issuing Entity. The purchase price for the Receivables will at least equal the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the Receivables will result in the redemption of the Notes at a price equal to the aggregate outstanding principal amount of the Notes plus accrued and unpaid interest to but excluding the date of redemption. The Servicer or the Issuing Entity will notify the Indenture Trustee of an election to purchase the Receivables not later than the close of business on the first business day of the month in which the applicable redemption date occurs. Notice of redemption under the indenture must be given by the Indenture Trustee not later than 10 days prior to the redemption date to each holder of Notes. In addition, the Servicer or the Issuing Entity will notify each rating agency hired by the Sponsor to rate the Notes upon redemption of the Notes. The final distribution to any Noteholder will be made only upon surrender and cancellation of each Noteholder’s Note at the office or agency of the Indenture Trustee specified in the notice of termination.

REGISTRATION OF THE NOTES

Book-Entry Registration

The Offered Notes will be available only in book-entry form except in the limited circumstances described below under “—Definitive Notes.” All book-entry Notes will be held by DTC, in the name of Cede & Co. as nominee of DTC. Noteholders’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their Notes through DTC or Clearstream, which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.

The Offered Notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds. Noteholders electing to hold interests in the Offered Notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period. Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the Offered Notes.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to the Noteholders according to DTC’s rules and procedures. Noteholders may experience delays in receiving payments since distribution will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account. The ability of a Noteholder to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the Offered Notes, may be limited due to the lack of a physical Note.

None of the Sponsor, the Depositor, the Issuing Entity, the Administrator, the Servicer, the Indenture Trustee, the Owner Trustee or the note registrar will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Offered Notes held by DTC or Clearstream, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests in the Offered Notes.

Definitive Notes

The Offered Notes will be issued in fully registered, certificated form as definitive Notes to the Noteholders of a given series or their nominees, only if:

•	the Administrator advises in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes, and the Administrator is unable to locate a qualified successor;

•	the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

•	after an event of default under the indenture, Noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the Noteholders’ best interest.

Distributions of principal of, and interest on, the Notes will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in this prospectus, and as described in the indenture directly to holders of definitive Notes in whose names the definitive Notes were registered at the close of business on the applicable record date.

The distributions will be made by check or wire transfer to the address or designated account of the holder as it appears on the register maintained by the applicable trustee or by other means to the extent provided in the indenture. The final payment or distribution on any Note, however, will be made only upon presentation and surrender of the Note at the office or agency specified in the notice of final distribution to the applicable Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a note registrar named in a notice delivered to holders of the definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the Issuing Entity, Indenture Trustee or note registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of:

(1) the purchase agreement, between World Omni Financial Corp., as seller, and the Depositor, as purchaser;

(2) the sale and servicing agreement, among the Issuing Entity, as the Issuing Entity, the Depositor, as Depositor, World Omni Financial Corp., as Servicer, and the Account Bank;

(3) the indenture, among the Issuing Entity, the Indenture Trustee and the Account Bank;

(4) the trust agreement, between the Depositor and the Owner Trustee;

(5) the administration agreement, among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. as Administrator; and

(6) the asset representations review agreement, among the Issuing Entity, as the Issuing Entity, World Omni Financial Corp., as Servicer and Administrator, and Clayton Fixed Income Services LLC, as Asset Representations Reviewer.

We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the Notes. We will file a copy of the final form of the trust documents with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Sale and Assignment of Receivables

On the Closing Date, the Depositor will purchase from World Omni Financial Corp., under the purchase agreement, without recourse, except for repurchases as a result of certain breaches of certain representations, warranties and covenants as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the Receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the Notes, the Depositor will sell and assign to the Issuing Entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the Receivables, together with its security interests in the financed vehicles. The Owner Trustee will, concurrently with such sale and assignment, execute on behalf of the Issuing Entity, and the Indenture Trustee, upon receipt of an order from the Issuing Entity, will authenticate and deliver to the Depositor, the Notes and the certificates in exchange for the Receivables. Upon delivery to the Depositor of the Notes and certificates, the Depositor will then sell the Offered Notes to the underwriters. We refer you to “Underwriting” in this prospectus.

Upon the execution of the trust documents, the issuance of the Notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the Indenture Trustee, on behalf of the Noteholders, will hold a first priority perfected security interest in the Receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in this prospectus for more detail.

Representations and Warranties and Repurchases Upon Breach

The sale and servicing agreement will provide representations and warranties by World Omni Financial Corp. to the Depositor and the Issuing Entity, including, that:

•	the Servicer’s computer system does not reflect that any Receivable has been amended such that the amount of the obligor’s scheduled payments has been increased;

•	no provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer’s computer system;

•	the Servicer’s computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable;

•	the Servicer’s computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are liens prior or equal to the security interest in the financed vehicle granted by any Receivable;

•	no Receivable has a scheduled payment for which more than 10% of the applicable scheduled payment is more than 30 days past due as of the Cutoff Date, and, except as permitted by the sale and servicing agreement, the Servicer’s computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted by the sale and servicing agreement, shall not waive any of the foregoing;

•	under the terms of each Receivable, the related obligor is required to maintain physical damage insurance covering each financed vehicle and to have World Omni Financial Corp. named as the loss payee;

•	as of the Cutoff Date, immediately prior to the sale, assignment and transfer thereof, each Receivable is secured by a validly perfected first-priority perfected security interest in the related financed vehicle in favor of World Omni Financial Corp. as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first-priority security interest in the financed vehicle in favor of the Depositor as secured party and is assignable by World Omni Financial Corp. to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Indenture Trustee; and

•	to the best of World Omni Financial Corp.’s knowledge, as of the cutoff date, each Receivable and the sale of the financed vehicle complied at the time it was originated or made and, on the closing date, will comply, in each case, in all material respects with all requirements of applicable federal, state and local laws and regulations, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the indenture, the Issuing Entity will assign its rights in the foregoing representations and warranties to the Indenture Trustee for the benefit of the Noteholders.

None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Issuing Entity, the Administrator or the Servicer has any obligation to investigate the accuracy of such representations and warranties of World Omni Financial Corp. or whether any Receivable may be an ineligible Receivable.

Upon discovery by or notice to World Omni Financial Corp. of a breach of any representation or warranty with respect to certain characteristics of the Receivables, including by receipt of a review report from the Asset Representations Reviewer indicating that a test was failed for a Receivable, World Omni Financial Corp. will investigate the Receivable or Receivables to confirm the breach and determine if it has materially and adversely affected the Receivable or Receivables. A Noteholder or beneficial owner of a Note may make a request or demand that a Receivable be repurchased due to a breach of a representation made about the Receivables by providing a repurchase request initially to the Indenture Trustee. Any request or demand that a Receivable be repurchased must be in writing and provide sufficient detail so as to allow World Omni Financial Corp. to reasonably investigate the alleged breach of the representations and warranties related to such Receivable. Unless the breach is cured by the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to or discovery by World Omni Financial Corp. of such breach, if a repurchase is required, World Omni Financial Corp. will purchase the Receivable from the Issuing Entity for the Purchase Amount. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Owner Trustee or the Indenture Trustee against World Omni Financial Corp. for any uncured breach.

The Depositor will report any requests or demands to repurchase Receivables and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the Asset Representations Reviewer will perform a review of Receivables to test for compliance with the representations made by World Omni Financial Corp. about the Receivables described in “—Sale and Assignment of Receivables” above. The first trigger is the Delinquency Percentage for any Payment Date exceeding the Delinquency Trigger for that Payment Date, as described in “— Delinquency Trigger” below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the Noteholders (including beneficial owners of Notes) of at least 5% of the outstanding principal amount of the Notes demand a vote and, subject to a 5% voting quorum, the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote for a review. The review fees will be $200 for each Receivable tested in the review.

Delinquency Trigger

A “Delinquent Receivable” is defined as a Receivable with more than a specified amount (which, as of the date of this Prospectus, is 10% of the applicable scheduled payment, but such amount may change from time to time as provided in World Omni Financial Corp.’s servicing policies and procedures (but in any case will not exceed 15% of the applicable scheduled payment)) of a scheduled payment is past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables.

On or prior to each Payment Date, the Servicer will calculate the Delinquency Percentage for the related Collection Period. The “Delinquency Percentage” for each Payment Date and the related Collection Period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all Delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent to (ii) the aggregate principal balance of the Receivables held by the Issuing Entity, in each case, as of the last day of the related Collection Period.

The “Delinquency Trigger” for any Payment Date and the related Collection Period is 4.70%. World Omni Financial Corp. developed the Delinquency Trigger by considering the monthly greater than 60-day delinquency rate observed in its prior WOART securitized pools of retail installment sale contracts from 2006 and, after identifying the highest monthly greater-than-60-day delinquency rate during such period, recalculated the monthly greater-than-60-day delinquency rate based only on retail installment sale contracts with FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction. Such delinquency rate is calculated as (i) the aggregate principal balance of all such Delinquent Receivables held by the Issuing Entity that are more than 60 days delinquent that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction as a percentage of (ii) the aggregate principal balance of the Receivables held by the Issuing Entity that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction, in each case, as of the last day of the Collection Period preceding the related Payment Date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak Delinquency Percentage observed during the period, and then rounded to the nearest 0.05%. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the Notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak Delinquency Percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni Financial Corp. believes that the Delinquency Trigger is appropriate based on:

•	its experience with delinquency in its prior WOART securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to Noteholders of the most junior Notes in its prior WOART securitized pools.

For more information regarding greater than 60-day Delinquent Receivable statistics for World Omni Financial Corp.’s portfolio and its prior WOART securitized pools, see Appendix A to this prospectus.

Voting Trigger

If the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger, a Noteholder may demand that the Indenture Trustee call a vote of all Noteholders on whether to direct the Asset Representations Reviewer to perform a review. For purposes of this demand, if the demanding Noteholder is the record holder of any Notes, no verification procedures will be required. If the requesting party is not the record holder of any Notes and is instead a beneficial owner of Notes, the Indenture Trustee may require no more verification than a written certification from the Noteholder that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or other similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

If Noteholders of at least 5% of the outstanding principal amount of the Notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the Issuing Entity’s Form 10-D for the Collection Period in which the demand requirement was met will include a statement that sufficient Noteholders are requesting a full Noteholder vote to commence a review by the Asset Representations Reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Asset Representations Reviewer to commence a review. Any beneficial owner of Notes may act through their respective DTC participants. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of Noteholders holding at least 5% of the outstanding principal amount of the Notes is reached, if the Noteholders of a majority of the outstanding principal amount of the Notes that are voted vote to direct a review, the Indenture Trustee will notify the Asset Representations Reviewer, the Issuing Entity and the Servicer to start the review.

The Issuing Entity’s Form 10-D for the Collection Period in which the Asset Representations Reviewer received the notice to start the review will specify that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, Notes held by the Sponsor or Servicer, or any affiliates thereof, are not included in the calculation of determining whether the Noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each Receivable that is 60 days or more delinquent at the end of the prior month, which we refer to as the “Review Receivables.” Within 60 days of the receipt of a review notice, the Servicer will give the Asset Representations Reviewer access to the Receivable files and other information necessary for the review of all of the Review Receivables. Upon receiving access to the review materials, the Asset Representations Reviewer will start its review of the Review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the Asset Representations Reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Receivable and determining whether each test was passed or failed. If the Servicer notifies the Asset Representations Reviewer that a Review Receivable was paid in full or repurchased from the pool before the review report is delivered, the Asset Representations Reviewer will terminate the tests of that Review Receivable and the review of that Review Receivable will be considered complete.

The tests were designed by World Omni Financial Corp. to determine whether a Review Receivable was not in compliance with the representations made about it in the trust documents at the relevant time, which is usually at origination of the Receivable or as of the Cutoff Date or Closing Date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The review is not designed to determine whether the Receivable was serviced in compliance with the sale and servicing agreement after the Cutoff Date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni Financial Corp.’s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the Asset Representations Reviewer will provide a report to the trust, the Servicer and the Indenture Trustee on the test results for each Review Receivable and each representation, including any Review Receivable for which the tests were considered complete and the related reason. The Asset Representations Reviewer is not responsible for determining whether noncompliance with any representation is a breach of the trust documents or if any Receivable is required to be repurchased. World Omni Financial Corp. will evaluate any report of the Asset Representations Reviewer and any repurchase request received from the Indenture Trustee, any Noteholder or any other party to any of the trust documents in order to determine whether paying the Purchase Amount or repurchasing any Receivable is required.  After reviewing the report, World Omni Financial Corp. will determine if there were breaches of its representations and warranties, and will then decide whether it is obligated to pay the Purchase Amount or repurchase the Receivable pursuant to the sale and servicing agreement.  The sale and servicing agreement requires that any breach of the representations and warranties must materially and adversely affect the Receivable before World Omni Financial Corp. would be required to pay the Purchase Amount or repurchase the Receivable.

On receipt of the report, the review fee will be paid to the Asset Representations Reviewer, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.” A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the Issuing Entity in the next month.

If a Review Receivable that was the subject of a review by the Asset Representations Reviewer becomes the subject of a dispute resolution proceeding as described under “—Dispute Resolution for Repurchase Requests” below, the Asset Representations Reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the Asset Representations Reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and, for any mediation proceeding, will be paid by a party to the dispute resolution as determined by the mutual agreement of such parties and, for any binding arbitration, will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution. If not paid by a party to the dispute resolution, the expenses will be paid by the Servicer and, to the extent not paid by the Servicer, according to the priority of payments as described under “Description of the Trust Documents—Distributions.”

For more information about the Asset Representations Reviewer, you should read “The Asset Representations Reviewer.”

Periodic Reports

The Depositor will file a Form 10-D for the Issuing Entity with the SEC within 15 days after each Payment Date which will include the investor report for that Payment Date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Receivables by the Asset Representations Reviewer during the prior month;

•	if the Asset Representations Reviewer delivered its review report during the prior month, a summary of the report; and

•	if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new Asset Representations Reviewer was appointed during the prior month, the identity and experience of the new Asset Representations Reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a Receivable due to a breach of a representation made about the Receivables, and the repurchase request is not resolved within 180 days after receipt by World Omni Financial Corp. of notice of the repurchase request, the requesting party, including a Noteholder and any beneficial owner of Notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of a Receivable or other market conditions. World Omni Financial Corp. will not repurchase a Receivable with respect to which the related breach of a representation or warranty did not materially and adversely affect the Receivable. If a Receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that Receivable. None of the representations and warranties related to the Receivables relate to the performance of the Receivables or to any credit losses that may occur as a result of a default by the related obligor on the Receivable. Furthermore, the dispute resolution procedures described below apply only to the specific Receivables that are related to the dispute. Dispute resolution to resolve repurchase requests will be available regardless of whether the Noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the Receivable subject to a repurchase request was part of an asset representations review and the findings and conclusions of the Asset Representations Reviewer state that no tests were failed for the Receivable, the repurchase request for the Receivable will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The Administrator will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. World Omni Financial Corp. must agree to participate in the selected resolution method. Under no circumstances will the Indenture Trustee or the Owner Trustee be liable for any costs, expenses, or liabilities that could be allocated to the requesting party.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by World Omni Financial Corp., using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the trust documents, the procedures in the trust documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the Sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed within 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the trust documents and may not modify or change the trust documents in any way or award remedies not consistent with the trust documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

The Sponsor will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

Trust Accounts

The Servicer, for the benefit of the Noteholders and the certificateholders, will cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a collection account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and certificateholders. Within two business days of receipt and identification of funds, the Servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the Monthly Remittance Condition is satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the related Payment Date (whether or not such funds will be distributed to Noteholders, retained in the collection account or deposited in another account on such Payment Date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

“Monthly Remittance Condition” means each of the following conditions has been satisfied: (i) World Omni Financial Corp. remains the Servicer under the sale and servicing agreement, (ii) no default by the Servicer has occurred and is continuing, and (iii) World Omni Financial Corp.’s unsecured debt obligations rating by each rating agency hired by the Sponsor to rate the Notes is acceptable to such rating agency.

In the event that World Omni Financial Corp., as Servicer, is remitting collections on a monthly basis and the Monthly Remittance Condition shall no longer be satisfied, within 14 business days after such event (for the avoidance of doubt, the Servicer shall be permitted to continue monthly remittances during such 14-business day period), the Servicer shall resume remitting such collections to the collection account within two business days after receipt and identification of payment (including proper instructions regarding where to allocate such payment), unless after providing prior notice, World Omni Financial Corp. does not receive notice from the rating agencies hired by the Sponsor to rate the Notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then-current rating of the Notes.

The Servicer, for the benefit of the Noteholders, will also cause to be established and maintained with the Account Bank and in the name of the Indenture Trustee, a note distribution account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, deposit amounts released from the collection account and the reserve account for distribution to the Noteholders into such note distribution account. The Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will make, or will cause the Account Bank to make, distributions to the Noteholders from the note distribution account.

Funds in the Trust Accounts will be invested in eligible investments upon direction from the Issuing Entity (or the Servicer on its behalf). Absent such direction, such funds will be invested or remain uninvested in accordance with the indenture. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the Sponsor to rate the securities as being consistent with the rating of the securities. In addition, funds in the reserve account may only be invested in eligible investments that satisfy the requirements of Regulation RR, as determined solely by the Servicer. Eligible investments must generally be high quality, highly liquid, short-term investments that mature before the related Payment Date. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the Noteholders could result. The average life of the securities could then increase. The Indenture Trustee will deposit investment earnings on funds in the Trust Accounts into the collection account and those amounts shall be deemed to constitute a portion of Available Funds for the related Payment Date. Eligible investments may be purchased by or through an affiliate of the Indenture Trustee.

The Trust Accounts may be maintained as either:

(1)	a segregated account with an Eligible Institution; or

(2)	a segregated trust account with an Eligible Trust Account Institution.

The Depositor expects that the Trust Accounts will be maintained with the Account Bank so long as it satisfies the requirements above.

The Servicer

World Omni Financial Corp. will be the Servicer of the Receivables under the sale and servicing agreement. The Servicer may delegate its servicing responsibilities to one or more subservicers but will not be relieved of its liabilities with respect thereto.

The Servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement and regarding its ability to service the Receivables and maintain the security interests of the Indenture Trustee, on behalf of the Noteholders, in the Receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any Receivables, the Servicer will be required to purchase such Receivable. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer.

To assure uniform quality in servicing as well as to reduce administrative costs, the Issuing Entity will appoint World Omni Financial Corp. as custodian of the Receivables and all documents related thereto. The Receivables may not be physically segregated from other retail installment sale contracts of the Servicer or those which the Servicer services for others. As part of each origination of a Receivable represented by a tangible contract, the original contract is scanned (typically by a third-party service provider) into World Omni Financial Corp.’s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new financial transactions that do not have a scanned copy of an original contract in the imaged file.

Servicing Procedures

The Servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the Receivables. The Servicer will, in a manner consistent with the trust documents, service the Receivables generally in accordance with procedures used by the Servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account and for others. The Servicer may, in its sole discretion, grant extensions, rebates or adjustments on a Receivable in accordance with its customary servicing procedures. In the ordinary course of business, the Servicer may agree to the modification of an obligor’s monthly Payment Date. In connection with any such modification in which the Payment Date is moved to a later date in the month, the obligor is typically required to pay accrued interest relating to the extended payment period. Other than in connection with the Servicemembers Civil Relief Act, the Servicer generally may not change the method under which scheduled payments of interest on a Receivable are computed. If the Servicer breaches any of the restrictions in the sale and servicing agreement that are described above and the related Receivable is materially and adversely affected by the breach, the Servicer must purchase the Receivable unless the breach shall have been cured by the last day of the second Collection Period following discovery or notice of such breach (or, at the Servicer’s election, the last day of the first following Collection Period). In addition, if the Servicer extends the date for final payment by the obligor of a Receivable beyond the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs, the Servicer shall purchase such Receivable by the earlier of (i) the last day of the second Collection Period following the date of such extension (or, at the Servicer’s election, the last day of the first following Collection Period) and (ii) the last day of the month immediately preceding the month in which the Final Scheduled Payment Date of the Class C Notes occurs. Following any purchase of a Receivable by the Servicer, the Receivable will be released from the Issuing Entity and conveyed to the Servicer. The Servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any Receivable as to which the Servicer shall have determined that eventual payment in full is unlikely. The Servicer may sell the financed vehicle securing a Defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

The Servicer has not modified its servicing policies and procedures in any material respect in the last three years with respect to the Receivables.

Payments on Receivables

Obligors will generally make payments on the Receivables by mail for deposit into a lock box account maintained by the Servicer or directly through electronic means. The Servicer will deposit all payments it receives on or in respect of the Receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, for so long as the Monthly Remittance Condition is satisfied, less frequent deposits into the collection account may be made as described in “—Trust Accounts” above.

Servicing Compensation

The Issuing Entity will pay a servicing fee payable to the Servicer on each Payment Date with respect to a Collection Period which fee is equal to 1/12th of 1.00% of the aggregate principal balance of the Receivables as of the first day of such Collection Period. The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be based on the aggregate starting principal balance of the Receivables and will be pro-rated to compensate for the length of the initial Collection Period being longer than one month. The Servicer may also collect and retain supplemental servicing fees (“Supplemental Servicing Fees”) charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the Receivables collected from obligors during the related Collection Period. Such amounts are in addition to collections of principal and interest on the Receivables and do not reduce the amount of Available Funds available to Noteholders. The amount of Supplemental Servicing Fees that the Servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a Collection Period, together with any portion of the servicing fee that remains unpaid from prior Payment Dates, will be paid to the Servicer on the Payment Date following the Collection Period out of collections for the Collection Period before any amounts are made available to make payments to the Noteholders; provided, that as long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the servicing fee, World Omni Financial Corp. may, as Servicer, elect to defer all or a portion of the servicing fee with respect to the related Collection Period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee due to be paid in the related Collection Period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee and additional servicing compensation will compensate the Servicer for performing the functions of a third-party Servicer of automotive Receivables. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons or invoices to obligors by mail or electronically, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the Servicer has the right to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, to service Defaulted Receivables in a manner intended to maximize the Issuing Entity’s realization of Defaulted Receivables. The sale and servicing agreement provides the Servicer with complete discretion to choose to sell, or not to sell, any of the Issuing Entity’s Defaulted Receivables.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the Servicer nor any of its directors, officers, employees or agents will be liable to the Issuing Entity or the Noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the Servicer or any of these persons against any liability imposed by reason of negligence, willful misconduct or bad faith. The Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The Servicer may not resign from its obligations and duties under the sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the Indenture Trustee or a successor Servicer has assumed the Servicer’s obligations and duties under the sale and servicing agreement. The Servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the Servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the Servicer will succeed the Servicer under the sale and servicing agreement.

Upon a termination of the Servicer, the Indenture Trustee will select and appoint a successor Servicer to perform the outgoing Servicer’s duties and undertake its responsibilities and liabilities. The appointed successor Servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle retail installment sale contracts. The successor Servicer will hold all the rights of the outgoing Servicer under the trust documents and will receive compensation mutually agreed upon between the successor Servicer and the Indenture Trustee. The successor Servicer shall receive the same compensation as the outgoing Servicer, but in no case will the Indenture Trustee be liable for any difference in compensation between the outgoing Servicer and the successor Servicer. No successor Servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the Servicer, the outgoing Servicer shall transfer all cash amounts that are to be held by the successor Servicer to the successor Servicer and shall provide the successor Servicer with all information regarding the Receivables files that is required for the proper servicing of the Receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of Receivables files to the successor Servicer under the provisions described in this paragraph will be paid by the outgoing Servicer. The Owner Trustee and the Indenture Trustee will provide prompt written notice of any resignation or termination of the Servicer to the certificateholders and Noteholders, respectively, upon either occurrence.

Servicer Termination Event

A Servicer termination event under the trust documents will include:

(1)	any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the Owner Trustee or the Indenture Trustee is received by the Servicer or after discovery by the Servicer;

(2)	any failure by the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor duly to observe or perform in any material respect any other covenant or agreement of the Servicer or Depositor, as applicable, in the trust documents which materially and adversely affects the rights of the securityholders and which continues unremedied for more than ninety days after written notice of the failure:

•	to the Servicer or the Depositor (as the case may be) by the Owner Trustee or the Indenture Trustee, or

•	to the Servicer or the Depositor (as the case may be), and to the Owner Trustee and the Indenture Trustee by the holders of Notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Securities and the holders of the certificates evidencing at least a majority of the percentage interest of the certificates; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, if the Servicer is an affiliate of the Depositor, the Depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clauses (1) and (2) above will not constitute a Servicer termination event for a period of an additional 60 days after the applicable cure period under the sale and servicing agreement if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the Servicer shall provide the Indenture Trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

As long as a Servicer termination event under the trust documents remains unremedied, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may terminate all the rights and obligations of the Servicer, if any, under the sale and servicing agreement, whereupon a successor Servicer appointed by the

Indenture Trustee or, if no successor Servicer has been appointed at the time the outgoing Servicer ceases to act, the Indenture Trustee, will become Servicer under the trust documents. If the Indenture Trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer. If the Servicer termination event is the result of the bankruptcy, or other similar event, of the Servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the Noteholders from effecting a transfer of servicing.

The successor Servicer will not be liable for any actions or inactions of the predecessor Servicer. Notwithstanding anything to the contrary in the trust documents, if the Indenture Trustee shall act as successor Servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the Receivables, (ii) to pay any fees, expenses and other amounts owing to the Administrator, or (iii) to pay any indemnities owed by the Servicer to another party under the trust documents (other than those resulting from the actions or inactions of the Indenture Trustee as successor Servicer).

Waiver of Past Defaults

The holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations under the trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the Noteholders’ rights with respect to subsequent defaults.

Distributions

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, transfer collections on the Receivables from the collection account to the distribution accounts for distribution to Noteholders. The Servicer Certificate delivered to the Indenture Trustee and the Noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the Servicer Certificate.

Allocations and Distributions

On or prior to one business day immediately preceding each Payment Date, subject to the subordination provisions with respect to the Class B Notes and the Class C Notes described in this prospectus, the Servicer will instruct the Indenture Trustee (based on information contained in the related Servicer Certificate) to make, or will cause the Account Bank to make, the following allocations and distributions on the related Payment Date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)	to the Asset Representations Reviewer, all fees, expenses and indemnities due to the Asset Representations Reviewer and not previously paid by the Servicer, up to a maximum amount of $150,000 per calendar year;

(2)	to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” the Class A Noteholders’ Interest Distributable Amount;

(3)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ First Priority Principal Distributable Amount;

(4)	to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” the Class B Noteholders’ Interest Distributable Amount;

(5)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Second Priority Principal Distributable Amount;

(6)	to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under “—Payments to Noteholders,” the Class C Noteholders’ Interest Distributable Amount;

(7)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” the Noteholders’ Third Priority Principal Distributable Amount;

(8)	to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(9)	to the holders of the Notes for distribution in respect of principal of the Notes as described under “—Payments to Noteholders,” an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (3), (5) and (7);

(10)	to the Asset Representations Reviewer, all fees, expenses and indemnities due but not paid under clause (1) above; and

(11)	to the certificateholders, any remaining amounts.

In the event that the Available Funds for a Payment Date are not sufficient to make the full amount of the payments required by clauses (1) through (7) above on that Payment Date, in accordance with such instructions from the Servicer, the Indenture Trustee will withdraw from the reserve account on that Payment Date an amount equal to that shortfall, to the extent of funds available therein, and pay that amount according to the priorities specified in clauses (1) through (7) above, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator.

In the event that the Notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1)	to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the Servicer or the Administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2)	to the holders of the Class A Notes, pro rata the aggregate accrued and unpaid interest on each class of the Class A Notes;

(3)	to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, then to the holders of the Class A-2 Notes (pro rata between any Class A-2a Notes and any Class A-2b Notes), the aggregate outstanding principal amount of such class, then to the holders of the Class A-3 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-4 Notes, the aggregate outstanding principal amount of such class;

(4)	to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5)	to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(6)	to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(7)	to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes; and

(8)	to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the Noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from Available Funds are made on each Payment Date.(1)

Available Funds
Acceleration Upon An Event of Default?
No
Yes
Asset Representations Reviewer Amounts, which are limited to $150,000 per calendar year prior to acceleration following Event of Default
Owner Trustee Amounts
Indenture Trustee Amounts
Asset Representations Reviewer Amounts
Class A Noteholders' Interest Distributable Amount
A-1 interest
A-2 interest
A-3 interest
A-4 interest
A-1 interest
A-2 interest
A-3 interest
A-4 interest
Aggregate accrued and unpaid interest on A Notes
Noteholders' First Priority Principal Distributable Amount
A-1 to A-4 Note principal sequentially
A-1 principal
Aggregate Outstanding Amount of A-1 Notes
A-2 principal
Aggregate Outstanding Amount of A-2 Notes
Class B Noteholders' Interest Distributable Amount
B interest
A-3 principal
Aggregate Outstanding Amount of A-3 Notes
Noteholders' Second Priority Principal Distributable Amount
A-1 to B Note principal sequentially
A-4 principal
Aggregate Outstanding Amount of A-4 Notes
Class C Noteholders' Interest Distributable Amount
C interest
B interest
Aggregate accrued and unpaid interest on B Notes
Noteholders' Third Priority Principal Distributable Amount
A-1 to C Note principal sequentially
B principal
Aggregate Outstanding Amount of B Notes
Reserve Account
Up to the Required Reserve Amount NR
C interest
Aggregate accrued and unpaid interest on C Notes
A-1 to C Note principal sequentially the difference between the Noteholders Principal Distributable Amounts and the sum of the First, Second and Third Priority Principal Distributable Amounts (above) NR
C principal
Aggregate Outstanding Amount of C Notes
Certificateholders, remaining balance NR
Asset Representations Reviewer Amounts exceeding cap above NR
Certificateholders
The remainder of Available Funds (as it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders) NR
Notes:
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of this prospectus for further description.
NR: amounts may be withdrawn from the Reserve Account to cover any shortfalls on each step other than those marked by NR, provided that amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of affiliates of the sponsor, including the servicer and the administrator
==: dotted lines connecting payments represent pro rata treatment

(1) As described in the definition of “Available Funds,” such amounts available for each Payment Date are reduced by the servicing fee for that Payment Date and any previously unpaid servicing fees prior to the distributions shown in this chart.

Payments to Noteholders

On each Payment Date:

(1)	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such Notes;

(2)	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

(3)	all amounts allocated to the holders of the Class C Notes in respect of interest on the Class C Notes will be paid to the holders of the Class C Notes; and

(4)	all amounts allocated to the holders of the Notes in respect of principal of the Notes will be paid to the holders of the Notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full; and

•	to the Class C Notes until they are paid in full.

In addition, on and after the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, the Indenture Trustee, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

The Indenture Trustee will, or will cause the Account Bank to, remit payments to holders of record of the Notes as of the close of business on the record date applicable to the Payment Date. The record date for a particular Payment Date generally will be the business day immediately preceding that Payment Date.

If the Notes are declared to be due and payable following the occurrence of an event of default, the Issuing Entity will pay principal of the Notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the Class A-2 Notes, pro rata between any Class A-2a Notes and any Class A-2b Notes, until they are paid in full;

(3)	to the holders of the Class A-3 Notes until they are paid in full;

(4)	to the holders of the Class A-4 Notes until they are paid in full;

(5)	to the holders of the Class B Notes until they are paid in full; and

(6)	to the holders of the Class C Notes until they are paid in full.

Reserve Account

On the Closing Date, the Servicer, for the benefit of the Issuing Entity, will cause to be established and maintained with the Account Bank and in the name of the Issuing Entity, a reserve account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Issuing Entity. The reserve account will provide protection to the Noteholders by adding an additional potential source of funds available to make payments on the securities. On the Closing Date, the Depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $2,527,719.95 (the “Reserve Account Initial Deposit”), which is equal to approximately 0.25% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Cutoff Date. However, on or prior to the Closing Date, the Depositor may, in its sole discretion, increase the amount of the Reserve Account Initial Deposit. Any such increase in the Reserve Account Initial Deposit will result in a corresponding increase to the Required Reserve Amount. The Indenture Trustee will, or will cause the Account Bank to, deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The Account Bank on behalf of the Indenture Trustee will hold amounts allocated from time to time to the reserve account for the benefit of the Issuing Entity. On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (7) of the first paragraph under “—Distributions— Allocations and Distributions” above that are not covered by collections on the Receivables, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. In addition, on the Final Scheduled Payment Date for any class of Notes, if any principal amount remains outstanding, or if the Notes are accelerated as a result of a payment default, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, apply funds from the reserve account to repay such class of Notes in full.

On each Payment Date, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in the pre-acceleration priority of payment clauses (1) through (7) under “—Distributions—Allocations and Distributions” above.

After the payment in full of all accrued and unpaid interest on the Notes and the outstanding principal amount of the Notes, and the final distribution on the certificates, the amount required to be retained in the reserve account will be reduced to zero and, in accordance with the instructions of the Servicer (based on information contained in the related Servicer Certificate), the Indenture Trustee will, or will cause the Account Bank to, distribute any remaining funds in the reserve account to the Depositor.

The reserve account is intended to enhance the likelihood of receipt by Noteholders of the full amount of principal and interest due them and to decrease the likelihood that the Noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the Receivables exceeds the amount then allocated to the reserve account, Noteholders could incur losses or a temporary shortfall in the amounts distributed to the Noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the Receivables held by the Issuing Entity less the YSOC Amount of those Receivables exceeds the aggregate outstanding principal amount of the Notes. This excess creates credit enhancement by allowing for some amount of losses on the Receivables before a shortfall in funds available to make payments on the securities would occur.

Overcollateralization as of the Closing Date is expected to be approximately 0.00% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Cutoff Date. However, the application of funds according to clause (9) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any Payment Date to a target amount of 0.90% of the aggregate principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount of those Receivables as of the last day of the related Collection Period, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount as of the Closing Date (which will be the YSOC Amount as calculated as of the Cutoff Date).

The YSOC Amount

The YSOC Amount, initially with respect to the Cutoff Date, and thereafter with respect to any Collection Period and the related Payment Date is the aggregate amount by which the principal balance as of the last day of such Collection Period or the Cutoff Date, as applicable, of the related Receivables with a contract rate less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. This pool overcollateralization will be created on the Closing Date to provide credit enhancement to compensate for low contract rates on certain Receivables.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of Noteholders in this prospectus under the caption “Description of the Trust Documents—Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture, and until the Class A Notes and the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as Indenture Trustee for any of the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor Indenture Trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes, in order that there be a separate Indenture Trustee for each class of Notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the Indenture Trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes and the Class C Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus, and subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus, and only the holders of the Class A Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class B Notes, and only the holders of the Class B Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class B Notes are paid in full. Upon repayment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the Indenture Trustee for the Class C Notes, and the holders of the Class C Notes will have the right to waive events of default under the indenture, waive Servicer termination events or direct or consent to any action to be taken, including sale of the Receivables, until the Class C Notes are paid in full. Any resignation of the original Indenture Trustee as described below with respect to any class of Notes will become effective only upon the appointment of a successor Indenture Trustee for such class of Notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes and the Class C Notes, by accepting its respective interest in a Class B Note or the Class C Note, as applicable, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and the Class C Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Events of Default; Rights upon Event of Default

Events of default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any Note of the Controlling Securities;

•	a default in the payment of the principal of or any installment of the principal of any such Note when the same becomes due and payable, to the extent funds are available therefor, and on the related Final Scheduled Payment Date or redemption date;

•	a material default in the observance or performance of any covenant or agreement of the Issuing Entity, subject to notice and cure provisions;

•	any representation or warranty made by the Issuing Entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity, both voluntary and involuntary.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullets above will not constitute an event of default for a period of 30 additional days after the applicable cure period under the indenture if such delay or failure was caused by force majeure or other similar occurrence. Upon the occurrence of any such event, each of the Issuing Entity and the Indenture Trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the Issuing Entity or the Indenture Trustee, as applicable, shall provide the Indenture Trustee (if such delay or failure is a result of a delay or failure by the Issuing Entity), the Owner Trustee, the Noteholders and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

The indenture generally entitles Noteholders to principal only to the extent of amounts deposited in the note distribution account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an event of default until the Final Scheduled Payment Date for that class of Notes.

If an event of default should occur and be continuing and is actually known by a responsible officer of the Indenture Trustee, the Indenture Trustee will transmit to each Noteholder a notice of the event of default within 90 days after it obtains such actual knowledge. However, unless the event of default is caused by a default in the payment of principal of or interest on any Note, the Indenture Trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the Noteholders.

If an event of default should occur and be continuing with respect to the Notes, the Indenture Trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may immediately declare the Notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

If the Notes are due and payable following an event of default, the Indenture Trustee may, or at the direction of holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party or sell the Receivables. The Indenture Trustee is generally prohibited from selling the Receivables following an event of default (other than an event of default related to the payment of principal of or interest on any Note) unless:

•	the holders of all the outstanding Notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding Notes; or

•	the Indenture Trustee determines that the future collections on the Receivables would be insufficient to make payments on the Notes and the Indenture Trustee obtains the consent of the holders of the Controlling Securities evidencing not less than 66 2/3% of the voting rights of the Controlling Securities.

If the Notes have been declared to be due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the trust estate. It is the desire of the Indenture Trustee, the trust and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the trust estate.

If an event of default occurs and is continuing with respect to the Notes, the Indenture Trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such Notes, unless the Indenture Trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee. Holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, generally, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Except for directions by Noteholders with respect to dispute resolution, no Noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the Indenture Trustee written notice of a continuing event of default;

•	the holders of the Controlling Securities evidencing not less than 25% of the voting rights of the Controlling Securities have made a written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

•	the holder or holders have offered such Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

•	the Indenture Trustee has for 60 days after its receipt of such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

In connection with the above, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the voting rights of the Controlling Securities, the Indenture Trustee will act at the direction of the group of Noteholders representing the greater amount of the voting rights of the Controlling Securities. If the Indenture Trustee receives conflicting or inconsistent requests and indemnity from two or more groups of Noteholders representing an equal amount of the voting rights of the Controlling Securities, the Indenture Trustee will notify the applicable Noteholders and request a joint direction regarding what action, if any, will be taken, notwithstanding any other provision of the indenture. In addition, the Indenture Trustee and the Noteholders, by accepting such Notes, will covenant that they will not at any time institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an event of default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

The Issuing Entity may not consolidate with or merge into any other entity, unless the Issuing Entity meets specific conditions, including that the rating of the Notes then in effect would not be reduced or withdrawn by the rating agencies hired by the Sponsor to rate the Notes as a result of such merger or consolidation.

The Issuing Entity will make negative covenants. These covenants generally provide that the Issuing Entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the Issuing Entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the Notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

The Issuing Entity will engage only in the activities specified in this prospectus. The Issuing Entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the Notes, the indenture or other related documents.

Annual Compliance Statement

The Issuing Entity will be required to file annually with the Indenture Trustee a written officer’s statement as to the fulfillment of its obligations under the indenture, which will include a statement that to the best of the officer’s knowledge, the Issuing Entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee’s Annual Report

The indenture requires the Indenture Trustee, if required by the Trust Indenture Act of 1939, to make available each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

Modification of Indenture

The Issuing Entity and the Indenture Trustee may, with the consent of at least a majority of the outstanding principal amount of the Controlling Securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the Noteholders, except that the consent of each holder of outstanding Notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such Note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the Indenture Trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding Notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the Receivables when the proceeds of such sale would be insufficient to fully pay outstanding Notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

The Issuing Entity and the Indenture Trustee may, without obtaining the consent of the Noteholders but with prior notice (delivered by the Depositor) to the rating agencies hired by the Sponsor to rate the Notes, execute a supplemental indenture to correct or amplify descriptions of property, evidence succession of the Issuing Entity, add to the covenants of the Issuing Entity, convey or transfer property to the Indenture Trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus.

The Issuing Entity and the Indenture Trustee may also, without obtaining the consent of the Noteholders, execute a supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or of modify in any manner the rights of such Noteholders. Such a supplemental indenture will not materially and adversely affect the interest of any Noteholder as evidenced by an officer’s certificate to that effect or, with five business days’ (or such shorter period as shall be acceptable to each rating agency hired by the Sponsor to rate the Notes) prior written notice to the rating agencies hired by the Sponsor to rate the Notes, no notice from any such agencies then rating the Notes shall have been received by the Depositor that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the trust assets securing the Notes upon the delivery to the Indenture Trustee for cancellation of all such Notes or, with some limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of principal and accrued interest on such Notes; the payment of all other sums due under the indenture and the delivery to the Indenture Trustee of an officer’s certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The Indenture Trustee may resign at any time with thirty days’ prior written notice to the Issuing Entity, in which event the Issuing Entity will appoint a successor Indenture Trustee. The Issuing Entity must remove any Indenture Trustee if that Indenture Trustee ceases to be eligible to continue as an Indenture Trustee including due to a violation of applicable law, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or otherwise becomes incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. In those circumstances, the Issuing Entity will appoint a successor Indenture Trustee for the Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee does not become effective until acceptance of the appointment by the successor Indenture Trustee. If no successor Indenture Trustee is appointed within sixty days of resignation or removal, the Issuing Entity, retiring Indenture Trustee or the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee.

Reports to Noteholders

On or prior to each Payment Date, the Indenture Trustee will post to its internet website described in “The Issuing Entity—The Indenture Trustee” in this prospectus, the Servicer Certificate prepared by the Servicer setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of Notes;

(2)	the amount of the distribution allocable to interest on each class of Notes;

(3)	the aggregate principal balance of the Receivables pool as of the last day of the related Collection Period;

(4)	the aggregate principal amount of, and the note pool factor for, each class of Notes as of the last day of the preceding Collection Period, before and after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid servicing fees and the change in the amount from that of the prior Payment Date;

(6)	the number and the aggregate Purchase Amount of Receivables repurchased by World Omni Financial Corp. or purchased by the Servicer;

(7)	the Noteholders’ First Priority Principal Distributable Amount, if any, for the related Payment Date;

(8)	the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related Payment Date;

(9)	the Noteholders’ Third Priority Principal Distributable Amount, if any, for the related Payment Date;

(10)	the Noteholders’ Principal Distributable Amount for the related Payment Date;

(11)	the interest rate (including the SOFR Rate or the then-current Benchmark, as applicable) for each class of Notes for the related Payment Date;

(12)	the amount of any interest carryover shortfall on the related Payment Date;

(13)	the balance of the reserve account before and after giving effect to deposits and withdrawals to be made on that Payment Date;

(14)	the Overcollateralization Target Amount for the related Payment Date;

(15)	the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average contract rate of the Receivables and the weighted average remaining term of the Receivables;

(16)	delinquency, repossession and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred;

(17)	the YSOC Amount for the related Payment Date;

(18)	a material change in the Depositor’s retained interest in the securitization transaction;

(19)	any amounts payable by the Issuing Entity to the Asset Representations Reviewer, Indenture Trustee or Owner Trustee; and

(20)	any SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes.

The first Servicer Certificate will also disclose the fair value of the certificates as a percentage of the sum of the fair value of the Notes and the certificates and the fair value of the certificates as a dollar amount as of the Closing Date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in “U.S. Credit Risk Retention.”

Each Servicer Certificate will indicate each amount described in clauses (7), (8), (9), (10) and (12) above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a class of Notes. DTC will supply these Servicer Certificates to Noteholders in accordance with its procedures.

After the end of each calendar year, the Indenture Trustee will make available, to each person who was a Noteholder during the year, a statement (based on information prepared by the Servicer) containing certain information needed in the preparation of U.S. federal income tax returns.

Except for notices, reports and other documents expressly required to be furnished to the Noteholders by the Indenture Trustee pursuant to the trust documents, the Indenture Trustee will not have any duty or responsibility to provide any Noteholder with any other information concerning the Issuing Entity, the Servicer or any other parties to any related documents which may come into the possession of the Indenture Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Noteholder Communication

A beneficial owner of Notes may send a written request to the Issuing Entity or to the Servicer, on behalf of the Issuing Entity, stating that such beneficial owner is interested in communicating with other beneficial owners of Notes about the possible exercise of rights under the trust documents. A beneficial owner of Notes should send its request to World Omni Financial Corp., 250 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of Notes may contact the requesting beneficial owner. The Issuing Entity will promptly deliver any such request to the Servicer. On receipt of a communication request, the Servicer will include in the Form 10-D related to the Collection Period in which the communication request is received the following information:

•	a statement that the Issuing Entity received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of Notes;

•	a statement that the requesting beneficial owner of Notes is interested in communication with other beneficial owners of Notes about the possible exercise of rights under the trust documents; and

•	a description of the method by which the other beneficial owners of Notes may contact the requesting beneficial owner of Notes.

The Servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of Notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the Issuing Entity, will be responsible for such costs. The beneficial owners of Notes will not be required to indemnify any transaction party, including the Issuing Entity, in connection with exercising the communication right described under this “—Noteholder Communication” heading.

In order to make a request or demand or to provide notice to the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Depositor, the Sponsor or the Servicer under the trust documents, the requesting party must either be a Noteholder of record or must provide a written certification stating that it is a beneficial owner of a Note, together with at least one form of documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a Note, upon which the Indenture Trustee may conclusively rely.

Evidence as to Compliance

Annually, the Servicer will make available to the Issuing Entity and the Indenture Trustee an officer’s certificate stating that to the best of such officer’s knowledge the Servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the Closing Date. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The Servicer also will agree to give the Indenture Trustee notice of defaults by the Servicer under the sale and servicing agreement.

The Servicer will also furnish to the Issuing Entity and Indenture Trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the Servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of Receivables.

Noteholders may obtain copies of the statements and certificates by written request addressed to the Indenture Trustee.

Administration Agreement

World Omni Financial Corp. will serve as the Administrator under the administration agreement among the Issuing Entity, the Depositor, the Indenture Trustee and World Omni Financial Corp. World Omni Financial Corp., as Administrator, will perform certain of the administrative duties and additional services of the Owner Trustee and the Issuing Entity that are assigned to it under the administration agreement and the other trust documents, as applicable. Significant duties of the Administrator will be to monitor the performance of the Issuing Entity and to advise the Owner Trustee when action is necessary to comply with the respective duties and obligations of the Issuing Entity and the Owner Trustee under the trust documents. Further, on behalf of the Issuing Entity, the Administrator will perform the duties and obligations related to a transition from the then-current Benchmark, including but not limited to the determination of a Benchmark Transition Event and its related Benchmark Replacement Date and any Benchmark Replacement Conforming Changes or SOFR Adjustment Conforming Changes pursuant to the terms of the indenture. In furtherance of the foregoing, the Administrator will take any appropriate action that is required to be taken by the Issuing Entity and/or the Owner Trustee pursuant to the trust documents. However, the Administrator will not take any action with regard to any “non-ministerial matter,” as defined in the administration agreement, unless the trust documents authorize such action and the Administrator has notified the Owner Trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the Administrator will not be obligated to make any payments to Noteholders under any of the trust documents.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the Issuing Entity, will initially be held by the Depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

In addition to receiving compensation for its services, as separately agreed to between the Owner Trustee and the Administrator, the Owner Trustee will be indemnified by the Administrator for any costs, expenses and disbursements that are imposed on the Owner Trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the Owner Trustee. However, the Owner Trustee will not be indemnified for costs arising from its own willful misconduct or gross negligence, its failure to discharge liens on the trust estate that result from actions by or claims against it that are unrelated to the ownership or administration of the trust estate, any inaccuracy in its express representations and warranties or its own federal and state taxes. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the Notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Owner Trustee may resign at any time by giving notice to the Administrator and the Administrator may remove the Owner Trustee at any time if the Owner Trustee is not able to legally act under the trust documents, ceases to be eligible in accordance with the terms of the trust agreement and has failed to resign after request of the Administrator, or if the Owner Trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the Owner Trustee, the Administrator will appoint a successor Owner Trustee and will provide notice of the resignation or removal of the Owner Trustee and the acceptance of appointment by the successor Owner Trustee to the certificateholders, the Noteholders, the Indenture Trustee and the rating agencies hired by the Sponsor. Any successor Owner

Trustee must at all times: (1) be a corporation that satisfies the provisions of Section 12-3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the Sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the Owner Trustee will be paid by the Administrator.

Indenture Trustee

In addition to receiving reasonable compensation, as agreed in writing, the Issuing Entity will, or will cause the Indenture Trustee to be reimbursed by the Administrator for the reasonable and documented out-of-pocket costs and expenses it incurs in connection with the administration of the indenture and the performance of its duties thereunder, including costs of collection. Such expenses shall include the reasonable and documented compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts, provided, that, reimbursement for expenses and disbursements of any legal counsel to the Indenture Trustee, in connection with the closing of the transactions described in this prospectus, shall be subject to any limitations separately agreed upon before the Closing Date between the Administrator and the Indenture Trustee. The Indenture Trustee will be indemnified by the Issuing Entity or the Administrator for any loss, liability, claim, damage or expense (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the Indenture Trustee of any indemnification or other obligation of the Issuing Entity or the Administrator) it incurs in connection with the administration of the indenture and the performance of its duties thereunder. However, the Indenture Trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith. Such compensation and indemnity amounts will be payable by the Administrator and, following an event of default and acceleration of the Notes, will be payable from Available Funds to the extent not paid by the Administrator.

The Indenture Trustee may resign at any time by giving thirty days’ prior written notice to the Issuing Entity. The Indenture Trustee must resign after an event of default if resignation of the Indenture Trustee is required under the Trust Indenture Act of 1939. The Indenture Trustee must be removed by the Issuing Entity if the Indenture Trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent, has a receiver or other public officer take charge over it or its property, or is otherwise incapable of acting under the trust documents or if acting would result in a violation of applicable law, including ERISA. The Indenture Trustee may also be removed by the Noteholders if (1) it fails to comply with section 6.11 of the indenture and any Noteholder petitions a court of proper jurisdiction to remove the Indenture Trustee and appoint a successor or (2) upon thirty days’ prior written notice to the Indenture Trustee, the holders of at least a majority of the outstanding principal amount of the Controlling Securities desire to remove the Indenture Trustee and appoint a new Indenture Trustee by notifying the Indenture Trustee and the Depositor in writing of their decision and action.

The Administrator, on behalf of the Issuing Entity, will appoint any successor Indenture Trustee except in the case of the outgoing Indenture Trustee’s removal by at least a majority of the holders of the outstanding Controlling Securities pursuant to item (2) in the preceding paragraph. Any successor Indenture Trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) if the Indenture Trustee shall have time deposits, then such time deposits shall be rated at least A-2 by S&P, and, if rated by Fitch, F1 by Fitch, or, in each case, such other rating acceptable to each such rating agency. Additionally, any Indenture Trustee will be disqualified if at any time acting as such would result in a violation of applicable law. Any successor Indenture Trustee will deliver a written acceptance of its appointment to the outgoing Indenture Trustee and the Issuing Entity and will deliver a notice of its succession to the Noteholders. Any costs associated with the resignation or removal of the Indenture Trustee will be paid by the Administrator.

Amendments

The requirements of amending the indenture may be found in “Description of the Trust Documents—Indenture—Modification of Indenture.” Generally, each of the other trust documents may be amended by the parties to that agreement without the consent of the Indenture Trustee or the holders of the Notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	after providing prior written notice, no rating agency hired by the Sponsor then rating the related securities shall have notified the Sponsor that the amendment will result in a reduction in or withdrawal of its rating on the securities of that class; or

•	the delivery by the Servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the Depositor, the Servicer, the Issuing Entity and the applicable trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the Noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing at least a majority of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the Notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related Receivables or distributions to holders of the Notes; or

•	reduces the required percentage of the Notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the Owner Trustee, the Indenture Trustee, the Depositor, every certificateholder and every Noteholder will covenant on its own behalf that it will not at any time institute against the Issuing Entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the Owner Trustee will not institute, or consent to the institution of, any proceedings to have the Issuing Entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the Issuing Entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the Issuing Entity.

Termination

The obligations of the Servicer, World Omni Financial Corp., the Indenture Trustee and the Owner Trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the Noteholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the Issuing Entity have been distributed in accordance with the trust documents.

Any outstanding Notes will be redeemed concurrently with the events specified above. The resulting distribution to the Noteholders of proceeds may affect the prepayment rate of the Notes.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any trust document.

U.S. CREDIT RISK RETENTION

Regulation RR requires the Sponsor to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the Receivables. The Depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the Receivables to satisfy the Sponsor’s requirements under Regulation RR by (i) retaining the certificates and (ii) funding an eligible horizontal cash reserve account on the Closing Date. The Depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the Closing Date in accordance with Regulation RR.

Eligible Horizontal Cash Reserve Account

In order to satisfy in part its risk retention obligations, World Omni Financial Corp. will cause the Issuing Entity to establish, and the Depositor to fund, on the Closing Date a reserve account in the name of and for the benefit of the Issuing Entity. The reserve account is structured to be an “eligible horizontal cash reserve account” under Regulation RR of the Exchange Act, and will be funded with the deposit of a portion of the purchase price for the Offered Notes on the Closing Date in the amount equal to at least $2,527,719.95.

Amounts on deposit in the reserve account may only be withdrawn while the Notes are outstanding to make certain payments of principal and interest, and to pay expenses of the Issuing Entity, provided that, amounts withdrawn from the reserve account shall not be used to pay any fees or expenses of the Sponsor or affiliates of the Sponsor, including the Servicer and the Administrator. For a description of certain material terms of the reserve account, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Distributions—Reserve Account.”

Retained Eligible Horizontal Residual Interest

Additionally, World Omni Financial Corp. intends to satisfy its obligation to retain credit risk, in part, by causing the Depositor, its wholly-owned subsidiary, to retain an eligible horizontal residual interest (“EHRI”) in the form of the certificates so long as the Notes are outstanding and held by parties that are not majority-owned affiliates of World Omni Financial Corp. However, World Omni Financial Corp. or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate principal balance of the Receivables is less than or equal to 33% of the aggregate principal balance of the Receivables as of the Cutoff Date,

•	the date on which the aggregate principal amount of the Notes is less than or equal to 33% of the initial aggregate principal amount of the Notes on the Closing Date, and

•	two years after the Closing Date.

World Omni Financial Corp., the Depositor and any of their affiliates may not transfer, finance, hedge or pledge the retained interest during this period, except as permitted under Regulation RR.

The certificates are structured to be an EHRI. The fair value of the certificates and the face value of amounts on deposit in the reserve account, as of the Closing Date, are expected to represent at least 5% of the sum of the fair value of the Notes and the certificates on the Closing Date.

The certificates will evidence the residual interest in the Issuing Entity and generally represent the right to receive any excess amounts not needed on any Payment Date to pay the servicing fee, amounts owing the Asset Representations Reviewer, make required payments on the Notes and make deposits into the reserve account. Because the certificates are subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make payments on more senior interests issued by the Issuing Entity or to make other required payments or deposits according to the priority of payments described in “Description of the Trust Documents—Distributions,” the certificates absorb all losses on the Receivables before any losses are incurred by the more senior interests issued by the Issuing Entity. The payments available to the certificates will be primarily dependent on the cash flows of the pool of Receivables. For a description of certain material terms of the certificates, including with respect to their payment priority and rights upon an event of default, see “Description of the Trust Documents—Distributions” and “Description of the Trust Documents—Description of the Certificates” in this prospectus. For a description of the credit enhancement available for the Notes, including the excess spread and overcollateralization, you should read “Description of the Trust Document—Reserve Account,” “—Overcollateralization” and “—The YSOC Amount.”

The fair value of the Notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Range of Fair Values (in millions)	Range of Fair Values (as a percentage of the fair values of the Notes and the certificates)
Class A Notes	$965.58	90.1% - 90.4%
Class B Notes	$30.33	2.8%
Class C Notes	$15.17	1.4%
Fair Value of the Notes	$1,011.08	94.3% - 94.6%
Certificates	$57.45 - $61.12	5.4% - 5.7%
Total	$1,068.53 - $1,072.20	100.0%
Reserve Account	$2.53	0.2%
Fair Value of the Certificates and Reserve Account	$59.98 - $63.65	5.6% - 5.9%

The Sponsor determined the fair value of the Notes and the certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of each class of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of such Notes is assumed to be equal to the initial principal amount of such class of Notes. This reflects the expectation that the final interest rates of the Notes will be consistent with the interest rate assumptions below:

Class of Notes	Range of Interest Rates
Class A-1 Notes	3.750% - 4.000%
Class A-2a Notes	4.19% - 4.44%
Class A-2b Notes	SOFR Rate + 0.15% - SOFR Rate + 0.40%
Class A-3 Notes	4.46% - 4.71%
Class A-4 Notes	4.68% - 4.93%
Class B Notes	4.89% - 5.14%
Class C Notes	5.13% - 5.38%

These interest rates are estimated based on recent pricing of similar transactions and market-based expectations for interest rates and credit risk applicable to the Notes.

The fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to such fair value calculation are generally not observable. To calculate the fair value of the certificates, World Omni Financial Corp. utilized a valuation model. This model forecasts future cash flows from the pool of Receivables, the interest and principal payments on each class of Notes and the servicing fee. The resulting cash flows to the certificates are discounted to present value based on a discount rate that reflects the total loss exposure to these cash flows and current market interest rates. In completing these calculations, World Omni Financial Corp. made the following assumptions:

•	Except as otherwise described in the following bullets, cash flows for the Receivables are calculated using the hypothetical pools and related assumptions as described in “Prepayment and Yield Considerations—Weighted Average Life of the Securities.”

•	The Issuing Entity issues Class A-1 Notes with an initial principal amount of $206,000,000, Class A-2 Notes with an initial principal amount of $361,000,000, Class A-3 Notes with an initial principal amount of $329,000,000, Class A-4 Notes with an initial principal amount of $69,580,000, Class B Notes with an initial principal amount of $30,330,000 and Class C Notes with an initial principal amount of $15,170,000.

•	When the allocation of the initial principal amount of the Class A-2 Notes is determined on or before the day of pricing, the amount of Class A-2a Notes that would be issued is $90,250,000 (in which case, $270,750,000 of Class A-2b Notes would be issued).

•	Interest accrues on the Notes at either end of the range of the rates described above. In determining the interest payments on the floating rate Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of August 10, 2026, and no Benchmark Transition Event has occurred.

•	Receivables prepay at a 1.30% ABS rate as described in one of the various prepayment scenarios set forth in “Prepayment and Yield Considerations—Weighted Average Life of the Securities” and proceeds related to prepayments equal the outstanding principal balance of the related Receivable.

•	A projected net loss rate as a percentage of the aggregate principal balance of the Receivables as of the Cutoff Date of 1.35%, which will assume that approximately 35% of losses occur in each of the first two years after the Cutoff Date, approximately 20% of losses occur in the third year after the Cutoff Date and approximately 10% of losses occur in the fourth year after the Cutoff Date.

•	The recovery rate on charged-off Receivables is 50% of the outstanding principal balance of such charged-off Receivables, and the time to recovery is 90 days.

•	Cash flows distributable to the holders of the certificates are discounted at 13%.

•	The Servicer exercises its clean up call option to purchase the Receivables on the first Payment Date on which the aggregate principal balance of the Receivables is equal to 10.00% or less of the aggregate starting principal balance of the Receivables.

•	The Required Rate is (i) with respect to the Cutoff Date and, any Collection Period and the related Payment Date on or prior to the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.60% per annum, and (ii) with respect to any Collection Period and the related Payment Date after the date on which the aggregate principal amount of the Class A-2 Notes is paid in full, 8.35% per annum.

World Omni Financial Corp. developed these inputs and assumptions by considering the following factors:

•	Interest rates of the Notes — based on current market credit spreads and interest rates and credit spreads for recent prior World Omni Financial Corp. securitization transactions.

•	ABS rate — estimated considering the composition of the Receivables and the performance of its prior securitized pools.

•	Cumulative net loss rate, timing curve and recovery rate — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, the composition of the Receivables and financed vehicles, the performance of its prior World Omni Financial Corp. securitized pools and the expected cumulative net loss rate and assumptions as determined by the NRSROs hired by World Omni Financial Corp. to rate the Notes.

•	Discount rate applicable to the certificates — reflects a determination by World Omni Financial Corp. and the Depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates.

The Sponsor will recalculate the fair value of the certificates following the Closing Date to reflect any changes in the methodology or inputs and assumptions described above. The Sponsor or the Depositor will disclose in the first investor report filed on Form 10-D following the Closing Date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates and the face value of amounts on deposit in the reserve account.

In no event shall the Indenture Trustee or Owner Trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The Indenture Trustee or Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereinafter in effect.

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The Owner Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Asset Representations Reviewer or the Indenture Trustee. However, the Owner Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, or affiliates of any of them, that are distinct from its role as Owner Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Indenture Trustee is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Asset Representations Reviewer or the Owner Trustee. However, the Indenture Trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Indenture Trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The Asset Representations Reviewer is not an affiliate of any of the Depositor, the Sponsor, the Servicer, the Issuing Entity, the Indenture Trustee or the Owner Trustee. However, the Asset Representations Reviewer and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the Depositor, the Sponsor, the Indenture Trustee, the Owner Trustee, or affiliates of any of them, that are distinct from its role as Asset Representations Reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

U.S. Bancorp Investments, Inc., an underwriter for the Offered Notes, and U.S. Bank Trust Company, National Association, the Indenture Trustee, are affiliates and may be involved in transactions with each other involving securitizations.

M&T Securities, Inc., an underwriter for the Offered Notes, and Wilmington Trust, National Association, the Owner Trustee, are affiliates and may be involved in transactions with each other involving securitizations.

The Sponsor and the Depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

Each of the Asset Representations Reviewer, the Servicer and the Administrator will be an independent contractor and will not be subject to the supervision of the Issuing Entity or the Owner Trustee for the manner in which it accomplishes the performance of its obligations under the trust documents. Unless expressly authorized by the trust documents or the Issuing Entity, each of the Asset Representations Reviewer, the Servicer and the Administrator will have no authority to act for or represent the Issuing Entity or the Owner Trustee in any way (other than as permitted under the trust documents) and will not otherwise be deemed an agent of the Issuing Entity or the Owner Trustee. Nothing in the trust documents will (i) make any of the Asset Representations Reviewer, the Servicer or the Administrator, on the one hand, and the Issuing Entity or the Owner Trustee, on the other hand, members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) be construed to impose any liability as such on any of them or (iii) be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Asset Representations Reviewer annual fee(1) plus expenses and indemnity amounts	$5,000 each year	Asset Representations Reviewer	First priority, to the extent not paid by the Servicer
Asset Representations Reviewer review fee(1)	$200 for each Review Receivable on completion of a review	Asset Representations Reviewer	First priority, to the extent not paid by the Servicer
Servicing Fee(2)(3)	One-twelfth of 1.00% of the aggregate principal balance of the Receivables as of the first day of the related Collection Period.(4)	Servicer	The Servicing Fee for the related Payment Date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.
Indenture Trustee fee(5) plus expenses and indemnity amounts	$5,000 each year	Indenture Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator
Owner Trustee fee(6) plus expenses and indemnity amounts	$4,000 each year	Owner Trustee	Following an event of default and acceleration of the Notes, first priority to the extent not paid by the Administrator

(1)	Prior to the occurrence of an event of default, the amount of such fees payable prior to required interest and principal payments on the Notes will be limited to a maximum amount of $150,000 per calendar year. Following an event of default, however, these fees will be paid prior to required interest and principal payments on the Notes without regard to such cap. The annual fee and the review fee payable to the Asset Representations Reviewer may not be changed without the consent of the Issuing Entity, the Asset Representations Reviewer and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates.

(2)	The formula for calculating the servicing fee may not be changed without the consent of the Depositor, the Servicer, the Issuing Entity, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates. Prior to an event of default and acceleration of Notes, the fees, expenses and indemnities of the Indenture Trustee and the Owner Trustee will not be paid out of Available Funds on each Payment Date. Instead, such fees, expenses and indemnities will be paid by World Omni Financial Corp., as Administrator, pursuant to the administration agreement.

(3)	The Servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to Noteholders. See “Description of the Trust Documents—Servicing Compensation” in this prospectus.

(4)	The servicing fee payable to the Servicer on the initial Payment Date with respect to the initial Collection Period will be pro-rated, however, to compensate for the length of the initial Collection Period being longer than one month.

(5)	The fee payable to the Indenture Trustee may not be changed without the consent of the Issuing Entity, the Indenture Trustee and each Noteholder or satisfaction of the rating agency condition.

(6)	The fee payable to the Owner Trustee may not be changed without the consent of the Depositor, the Indenture Trustee and holders of the Notes evidencing at least a majority of the outstanding principal amount of the Controlling Securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates or satisfaction of the rating agency condition.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of Receivables by World Omni Financial Corp. to the Depositor, and by the Depositor to the Issuing Entity, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the financed vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The Issuing Entity will appoint the Servicer as custodian of the Receivables and all related documents. The Servicer will not physically segregate the Receivables from the Servicer’s other Receivables or other Receivables that the Servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the Receivables by World Omni Financial Corp. to the Depositor and by the Depositor to the Issuing Entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the Depositor will reflect the sale and assignment. The Receivables will remain in the possession of the Servicer (or, with respect to Receivables represented by an electronic contract, the control of the Servicer) and will not be stamped or otherwise marked to reflect the assignment to the Indenture Trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a Receivable for new value in the ordinary course of its business, without actual knowledge of the Issuing Entity’s interest, and takes possession of a Receivable in tangible form (or obtains “control” of the authoritative copy of the contract in electronic form), this purchaser would acquire an interest in the Receivable superior to the interest of the Issuing Entity.

World Omni Financial Corp., on behalf of itself, and its assigns, will have “control” of an electronic contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a “single authoritative copy” of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni Financial Corp. or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni Financial Corp., (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy, and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

The Depositor will take no action to perfect the rights of the Indenture Trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the Issuing Entity prior to the time the proceeds are deposited by the Servicer into a Trust Account.

Safekeeping of Chattel Paper

As described in “Description of the Trust Documents—The Servicer” and “—Interests in the Receivables” above, as part of each origination of a Receivable represented by a tangible contract, World Omni Financial Corp. is required to maintain possession of each tangible contract and act as custodian for the trust and the Indenture Trustee with respect thereto.

As described in “World Omni Financial Corp.’s Automobile Finance Business—Electronic Contracts and Electronic Contracting,” as part of each origination of a Receivable represented by an electronic contract, World Omni Financial Corp. is required to maintain “control” (as such term is used in Section 9-105 of the applicable UCC) over the “authoritative copy” (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a Receivable has been booked for more than 120 days and World Omni Financial Corp. has not received a negotiable title, that Receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the financed vehicles have been titled, a security interest in such financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party’s lien on the vehicle’s certificate of title.

Each Receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the Receivables will not be notified of the sale from World Omni Financial Corp. to the Depositor, or the sale from the Depositor to the Issuing Entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the Depositor or from the Depositor to the Issuing Entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the Depositor, and the Depositor will transfer and assign its security interest in the financed vehicles to the Issuing Entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the Depositor will amend the certificates of title of the financed vehicles to identify the Issuing Entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the Issuing Entity is not identified as the secured party on the certificate of title, however, the security interest of the Issuing Entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at the Servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related Receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by an obligor, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the Servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. In cases where legal recovery of a vehicle becomes necessary, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption and Reinstatement Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice generally must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, an obligor has the right to reinstate the account prior to actual sale of the collateral by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of the post-repossession sale of the financed vehicles generally will be applied as follows: first, to the payment of the outstanding principal balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the Receivable was charged-off; third, to collection, repossession and vehicle sale expenses; fourth, to the payment of unpaid finance charges that accrued after the date on which the Receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from the post-repossession sale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the post-repossession sale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after the post-repossession sale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of such laws. These laws include the Dodd-Frank Act and its implementing regulations, Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair

Credit Reporting Act, the Fair Debt Collection Practices Act, the Gramm Leach Bliley Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Act, the CFPB’s Regulations B, V and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, states’ adoption of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.  Many states have adopted “lemon laws” that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on credit consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the Receivables. If the Issuing Entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the Noteholders.

The “holder-in-due-course rule” of the FTC subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the Receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the Issuing Entity as holder of the Receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the sale and servicing agreement and would create an obligation of World Omni Financial Corp. to repurchase the Receivable if World Omni Financial Corp. had knowledge of the underlying violation of law at the time of its sale under the sale and servicing agreement unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the FTC requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” which explains the warranty coverage, if any, for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a Receivable were successful in asserting any claim or defense, the Servicer could pursue on behalf of the Issuing Entity any reasonable remedies against the seller or the manufacturer of the vehicle.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile financings and leases.  The future of the CFPB’s operations is uncertain. Adding to the uncertainty is the pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. Shortly after being appointed on February 7, 2025, the Acting Director of the CFPB substantially restricted the operations of the CFPB, directed dismissals or stays of law enforcement cases pending in court, and withdrew policy positions taken by prior administrations. On June 10, 2026, the President nominated Brian Johnson to be the Director of the CFPB. It is uncertain whether Brian Johnson will be confirmed, and it is also uncertain whether the current or any future Acting Director or Director will continue to carry out these actions to reduce the CFPB’s workforce while still taking certain statutorily-mandated actions. There remains considerable uncertainty as to the areas of focus or priorities of the CFPB under the Acting Director and any successor Acting Director or Director. The state-level response to changes at federal agencies, including the CFPB, is also unclear and may include increasing, decreasing, or re-prioritizing enforcement activity.

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  The CFPB has investigated credit providers such as banks and other finance companies engaged in auto finance activities over the sale and financing of service contracts (sometimes referred to as extended warranties or extended service agreements) and other add-on products such as guaranteed asset protection (GAP) waivers. State attorneys general have also increased their scrutiny of these products. Both the CFPB and the FTC have previously taken various enforcement actions against lenders and finance companies involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.’s financial condition, liquidity and results of operations.  World Omni Financial Corp. expects the CFPB’s investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni Financial Corp.’s compliance costs, require changes in World Omni Financial Corp.’s business practices, affect World Omni Financial Corp.’s competitiveness, impair World Omni Financial Corp.’s profitability, harm World Omni Financial Corp.’s reputation or otherwise adversely affect World Omni Financial Corp.’s business or result in the Issuing Entity, as an assignee of Receivable, being liable to the related obligor for any violation by the lender or the initial creditor or adversely affect the Issuing Entity’s ability to enforce its rights related to a Receivable.

Any licensing requirements of the Issuing Entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the Issuing Entity could be subject to liability or other adverse consequences.

Under the sale and servicing agreement, World Omni Financial Corp. will have represented and warranted that, to its knowledge, each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Issuing Entity for violation of any law and the claim materially and adversely affects a Receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. if World Omni Financial Corp. had knowledge of such failure to comply, and such breach would create an obligation of World Omni Financial Corp. to repurchase the Receivable unless the breach is cured. See “Description of the Trust Documents—Sale and Assignment of Receivables” in this prospectus.

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the Depositor, the Issuing Entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company’s failure and its resolution under the United States Bankruptcy Code “would have serious adverse effects on financial stability in the United States,” that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the Issuing Entity or the Depositor could also be subject to the provisions of OLA as a “covered subsidiary” of World Omni Financial Corp. For the Issuing Entity or the Depositor to be subject to receivership under OLA as a “covered subsidiary” of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the Issuing Entity or Depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as receiver under OLA, the Issuing Entity or the Depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the Issuing Entity or the Depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury’s determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., the Issuing Entity or the Depositor or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.’s or such covered subsidiary’s affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the “FDIC Counsel”) issued an advisory opinion confirming, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel’s interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the Issuing Entity would be delayed and could be reduced.

The transfer of the Receivables under the purchase agreement and the sale and servicing agreement will be structured with the intent that they would be characterized as legal true sales under applicable state law and that the Receivables would not be included in the transferor’s bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred Receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of Receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the Receivables or the Noteholders, as applicable, would have a claim for their “actual direct compensatory damages,” which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the Noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, Noteholders could suffer delays in the payments on their Notes.

Also, assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the Issuing Entity or the Depositor, under OLA, the FDIC’s repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase Receivables for breach of representation or warranty as well as its obligation to service the Receivables. If the FDIC were to exercise this repudiation power, Noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase Receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.’s or that covered subsidiary’s receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their Notes. Noteholders would also be prevented from replacing the Servicer during the stay, as further described below. In addition, if the FDIC were to repudiate World Omni Financial Corp.’s obligations as Servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and Noteholders may suffer delays or losses of payments on their Notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the Notes issued by the Issuing Entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the receivables purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered financial company’s or covered subsidiary’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were to become subject to OLA, the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above, but delays in payments on such series of Notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, Noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC’s Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of Receivables that are deemed “preferential.” Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of Receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the Indenture Trustee. If a transfer of Receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the Receivables.

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel’s interpretation of the preference provisions of OLA, a transfer of the Receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the Depositor and the Issuing Entity as provided in the purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the Issuing Entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a Receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Risks Relating to Certain Regulatory and Material Legal Aspects of the Receivables—Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment” in this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The discussion under this section applies only to Offered Notes. Set forth below is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of the Offered Notes relevant to the beneficial owner of a Note that holds the Note as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”) and, unless otherwise indicated below, that is a U.S. Person (as defined in the Glossary of Terms). However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the Notes by particular investors, and does not address the application of any U.S. federal non-income, state, local, foreign or other tax laws. Moreover, the summary does not purport to deal with U.S. federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for any alternative minimum tax (including corporations subject to the corporate alternative minimum tax on financial statement income), individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the Notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements pursuant to Section 451(b) of the Code, investors whose functional currency is not the U.S. dollar, dealers in securities, partnerships (including any entities or arrangements treated as partnerships for U.S. federal income tax purposes) or partners in a partnership. The U.S. federal income tax treatment of a partner in a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) that holds a Note will depend, among other things, upon whether or not the partner is a U.S. Person. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them with respect to an investment in the Offered Notes. Except as described below, this discussion is directed to prospective purchasers who purchase Offered Notes in the initial distribution thereof.

The following summary is based upon current provisions of the Internal Revenue Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and applicable releases and ruling authority, all of which are subject to change or differing interpretations, and any such change or differing interpretation could apply retroactively. The Issuing Entity will be provided with an opinion of Mayer Brown LLP, special U.S. federal tax counsel to the Depositor, regarding certain U.S. federal income tax matters discussed below. Such opinion will be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt and equity interests issued by an entity similar to the Issuing Entity. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes. For purposes of the following summary, references to the Issuing Entity, the Notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the Issuing Entity and the Notes and related terms, parties and documents applicable to the Issuing Entity. The discussion under this section may not address all U.S. federal income tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the Offered Notes.

Characterization of the Notes

The Depositor will agree, and the Noteholders will agree by their purchase of the Offered Notes, to treat the Notes as debt for U.S. federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. A basic premise of U.S. federal income tax law is that the economic substance of a transaction generally will determine the U.S. federal income tax consequences of such transaction. Mayer Brown LLP, special U.S. federal tax counsel to the Depositor, will provide an opinion at closing, subject to the qualifications and assumptions therein, that the Offered Notes will be characterized as indebtedness for U.S. federal income tax purposes, in each case, to the extent such Offered Notes are treated as beneficially owned by a person other than the Issuing Entity or its affiliates for such purposes. The remainder of this discussion assumes that the Offered Notes are considered debt for U.S. federal income tax purposes. For a discussion of the treatment if the Offered Notes were not considered debt for U.S. federal income tax purposes, see “—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” below.

Classification of the Issuing Entity

Mayer Brown LLP will deliver its opinion at closing that the Issuing Entity will not be treated as an association (or publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the Issuing Entity will not make an affirmative election to be treated as a corporation for U.S. federal income tax purposes. Such opinion will also be subject to qualifications and other assumptions as set forth therein.

If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes.

If the Issuing Entity were classified as a partnership for U.S. federal income tax purposes, then unless the partnership elected otherwise, taxes arising from audit adjustments would be required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, the exceptions available under the law (including Treasury regulations promulgated under the relevant provisions of the Code) so that the persons treated as the Issuing Entity’s partners, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the Issuing Entity is liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership, the persons treated as the Issuing Entity’s partners are contractually obligated to reimburse the Issuing Entity in full for the amount paid by the Issuing Entity in respect of such tax liability.

U.S. Persons

Except as otherwise noted, the following discussion applies to a holder of Notes (other than an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is a U.S. Person, and, except as set forth below, this discussion does not address the tax consequences of holding a Note to any holder who is not a U.S. Person or who is an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

Interest Income on the Notes

Stated interest on a Note generally will be taxable to a Noteholder as ordinary interest income for U.S. federal income tax purposes when received or accrued in accordance with the Noteholder’s usual method of tax accounting for such purposes (except in certain cases such as OID, Short-Term Notes, and others as described below).

Original Issue Discount

The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with original issue discount (“OID”) (such regulations, the “OID Regulations”). Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest, it must be payable at least annually in cash or other property (other than debt instruments of the issuer) at a single fixed rate or qualifying variable rate and there must be legal remedies available to compel timely payment or the terms of the instrument must make the possibility of nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes and the Class C Notes may be deferred under certain circumstances, the Issuing Entity intends to treat the possibility of such potential deferral as sufficiently remote for purposes of the OID rules such that all stated interest on the Class B Notes and the Class C Notes constitutes qualified stated interest.

Finally, the discussion assumes that any OID on the Notes, that is, any excess of the stated redemption price at maturity of the Notes over their issue price, is de minimis, or less than 0.25% of the stated redemption price at maturity of the relevant class of Notes multiplied by the number of years to maturity of that class of Notes, as determined under the OID Regulations. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income for U.S. federal income tax purposes, on a pro rata basis, as principal payments are made on the Note. Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the Notes. If these conditions are not satisfied with respect to any given class of Notes and as a result the Notes are treated as having been issued with OID, a Noteholder would be required to include such OID in income for U.S. federal income tax purposes as interest over the term of the Note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution in respect of such OID would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on Noteholders using the accrual method of accounting. However, cash method Noteholders may be required to report income with respect to the Notes in advance of the receipt of cash attributable to such income. The prepayment assumption that will be used in determining the rate of accrual of OID and of market discount and premium, if any, for U.S. federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Receivables will prepay at a 1.30% absolute prepayment model rate, and there will be no extensions of maturity for any Receivables. No representation is made that the Receivables or the Notes will prepay at the absolute prepayment model rate described above or at any other rate or that the interest payments on the Class B Notes and the Class C Notes will not be deferred.

Short-Term Notes

A holder of a Note that has a fixed maturity date of no more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders generally would be required to report interest income as it accrues on a straight-line basis over the term of each interest accrual period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the Notes are issued with OID, a subsequent purchaser who acquires a Note at a sufficient discount to its issue price will be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income,

will be taxed as ordinary income.

In the absence of regulations on this point, the Issuing Entity intends to take the position that the accrued market discount for each interest accrual period should be the total market discount on the Note not previously included in income, multiplied by a fraction, the numerator of which is the interest or OID, if the Note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the Note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the Note multiplied by the number of complete years in its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note, and when the distribution is received, capital gain will be recognized equal to the amount of discount allocated to the distribution.

Amortizable Bond Premium and Acquisition Premium

In general, if a subsequent purchaser acquires a Note at a premium, that is for an amount in excess of the amount payable upon the maturity of the Note, the Noteholder will be considered to have purchased the Note with “amortizable bond premium” equal to the amount of such excess. A Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

A holder that purchases a Note issued with OID for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “Acquisition Premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount,” is required to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the holder’s adjusted tax basis in the Note immediately after its purchase over the Note’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a Note using a constant yield method. For purposes of this election, “interest” includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or Acquisition Premium. In applying the constant yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing holder’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. Prospective purchasers of Notes who are U.S. Persons should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Sale or Other Disposition

If a Noteholder sells a Note, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder’s cost for the Note, increased by any market discount, OID and gain previously included by the Noteholder in income with respect to the Note and decreased by the amount of premium, if any, previously amortized and by the amount of payments in respect of principal or OID previously received by the Noteholder with respect to the Note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income, which will be taxable as set forth above. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Persons

Subject to the discussion of backup withholding and FATCA below, interest paid or accrued to a Non-U.S. Person (as defined in the Glossary of Terms) in respect of a Note generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person, and if the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the Sponsor, the Issuing Entity or the Depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the Sponsor, the Issuing Entity or the Depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code; and

•	provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), or a similar form or the applicable successor form signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person’s name and address.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Non-U.S. Person will be exempt from U.S. federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a Note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to U.S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form or successor form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the Non-U.S. Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

Each holder of a Note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Issuing Entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s U.S. federal income tax liability.

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against a Noteholder’s U.S. federal income tax and may entitle the recipient to a refund, so long as the required information is properly furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The Issuing Entity will report to Noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

Foreign Account Tax Compliance

In general, under Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% withholding tax could be imposed on payments made to any Non-U.S. Person (including certain foreign financial institutions and investment funds) unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a Note or in a capacity of holding a Note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also to be applicable to gross proceeds from a disposition of debt instruments. However, proposed Treasury regulations have been issued that, when finalized, will provide for the elimination of the 30% withholding tax that otherwise would have applied to all payments of gross proceeds from the sale, retirement, exchange or other disposition of debt instruments. In the preamble to the proposed regulations, the government provided that taxpayers may generally, currently rely upon these proposed regulations until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of FATCA on an investment in the Notes.

Each holder of a Note or an interest therein, by acceptance of such Note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the Notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a Non-U.S. Person, on the appropriate IRS Form W-8 (or in either case, an applicable successor form) and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The Indenture Trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a Note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the event that any class of Offered Notes was not treated as debt for U.S. federal income tax purposes, it is expected that the class of Notes would be characterized for U.S. federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on such class of Notes would be treated either as guaranteed payments under Section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the Issuing Entity, with all other items of the Issuing Entity’s income, gain, loss, deduction and credit being allocated to the holders of the certificates. Although the U.S. federal income tax treatment of the Notes for most accrual basis taxpayers should not differ materially under this alternative characterization than if the Notes were treated as debt, the characterization could result in adverse effects for some holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes, plus possibly some other items, even though the Issuing Entity might not have sufficient cash to make current cash distributions of the full amount thereof. Thus, cash basis holders would in effect be required to report income in respect of the Notes on the accrual basis and holders of the Notes could become liable for taxes on the Issuing Entity’s income even if they have not received cash from the Issuing Entity to pay the taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, Non-U.S. Persons holding such class of Notes could be subject to withholding or be required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and income of the Issuing Entity or upon a sale or exchange of their Note and individuals holding the Notes might be subject to some limitations on their ability to deduct their share of trust expenses.

In addition, if the IRS were to successfully contend that any class of Offered Notes was not treated as debt for U.S. federal income tax purposes, the Issuing Entity would be treated as a partnership for U.S. federal income tax purposes and could be treated as a publicly traded partnership for such purposes. A partnership may be classified as a publicly traded partnership if equity interests in the partnership are traded on an “established securities market” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” For U.S. federal income tax purposes, a publicly traded partnership is generally taxable as a corporation. If the Issuing Entity were taxable as a corporation for U.S. federal income tax purposes, the Issuing Entity would be subject to corporate income tax on its taxable income. The Issuing Entity’s taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes (to the extent such interest was deductible). Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the Notes in the manner described above. But even if the Issuing Entity were classified as a publicly traded partnership, it would avoid taxation as a corporation if 90% or more of its annual income constituted “qualifying income” not derived in the conduct of a “financial business.” It is unclear, however, whether the Issuing Entity’s income would be so classified.

Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the Issuing Entity.  Under these regulations, in certain circumstances, a Note that otherwise would be treated as debt is treated as equity for U.S. federal income tax purposes during periods in which the Note is held by a related party of the Issuing Entity (generally based on a group of corporations, disregarded entities, grantor trusts or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any Notes treated as equity under these rules would be deemed to be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such deemed conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the Issuing Entity for U.S. federal income tax purposes.  In this regard, you should consider the discussion in the above paragraph regarding the consequences of such treatment.  Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the Notes.  Moreover, the Issuing Entity will be able to amend the trust agreement and the other trust documents in the future without the consent of Noteholders as required to prevent the application of such Treasury regulations to the Notes.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the Notes, then a financial organization investing in the Notes would be subject to Florida corporate income tax on a portion of its income at a current maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the Depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the Offered Notes or the receipt of interest on the Offered Notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the Offered Notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the Issuing Entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Issuing Entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLAN INVESTORS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as an individual retirement account, any other plan subject to Section 4975 of the Internal Revenue Code and entities or accounts deemed to hold assets of the foregoing (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Internal Revenue Code; however, such plans may be subject to other laws that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code (“Similar Law”).

Certain transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code with respect to a Benefit Plan that purchased Offered Notes if assets of the Issuing Entity were deemed to be assets of the Benefit Plan. Under the United States Department of Labor regulation codified at C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and Section 4975 of the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the Offered Notes should be treated as indebtedness of the Issuing Entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that the Offered Notes will be repaid when due, the traditional default remedies, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Offered Notes that are subordinated to other classes of securities. A fiduciary of a Benefit Plan considering an investment in an Offered Note should consider whether, at the time of acquisition, such Offered Note will be characterized as indebtedness for purposes of the Regulation. Unless the context clearly indicates otherwise, any reference in this section to the acquisition, holding or disposition of the Offered Notes shall also mean the acquisition, holding or disposition of a beneficial interest in such Notes.

However, without regard to whether the Offered Notes are treated as an equity interest for purposes of the Regulation, Benefit Plan fiduciaries must determine whether the acquisition, holding and disposition of the Offered Notes would result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code for which no statutory, administrative, or individual prohibited transaction exemption is available. The acquisition or holding of Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the underwriters, the Depositor, the Servicer, the Owner Trustee or the Indenture Trustee or any of their respective affiliates (the “Transaction Parties”) is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Furthermore, to the extent a Transaction Party exercises a redemption right, the disposition of Offered Notes by or on behalf of a Benefit Plan could also give rise to a prohibited transaction. In making the determination of whether the acquisition, holding or disposition of Offered Notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction, Benefit Plan fiduciaries should consider whether any of the Transaction Parties will act as a fiduciary, or render investment advice for a fee or other compensation, direct or indirect, or has authority to do so, pursuant to ERISA, Section 4975 of the Internal Revenue Code, the regulations issued under ERISA or Section 4975 of the Internal Revenue Code, or otherwise, with respect to the acquisition, holding or disposition of Offered Notes by such Benefit Plan (or by any fiduciary acting on behalf of such Benefit Plan). Certain exemptions from the prohibited transactions rules could be applicable to the acquisition, holding and/or disposition of Offered Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire, hold and/or dispose of such Notes and the relationship of the party in interest or disqualified person to the Benefit Plan. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house” asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code is available for certain transactions between a Benefit Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Benefit Plan or being affiliated with such provider. There may also be certain individual prohibited transaction exemptions that are available.  However, there can be no assurance that these exemptions or any other exemption will be available with respect to any particular transaction involving the Offered Notes and any such exemption may not cover all transactions relating to the acquisition, holding and disposition of the Offered Notes.

By acquiring an Offered Note, each purchaser and transferee thereof will be deemed to represent and warrant that either (i) it is not acquiring and will not hold such Offered Note (or a beneficial interest therein) on behalf of, or with the assets of any Benefit Plan or any plan or arrangement that is subject to Similar Law; or (ii) its acquisition, holding and disposition of such Offered Note (or a beneficial interest therein) will not constitute or give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of Similar Law.

A plan fiduciary considering the purchase of Offered Notes is encouraged to consult its legal advisors regarding the matters discussed above and other applicable legal requirements, including, without limitation, whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other related issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated August ●, 2026 among World Omni Financial Corp., the Depositor, and TD Securities (USA) LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters, the Depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the Notes described opposite its name below:

Underwriter	Class A-1 Notes		Class A-2 Notes		Class A-3 Notes		Class A-4 Notes		Class B Notes		Class C Notes
TD Securities (USA) LLC	$	•	$	•	$	•	$	•	$	•	$	•
Truist Securities, Inc.	$	•	$	•	$	•	$	•	$	•	$	•
U.S. Bancorp Investments, Inc.	$	•	$	•	$	•	$	•	$	•	$	•
Wells Fargo Securities, LLC	$	•	$	•	$	•	$	•	$	•	$	•
M&T Securities, Inc.	$	•	$	•	$	•	$	•		-		-
PNC Capital Markets LLC	$	•	$	•	$	•	$	•		-		-
Siebert Williams Shank & Co., LLC	$	•	$	•	$	•	$	•		-		-
Total		$206,000,000		$361,000,000		$329,000,000		$69,580,000		$30,330,000		$15,170,000

Any Retained Notes will initially be retained by the Depositor or one or more affiliates thereof on the Closing Date and will not be offered for sale under the underwriting agreement. Any such Retained Notes may be sold, subject to certain limitations, from time to time to purchasers, directly by the Depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Depositor or from the purchasers of such Retained Notes. If any such Retained Notes are sold through underwriters, broker-dealers or agents, the Depositor or such affiliate will be responsible for underwriting discounts or commissions or agent’s commissions. Any such Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The Depositor has been advised by the underwriters that they propose initially to offer the Offered Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of Offered Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of Offered Notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession		Reallowance
Class A-1 Notes	•	%	•	%
Class A-2 Notes	•	%	•	%
Class A-3 Notes	•	%	•	%
Class A-4 Notes	•	%	•	%
Class B Notes	•	%	•	%
Class C Notes	•	%	•	%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the Offered Notes if any of such Notes are purchased.

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU directives and regulations, as amended (the “EU Securitisation Regulation”) has direct effect in member states of the EU and is applicable in current non-EU states of the EEA.

With respect to the UK, the framework for the regulation of securitization comprises (i) the Securitisation Regulations 2024 (SI 2024/102), as amended (the “SR 2024”), (ii) the Securitisation sourcebook (the “SECN”) of the handbook of rules and guidance adopted by the UK Financial Conduct Authority (the “FCA Handbook”), (iii) the Securitisation Part of the rulebook of published policy of the Prudential Regulatory Authority of the Bank of England (the “PRASR”) and (iv) relevant provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), each as further amended, supplemented or replaced from time to time (collectively, the “UK Securitisation Framework”).

Article 5 of the EU Securitisation Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitisation Regulation) (the “EU Due Diligence Requirements”) by “institutional investors”, defined in the EU Securitisation Regulation to include insurance undertakings, reinsurance undertaking, institutions for occupational retirement provision, investment managers and authorized entities appointed by such institutions, alternative investment fund managers that manage and/or market alternative investment funds in the EEA, management companies of undertakings for collective investment in transferable securities (“UCITS”), internally managed UCITS, credit institutions and investment firms, each as described in more detail in the EU Securitisation Regulation. The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013 (as amended) (such affiliates, together with all institutional investors referred to in this paragraph, “EU Affected Investors”).

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 and Article 5 of Chapter 2 of the PRASR, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements”) by “institutional investors”, defined in the SR 2024 to include insurance undertakings, reinsurance undertakings, trustees and managers of occupational pension schemes, fund managers of such schemes, AIFMs that have permission under the FSMA in respect of managing AIFs and that market or manage AIFs in the UK, small registered UK AIFMs, UCITS, UCITS management companies, CRR firms and FCA investment firms, each as described in more detail in the SR 2024. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended (such affiliates, together with all institutional investors referred to in this paragraph, “UK Affected Investors”).

Among other things, the EU Due Diligence Requirements and the UK Due Diligence Requirements provide that, prior to investing in a securitization, an EU Affected Investor or a UK Affected Investor, as applicable, is required to verify that: (a) except in specified cases, certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains on an ongoing basis (or, in the case of certain UK Affected Investors, continually retains) a material net economic interest in the securitization which, in any event, will not be less than 5%, in accordance with the EU Securitisation Regulation or the UK Securitisation Framework, as applicable, and discloses that risk retention; (c) in the case of an EU Affected Investor, the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitisation Regulation in accordance with the frequency and modalities provided for in that Article; and (d) in the case of a UK Affected Investor, the originator, sponsor or securitization special purpose entity has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the SR 2024, the SECN or the PRASR, as applicable.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Offered Notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an EU Affected Investor or a UK Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Offered Notes acquired by such investor.

None of the Sponsor, the Depositor, the Servicer, the Issuing Entity, the underwriters, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in such transaction in a manner that would satisfy the requirements of the EU Securitisation Regulation or the UK Securitisation Framework.

Furthermore, no such party will undertake, or intends, to take any other action or refrain from taking any action prescribed or contemplated in, or for purposes of, or in connection with, compliance by any EU Affected Investor with the EU Due Diligence Requirements, by any UK Affected Investor with the UK Due Diligence Requirements or by any person with any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “U.S. Credit Risk Retention” have not been structured with the objective of enabling compliance with the requirements of the EU Securitisation Regulation or the UK Securitisation Framework by any person.

Consequently, the Offered Notes may not be a suitable investment for EU Affected Investors or UK Affected Investors. As a result, the price and liquidity of the Offered Notes in the secondary market may be adversely affected.

Prospective investors are responsible for, and should analyze, their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Offered Notes for investment and the scope and applicability of, and compliance with, the EU Securitisation Regulation, the UK Securitisation Framework and any other existing or future similar regimes in any relevant jurisdictions or other applicable regulations.

In addition, prospective investors should note that certain reforms have been proposed to the EU Securitisation Regulation and the UK Securitisation Framework. It is expected that, if such reforms are implemented, they will result in (amongst other things) changes to the EU Due Diligence Requirements and UK Due Diligence Requirements, respectively. It is not yet known whether, when, or in what terms, the relevant reforms will be implemented (or what their implications may be for existing or future securitizations). Each prospective investor in the Offered Notes that is an EU Affected Investor or a UK Affected Investor should make its own assessment as to the implications (if any) of such proposed reforms.

The Notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the Depositor do not intend to apply for listing of the Notes on a national securities exchange. Certain of the underwriters have advised World Omni Financial Corp. and the Depositor that they intend to act as market makers for the Offered Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Moreover, disruptions in the global financial markets due to wide-spread public health events and geopolitical unrest have caused uncertainty and volatility in the secondary market for asset-backed securities. The underwriters may also be unwilling or unable to make a market in the Offered Notes due to regulatory developments or otherwise. Accordingly, no assurance can be given as to the liquidity of any trading market for the Offered Notes.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Offered Notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the Offered Notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the Offered Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Offered Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

Due to the diverse nature of the business activities of the underwriters and their respective affiliates, the underwriters or their respective affiliates may from time to time have different economic interests in, and different views regarding, the future performance of Receivables similar to those in the Receivables pool or securities that are backed by similar Receivables. Subject to applicable law, including Securities Act Rule 192, which prohibits certain conflicts of interest transactions, the underwriters and their respective affiliates may be holding, buying, or selling interests in similar Receivables or related derivatives (e.g., credit default swaps), not originating or limiting origination of similar Receivables or taking long or short positions with respect to the securities backed by similar Receivables. The interests of the underwriters and their respective affiliates may not be aligned with the interests of Noteholders, and such activities may cause or lead to potential conflicts of interests. U.S. Bancorp Investments, Inc., an underwriter for the Offered Notes, and U.S. Bank Trust Company, National Association, the Indenture Trustee, are affiliates and may be involved in transactions with each other involving securitizations. M&T Securities, Inc., an underwriter for the Offered Notes, and Wilmington Trust, National Association, the Owner Trustee, are affiliates and may be involved in transactions with each other involving securitizations.

World Omni Financial Corp. and the Depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus.

Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle within one business day, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Offered Notes more than one business day prior to the expected delivery date will be required to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

The following chart sets forth information on the aggregate proceeds to the Depositor from the sale of the Offered Notes.

As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$	•	•	%
Aggregate Underwriting Discount	$	•	•	%
Aggregate Proceeds to Depositor	$	•	•	%
Additional Offering Expenses	$	•	•	%

In addition to the methods described above, the offering of the Offered Notes may be made concurrently through more than one of the following methods:

•	by placements by the Depositor with investors through dealers; and

•	by direct placements by the Depositor with investors.

Each Noteholder, by its acceptance of a Note, represents that it has, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Notes. Each Noteholder also represents that it will, independently and without reliance upon the Indenture Trustee or any other person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the indenture or any other document and in connection with the Notes.

European Economic Area

Each underwriter has (severally, and not jointly) represented, warranted and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Offered Notes to any EU retail investor in the European Economic Area (the “EEA”). For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

United Kingdom

Each underwriter has (severally, and not jointly) represented, warranted and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Offered Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Offered Notes in, from or otherwise involving the United Kingdom (the “UK”).

Each underwriter has also (severally, and not jointly) represented, warranted and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Offered Notes to any UK retail investor in the UK. For these purposes:

(a)	the expression “UK retail investor” means a person who is either one (or both) of the following:

(i)	not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(ii)	not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended (the “POATRs”); and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to buy or subscribe for the Offered Notes.

The Class A-1 Notes have not been and will not be offered in the UK or to UK persons, and no proceeds of any Class A-1 Notes will be received in the UK.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the Issuing Entity or the Depositor in press releases and in oral and written statements made by or with the Issuing Entity’s or the Depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the Servicer, the Issuing Entity or the Depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimates,” “target” or similar expressions. The Issuing Entity and the Depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in “Risk Factors” in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the Issuing Entity or the Depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover page of this prospectus. Other than as required by applicable law, the Issuing Entity and the Depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the Depositor, the Issuing Entity or the Servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the Notes.

Other than as described in “The Trustees” in this prospectus, each of the Indenture Trustee and the Owner Trustee has represented to the trust and the Depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the Indenture Trustee and the Owner Trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the Notes being offered under this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Issuing Entity “incorporates by reference” some information it files with the SEC, which means that the Issuing Entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Issuing Entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The Issuing Entity incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE filed or caused to be filed with the SEC by the Depositor with respect to the Issuing Entity by the date of the filing of this prospectus. The Issuing Entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the Issuing Entity before the termination of the offering of the Notes (including any market-making transactions for the Notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the Depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the aforementioned periodic reports with respect to that Issuing Entity will be available to you through our website at http://www.worldomni.com/asset_securities.html as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The Servicer Certificates to Noteholders referenced throughout this prospectus will also be made available through such website. The contents of our website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents related to an Issuing Entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 250 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200. The contents of the SEC’s website are not incorporated in, or otherwise to be regarded as part of, this prospectus. For purposes of any electronic version of this prospectus, the preceding link to the uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this link to the URL was inactive at the time we created any electronic version of this prospectus.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the Notes and certain U.S. federal income tax matters with respect to the Offered Notes, will be passed upon for the Depositor and the Servicer by Mayer Brown LLP. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the Offered Notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

“Asset-Level Data File” is defined on page 65.

“Available Funds” means, generally, with respect to any Payment Date, the sum of the following amounts with respect to the related Collection Period:

•	all collections on the Receivables;

•	all proceeds of Defaulted Receivables, net of expenses incurred by the Servicer in connection with the liquidation of the related financed vehicles and any amounts required by law to be remitted to the obligor on the Defaulted Receivables and all recoveries in respect of Defaulted Receivables;

•	the Purchase Amount of each Receivable that was repurchased by the Depositor or purchased by the Servicer under an obligation that arose during the related Collection Period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	investment earnings on funds on deposit in the collection account and the reserve account;

•	any funds received by the Indenture Trustee (net of any amounts paid to the Indenture Trustee pursuant to the indenture and to the Owner Trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous Payment Date, if any.

Available Funds for each Payment Date will be reduced by the servicing fee for the Payment Date and any previously unpaid servicing fees. Available Funds for each Payment Date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the Issuing Entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the Issuing Entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Issuing Entity or a substantial portion of the assets of the Issuing Entity, (4) any assignment for the benefit of the Issuing Entity’s creditors, (5) causing the Issuing Entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the Issuing Entity to take any action) that would further items (1) through (6).

“Benchmark” is defined on page 83.

“Benchmark Replacement” is defined on page 83.

“Benchmark Replacement Adjustment” is defined on page 83.

“Benchmark Replacement Conforming Changes” is defined on page 83.

“Benchmark Replacement Date” is defined on page 83.

“Benchmark Transition Event” is defined on page 84.

“Benefit Plan” is defined on page 133.

“CFPB” is defined on page 31.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the Payment Date and the Class A Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the Notes of the class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of the class on or prior to the preceding Payment Date.

“Class A Notes” is defined on page 2.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Class C Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class C Noteholders’ Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such class of the Notes for the related interest accrual period.

“Class C Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class C Noteholders’ Monthly Interest Distributable Amount for such Payment Date and the Class C Noteholders’ Interest Carryover Shortfall, if any, for such Payment Date.

“Class C Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Payment Date, interest accrued for the related interest accrual period on the Class C Notes at the interest rate for such class on the aggregate outstanding principal amount of the Notes of such class on the immediately preceding Payment Date or, in the case of the initial Payment Date, on the Closing Date, after giving effect to all payments of principal to the Noteholders of such class on or prior to such preceding Payment Date.

“Clearstream” is defined on page 2.

“Code” is defined on page 123.

“Collection Period” is defined on page 85.

“Controlling Securities” means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding and (iii) after the Class A Notes and the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding.

“Conversion Date” means the date on which the Sponsor began using a threshold of 10% of the applicable scheduled payment rather than $40 for determining if a scheduled payment is delinquent.

“Corresponding Tenor” is defined on page 83.

“Defaulted Receivable” means a Receivable as to which (a) more than a specified amount (which, as of the date of this Prospectus, is 10% of the applicable scheduled payment, but such amount may change from time to time as provided in World Omni Financial Corp.’s servicing policies and procedures (but in any case will not exceed 15% of the applicable scheduled payment)) of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the Servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining principal balance. The principal balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Delinquency Percentage” is defined on page 90.

“Delinquency Threshold Amount” means $40 with respect to payments effective prior to the Conversion Date, and 10% of the applicable scheduled payment for payments effective on or after the Conversion Date.

“Delinquency Trigger” is defined on page 90.

“Dodd-Frank Act” is defined on page iv.

“DTC” is defined on page 2.

“EEA” is defined on page iii.

“EHRI” is defined on page 111.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes and (ii) whose deposits are insured by the FDIC.

“Eligible Trust Account Institution” means the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers, so long as such depository institution has either (A) a long-term unsecured debt rating of “A” or better by Fitch and an issuer credit rating of “BBB” or better by S&P, (B) a short-term unsecured debt rating or certificate of deposit rating of “F1” or better by Fitch and “A-2” or better by S&P or (C) such other rating that is acceptable to each rating agency hired by the Sponsor to rate the Notes. So long as such institution qualifies, the Eligible Trust Account Institution may be the Owner trustee, the Indenture trustee, the Account Bank or any of their respective affiliates.

“ERISA” is defined on page 131.

“ESG” is defined on page 46.

“EU” is defined on page 11.

“EU Retail Investor” is defined on page iii.

“EU Securitisation Regulation” is defined on page 133.

“events of default” has the meaning set forth in “Description of the Trust Documents—Indenture— Events of Default; Rights upon Events of Default.”

“FDIC” is defined on page 34.

“Fitch” means Fitch Ratings, Inc.

“Five-State Area” is defined on page 1.

“FTC” is defined on page 32.

“Internal Revenue Code” is defined on page 123.

“IRS” is defined on page 123.

“ISDA Definitions” is defined on page 83.

“ISDA Fallback Adjustment” is defined on page 83.

“ISDA Fallback Rate” is defined on page 83.

“MiFID II” is defined on page iii.

“Monthly Remittance Condition” is defined on page 93.

“Non-U.S. Person” means any person other than a U.S. Person or entity treated as a partnership for U.S. federal income tax purposes.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date.

“Noteholders’ Interest Distributable Amount” means, with respect to any Payment Date, the sum of the Class A Noteholders’ Interest Distributable Amount for such Payment Date, the Class B Noteholders’ Interest Distributable Amount and the Class C Noteholders’ Interest Distributable Amount for such Payment Date.

“Noteholders’ Principal Distributable Amount” means, with respect to any Payment Date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Notes as of the day immediately preceding that Payment Date over (b) the Pool Balance for that Payment Date minus the Overcollateralization Target Amount for that Payment Date, provided that on the Final Scheduled Payment Date of any class of Notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate outstanding principal amount of such class of Notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Noteholders’ Third Priority Principal Distributable Amount” means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less (c) any amounts allocated to the sum of the Noteholders’ First Priority Principal Distributable Amount and the Noteholders’ Second Priority Principal Distributable Amount.

“Notes” is defined on page 2.

“NRSRO” is defined on page 39.

“Offered Notes” is defined on page 2.

“OLA” is defined on page 34.

“Overcollateralization Target Amount” means, with respect to any Payment Date, an amount equal to 0.90% of the aggregate principal balance of the Receivables as of the end of the related Collection Period less the YSOC Amount of those

Receivables as of the last day of the related Collection Period, but not less than 0.50% of the aggregate starting principal balance of the Receivables less the YSOC Amount of those Receivables as of the Closing Date.

“Owner Trustee” is defined on page 49.

“PRIIPs Regulation” is defined on page iii.

“Prospectus Regulation” is defined on page iii.

“Pool Balance” means, as of any Payment Date, the aggregate principal balance of the Receivables held by the Issuing Entity as of the last day of the related Collection Period less the YSOC Amount of those Receivables as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

“Purchase Amount” means, with respect to a Receivable, the amount, as of the close of business on the last day of the Collection Period as of which that Receivable is purchased, required to prepay in full that Receivable under the terms thereof including all accrued and unpaid interest to that last day.

“Reference Time” is defined on page 80.

“Regulation RR” is defined on page 10.

“Relevant Governmental Body” is defined on page 83.

“Required Rate” is defined on page 9.

“Required Reserve Amount” means, with respect to any Payment Date, 0.25% (or such other higher percentage as may be determined by the Depositor, in its sole discretion, on or prior to the Closing Date) of the aggregate starting principal balance less the YSOC Amount as of the Cutoff Date of all Receivables transferred to the Issuing Entity.

“Reserve Account Initial Deposit” is defined on page 101.

“Retained Notes” is defined on page 2.

“Review Receivables” is defined on page 91.

“S&P” means S&P Global Ratings, a division of S&P Global.

“SEC” is defined on page 31.

“Securities Act” is defined on page 135.

“Servicer Certificate” is defined on page 79.

“Similar Law” is defined on page 131.

“Simple Interest Receivable” means a Receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“SOFR” is defined on page 18.

“SOFR Adjustment Conforming Changes” is defined on page 81.

“SOFR Adjustment Date” is defined on page 80.

“SOFR Determination Time” is defined on page 80.

“SOFR Rate” is defined on page 80.

“Supplemental Servicing Fees” is defined on page 95.

“Trust Accounts” means the collection account, the note distribution account and the reserve account.

“UDAAP” is defined on page 32.

“UK” is defined on page ii.

“UK Retail Investor” is defined on page ii.

“UK Securitisation Framework” is defined on page 133.

“U.S. Bank” is defined on page 49.

“U.S. Bank Trust” is defined 49.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect, and have so elected, to be treated as U.S. Persons.

“WOART” means the World Omni Auto Receivables Trust platform.

“WTNA” is defined on page 49.

“YSOC Amount” means, with respect to any Collection Period and the related Payment Date, or with respect to the Cutoff Date, the aggregate amount by which the principal balance as of the last day of such Collection Period or the Cutoff Date of each of the related Receivables with a contract rate less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such Receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

Appendix A

STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix A sets forth in tabular and graphic format static pool information regarding prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor. With respect to the original portfolio characteristics and geographic information described below, the term “securitized pool” refers to the Receivables included in the applicable pool of Receivables. The original portfolio characteristics and geographic information of each securitized pool described above are based on the securitized pool as of the related Cutoff Date. The characteristics of the final pool of Receivables for that transaction may vary somewhat from the characteristics of the Receivables in the applicable securitized pool. The delinquency, cumulative net loss and prepayment speed tables below are based on the final pool of Receivables for that transaction. The static pool information in this Appendix A is presented for illustrative purposes only.

WORLD OMNI AUTO RECEIVABLES TRUSTS
ORIGINAL PORTFOLIO CHARACTERISTICS

The following tables set forth information regarding the composition of the Receivables in prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, each as of the related Cutoff Date.

	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D
Closing Date	February 10, 2021	May 19, 2021	August 11, 2021	November 3, 2021
Aggregate Starting Principal Balance	$1,157,521,164.95	$1,102,919,763.19	$1,202,898,752.29	$1,183,996,579.97
Avg. Amount Financed	$31,221	$31,569	$31,036	$31,922
Wtd. Original Term to Maturity(1)	69.69	69.90	69.17	68.99
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	61.84	64.03	61.15	63.15
Original Terms to Maturity >60 months(2)	76.22%	78.44%	76.14%	75.61%
Toyota(2)	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%
Wtd. Contract Rate(1)	3.67%	4.07%	3.93%	4.00%
Contract Rate Range	0.00%–18.75%	0.00%–18.75%	0.00%–19.51%	0.00%–18.76%
Wtd. Avg. FICO® score(1)(3)(4)(5)	750	750	750	750
>90% of FICO® scores Fall Between(3)(4)(5)(6)	662 and 854	661 and 854	661 and 855	661 and 854
New(2)	94%	95%	94%	94%
Used(2)	6%	5%	6%	6%

(1)	Weighted by Aggregate Starting Principal Balance
(2)	Percent of Aggregate Starting Principal Balance
(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.
(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
(6)	For Example: With respect to WOART 2026-C, a 90% FICO® score range of 663 to 857 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 663 and 857, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 857 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 663.

	WOART 2022-A	WOART 2022-B	WOART 2022-C	WOART 2022-D	WOART 2023-A
Closing Date	February 16, 2022	June 1, 2022	August 10, 2022	November 16, 2022	February 15, 2023
Aggregate Starting Principal Balance	$964,210,703.53	$1,083,969,917.66	$1,123,484,105.00	$1,156,658,989.82	$1,116,806,264.43
Avg. Amount Financed	$31,743	$31,814	$32,698	$32,406	$32,754.19
Wtd. Original Term to Maturity(1)	69.09	68.01	68.00	68.69	67.85
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	61.65	59.67	61.07	60.91	60.43
Original Terms to Maturity >60 months(2)	81.41%	80.33%	80.74%	80.85%	77.00%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	4.21%	4.16%	4.33%	4.92%	5.59%
Contract Rate Range	0.00%–18.76%	0.00%–19.30%	0.00%–19.75%	0.00%–19.52%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	750	751	752	753	753
>90% of FICO® scores Fall Between(3)(4)(5)(6)	661 and 852	662 and 853	663 and 852	663 and 852	663 and 853
New(2)	93%	94%	94%	93%	96%
Used(2)	7%	6%	6%	7%	4%

	WOART 2023-B	WOART 2023-C	WOART 2023-D	WOART 2024-A	WOART 2024-B
Closing Date	April 19, 2023	August 16, 2023	November 8, 2023	February 14, 2024	May 22, 2024
Aggregate Starting Principal Balance	$1,162,826,061.02	$1,163,498,581.79	$1,119,368,245.46	$1,343,677,474.68	$1,335,109,741.10
Avg. Amount Financed	$33,416.98	$33,819.05	$33,597.26	$36,123.30	$34,238.30
Wtd. Original Term to Maturity(1)	68.17	67.61	67.43	67.60	68.38
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	60.22	59.80	59.81	61.97	62.60
Original Terms to Maturity >60 months(2)	77.58%	77.49%	76.88%	78.05%	80.47%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	5.59%	5.87%	6.13%	6.54%	7.32%
Contract Rate Range	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	754	756	755	756	757
>90% of FICO® scores Fall Between(3)(4)(5)(6)	663 and 853	663 and 856	664 and 855	663 and 856	663 and 856
New(2)	95%	95%	96%	96%	95%
Used(2)	5%	5%	4%	4%	5%

	WOART 2024-C	WOART 2025-A	WOART 2025-B	WOART 2025-C	WOART 2025-D
Closing Date	August 20, 2024	January 29, 2025	May 14, 2025	August 13, 2025	October 15, 2025
Aggregate Starting Principal Balance	$1,312,595,946.50	$1,305,673,100.29	$1,281,827,259.43	$1,302,934,912.86	$982,748,036.14
Avg. Amount Financed	$35,129.82	$36,382.66	$35,943.26	$37,018.69	$36,845.24
Wtd. Original Term to Maturity(1)	68.10	68.18	67.92	68.28	68.56
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	62.37	60.95	60.59	61.64	61.01
Original Terms to Maturity >60 months(2)	79.57%	80.05%	79.42%	79.33%	79.83%
Toyota(2)	100%	100%	100%	100%	100%
Non-Toyota(2)	0%	0%	0%	0%	0%
Wtd. Contract Rate(1)	6.67%	6.60%	6.49%	6.30%	6.15%
Contract Rate Range	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO® score(1)(3)(4)(5)	756	756	756	758	757
>90% of FICO® scores Fall Between(3)(4)(5)(6)	663 and 856	663 and 858	663 and 857	663 and 858	662 and 858
New(2)	96%	96%	96%	97%	98%
Used(2)	4%	4%	4%	3%	2%

	WOART 2026-A	WOART 2026-B	WOART 2026-C
Closing Date	February 18, 2026	May 13, 2026	August 26, 2026
Aggregate Starting Principal Balance	$1,308,658,050.62	$1,406,046,144.06	$1,084,440,413.63
Avg. Amount Financed	$37,220.23	$38,449.68	$39,564.29
Wtd. Original Term to Maturity(1)	68.41	68.59	68.97
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months)(1)	61.10	60.40	61.41
Original Terms to Maturity >60 months(2)	81.08%	81.87%	82.23%
Toyota(2)	100%	100%	100%
Non-Toyota(2)	0%	0%	0%
Wtd. Contract Rate(1)	5.87%	5.79%	5.74%
Contract Rate Range	0.00%–19.75%	0.00%–19.75%	0.00%–19.49%
Wtd. Avg. FICO® score(1)(3)(4)(5)	758	759	758
>90% of FICO® scores Fall Between(3)(4)(5)(6)	662 and 859	663 to 858	663 and 857
New(2)	98%	98%	98%
Used(2)	2%	2%	2%

(1)	Weighted by Aggregate Starting Principal Balance
(2)	Percent of Aggregate Starting Principal Balance
(3)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor’s FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.
(4)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.’s account servicing system.
(5)	FICO® score is calculated using the primary applicant FICO® score or, if not available, the co-applicant FICO® score.
(6)	For Example: With respect to WOART 2026-C, a 90% FICO® score range of 663 to 857 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable Receivables is composed of obligors with FICO® scores between 663 and 857, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) exceeding 857 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable Receivables) falling below 663.

Geographical InfoRMATION(1)(2)

The following tables set forth information regarding the geographic location of the Receivables in prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor and, for comparison purposes, the characteristics of the pool of Receivables described in this prospectus, for states with the largest concentrations of Receivables.

	WOART 2021-A		WOART 2021-B		WOART 2021-C
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	546,452,352.40	47.2%	532,534,713.57	48.3%	590,360,107.40	49.1%
Georgia	213,976,613.86	18.5%	200,802,578.80	18.2%	218,878,016.62	18.2%
North Carolina	183,651,677.94	15.9%	174,289,191.51	15.8%	181,587,628.74	15.1%
Alabama	100,695,854.54	8.7%	99,607,826.99	9.0%	105,992,224.61	8.8%
South Carolina	84,904,223.20	7.3%	73,786,774.62	6.7%	78,632,807.44	6.5%
All Others	27,840,443.01	2.4%	21,898,677.70	2.0%	27,447,967.48	2.3%
Total	1,157,521,164.95	100.0%	1,102,919,763.19	100.0%	1,202,898,752.29	100.0%

	WOART 2021-D		WOART 2022-A		WOART 2022-B
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	585,417,712.29	49.4%	460,536,300.32	47.8%	522,072,382.33	48.2%
Georgia	211,484,635.08	17.9%	183,312,277.56	19.0%	198,057,049.60	18.3%
North Carolina	176,337,371.99	14.9%	145,858,794.15	15.1%	167,654,160.68	15.5%
Alabama	105,491,323.80	8.9%	89,418,303.24	9.3%	98,352,536.54	9.1%
South Carolina	79,356,536.41	6.7%	62,055,764.99	6.4%	68,030,470.99	6.3%
All Others	25,909,000.40	2.2%	23,029,263.27	2.4%	29,803,317.52	2.7%
Total	1,183,996,579.97	100.0%	964,210,703.53	100.0%	1,083,969,917.66	100.0%

	WOART 2022-C		WOART 2022-D		WOART 2023-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	536,027,706.83	47.7%	401,872,700.56	34.7%	511,596,231.30	45.8%
Georgia	211,276,996.31	18.8%	268,937,020.00	23.3%	212,410,541.74	19.0%
North Carolina	175,872,380.29	15.7%	226,675,919.83	19.6%	184,029,540.13	16.5%
Alabama	100,067,855.36	8.9%	129,571,049.56	11.2%	105,837,048.28	9.5%
South Carolina	70,567,206.66	6.3%	89,026,915.93	7.7%	73,613,171.73	6.6%
All Others	29,671,959.55	2.6%	40,575,383.94	3.5%	29,319,731.25	2.6%
Total	1,123,484,105.00	100.0%	1,156,658,989.82	100.0%	1,116,806,264.43	100.0%

	WOART 2023-B		WOART 2023-C		WOART 2023-D
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	584,259,080.68	50.2%	521,273,382.03	44.8%	502,943,881.71	44.9%
Georgia	201,518,116.67	17.3%	227,113,274.50	19.5%	216,579,454.06	19.3%
North Carolina	173,480,502.21	14.9%	188,253,159.43	16.2%	184,876,240.31	16.5%
Alabama	98,248,011.66	8.4%	110,013,117.11	9.5%	103,296,756.84	9.2%
South Carolina	74,499,193.71	6.4%	80,776,427.70	6.9%	79,958,052.34	7.1%
All Others	30,821,156.09	2.7%	36,069,221.02	3.1%	31,713,860.20	2.8%
Total	1,162,826,061.02	100.0%	1,163,498,581.79	100.0%	1,119,368,245.46	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.
(2)	Based on the billing addresses of the obligors.

	WOART 2024-A		WOART 2024-B		WOART 2024-C
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	644,925,983.07	48.0%	584,362,816.83	43.8%	606,663,186.37	46.2%
Georgia	244,012,810.60	18.2%	265,576,252.72	19.9%	250,830,802.01	19.1%
North Carolina	210,329,180.90	15.7%	224,703,834.59	16.8%	205,412,798.97	15.6%
Alabama	120,829,921.89	9.0%	129,366,967.93	9.7%	128,212,313.41	9.8%
South Carolina	86,218,897.83	6.4%	95,689,888.79	7.2%	91,433,677.04	7.0%
All Others	37,360,680.39	2.8%	35,409,980.24	2.7%	30,043,168.70	2.3%
Total	1,343,677,474.68	100.0%	1,335,109,741.10	100.0%	1,312,595,946.50	100.0%

	WOART 2025-A		WOART 2025-B		WOART 2025-C
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	606,535,578.27	46.5%	611,016,940.11	47.7%	617,809,396.62	47.4%
Georgia	244,074,697.30	18.7%	239,766,533.03	18.7%	242,206,573.28	18.6%
North Carolina	203,128,940.24	15.6%	196,999,096.48	15.4%	193,708,312.73	14.9%
Alabama	127,159,217.82	9.7%	113,201,589.74	8.8%	121,445,147.95	9.3%
South Carolina	92,235,171.66	7.1%	92,120,377.00	7.2%	99,432,306.22	7.6%
All Others	32,539,495.00	2.5%	28,722,723.07	2.2%	28,333,176.06	2.2%
Total	1,305,673,100.29	100.0%	1,281,827,259.43	100.0%	1,302,934,912.86	100.0%

	WOART 2025-D		WOART 2026-A		WOART 2026-B
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	452,156,255.62	46.0%	582,989,248.37	44.5%	644,784,647.23	45.9%
Georgia	183,906,582.55	18.7%	242,809,879.36	18.6%	261,236,080.63	18.6%
North Carolina	154,003,029.86	15.7%	212,519,632.84	16.2%	213,652,552.99	15.2%
Alabama	92,082,546.50	9.4%	132,105,237.38	10.1%	138,026,174.27	9.8%
South Carolina	76,521,365.89	7.8%	108,221,289.02	8.3%	110,365,867.63	7.8%
All Others	24,078,255.72	2.5%	30,012,763.65	2.3%	37,980,821.31	2.7%
Total	982,748,036.14	100.0%	1,308,658,050.62	100.0%	1,406,046,144.06	100.0%

	WOART 2026-C
	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	501,159,027.92	46.2%
Georgia	201,849,981.40	18.6%
North Carolina	166,518,078.10	15.4%
Alabama	107,664,364.08	9.9%
South Carolina	80,738,646.56	7.4%
All Others	26,510,315.57	2.4%
Total	$1,084,440,413.63	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.
(2)	Based on the billing addresses of the obligors.

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than the Delinquency Threshold Amount of a scheduled payment is past due, including Receivables with bankrupt obligors but excluding Defaulted Receivables. Most of the data in the following tables was calculated using $40 as the Delinquency Threshold Amount, the portion of a scheduled payment that an obligor must fail to pay to be classified as delinquent. With respect to payments effective on or after the Conversion Date, which occurred during January 2026, delinquencies are determined using 10% of the applicable scheduled payment as the Delinquency Threshold Amount. The period of delinquency is based on the number of days that more than the Delinquency Threshold Amount of a payment is contractually past due.

(2)	“Past Due 61+ Days (%)” in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of Receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of Receivables. The pool balance means, as of the last day of the related Collection Period, the aggregate principal balance of the Receivables held by the related Issuing Entity as of the last day of the related Collection Period less the yield supplement overcollateralization amount of those Receivables as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Depositor, as the case may be for such Collection Period, and after reduction to zero of the aggregate principal balance of any Receivable that became a Defaulted Receivable during the related Collection Period. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

WOART 2021-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,091,552,694	182	4,560,540	45	1,218,486	2	49,964	0	0	0.12%
2	1,053,430,072	151	3,735,948	27	562,008	14	334,911	0	0	0.09%
3	1,017,690,084	121	2,791,572	41	823,301	11	166,934	0	0	0.10%
4	981,022,048	138	3,444,307	37	826,731	19	242,344	0	0	0.11%
5	942,799,822	164	3,533,956	43	917,334	9	151,525	0	0	0.11%
6	907,766,963	197	4,480,546	46	1,040,423	13	216,541	0	0	0.14%
7	870,507,809	186	4,402,651	50	1,076,466	10	205,885	0	0	0.15%
8	835,936,312	212	4,932,682	51	1,171,289	16	271,457	0	0	0.17%
9	803,483,390	217	5,024,150	54	1,240,869	14	300,430	0	0	0.19%
10	771,608,900	228	5,148,532	67	1,513,978	11	312,688	0	0	0.24%
11	739,067,058	252	5,691,275	61	1,325,411	18	324,283	0	0	0.22%
12	708,772,611	240	5,512,331	80	1,939,351	15	280,810	0	0	0.31%
13	681,450,829	267	6,266,662	63	1,535,435	17	353,532	0	0	0.28%
14	648,896,791	240	5,321,336	53	1,280,350	13	313,590	0	0	0.25%
15	623,066,596	238	5,288,374	67	1,620,609	7	145,949	0	0	0.28%
16	596,260,863	236	4,982,936	57	1,337,861	9	241,790	0	0	0.26%
17	570,099,239	245	5,296,466	68	1,555,077	8	174,426	0	0	0.30%
18	547,600,550	272	6,003,635	77	1,620,338	15	331,060	0	0	0.36%
19	523,862,912	239	5,430,262	85	1,882,408	10	257,023	0	0	0.41%
20	503,803,015	265	5,886,492	70	1,630,558	16	340,036	0	0	0.39%
21	484,141,129	279	5,944,916	69	1,570,611	11	250,821	0	0	0.38%
22	466,645,225	285	6,165,396	92	2,008,125	13	339,983	0	0	0.50%
23	448,977,756	267	5,888,591	84	1,722,391	17	331,966	0	0	0.46%
24	431,534,674	255	5,551,654	76	1,731,719	14	259,489	0	0	0.46%
25	415,845,104	217	4,794,277	72	1,548,805	8	177,326	0	0	0.42%
26	397,343,305	233	5,160,042	49	1,019,344	15	380,116	0	0	0.35%
27	381,555,565	237	5,073,413	64	1,398,059	13	216,753	0	0	0.42%
28	363,886,419	240	5,109,523	68	1,436,279	11	221,601	0	0	0.46%
29	347,561,609	242	4,930,322	61	1,232,660	8	121,205	0	0	0.39%
30	332,207,721	247	5,091,854	73	1,455,022	10	174,463	0	0	0.49%
31	317,022,690	245	4,790,715	73	1,458,685	12	216,313	0	0	0.53%
32	303,069,793	251	4,829,962	65	1,316,666	12	210,223	0	0	0.50%
33	288,983,193	261	4,911,300	63	1,210,027	15	284,029	0	0	0.52%
34	276,486,166	263	4,807,729	73	1,418,760	13	222,255	0	0	0.59%
35	263,979,811	329	5,981,019	77	1,365,364	12	246,942	0	0	0.61%
36	250,585,297	257	4,577,025	83	1,519,123	15	250,067	0	0	0.71%
37	237,795,322	241	4,118,094	76	1,352,684	14	241,851	0	0	0.67%
38	224,698,356	246	4,134,182	65	1,104,442	6	99,030	0	0	0.54%
39	211,954,411	230	3,735,655	67	1,051,068	11	171,126	0	0	0.58%
40	199,341,996	240	3,863,766	60	956,766	8	122,440	0	0	0.54%
41	188,251,791	270	4,016,479	86	1,354,121	8	123,788	0	0	0.79%
42	176,247,508	267	3,903,135	86	1,336,250	17	242,518	0	0	0.90%
43	164,964,530	260	3,701,564	83	1,175,887	15	243,399	0	0	0.86%
44	154,262,919	261	3,560,074	81	1,163,733	24	304,276	0	0	0.95%
45	143,621,323	259	3,335,935	89	1,294,819	15	199,724	0	0	1.04%
46	133,665,112	258	3,219,042	78	1,107,335	16	205,362	0	0	0.98%
47	123,720,246	251	3,026,814	76	1,035,205	13	166,242	0	0	0.97%
48	113,744,998	240	2,808,159	74	1,007,757	12	138,137	0	0	1.01%

WOART 2021-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,062,516,668	120	3,411,283	9	254,516	0	0	0	0	0.02%
2	1,027,453,652	184	5,199,658	31	788,606	1	34,965	0	0	0.08%
3	995,076,791	204	5,354,900	65	1,613,681	5	114,138	0	0	0.17%
4	962,765,806	200	5,511,095	76	1,933,752	22	340,593	0	0	0.24%
5	930,755,107	194	5,530,737	73	1,874,362	16	307,550	0	0	0.23%
6	897,923,749	216	5,915,440	71	1,965,803	15	208,572	0	0	0.24%
7	863,265,484	217	5,736,864	75	1,959,099	18	475,571	0	0	0.28%
8	829,297,385	214	5,727,960	66	1,589,150	21	518,373	0	0	0.25%
9	798,158,815	214	5,791,040	73	1,782,989	22	436,095	0	0	0.28%
10	769,490,301	229	6,175,939	62	1,536,110	15	370,860	0	0	0.25%
11	737,111,251	209	5,488,345	50	1,256,871	12	296,607	0	0	0.21%
12	709,590,054	216	5,727,513	60	1,418,064	8	216,116	0	0	0.23%
13	683,202,918	235	6,075,548	55	1,424,302	14	239,498	0	0	0.24%
14	657,233,514	236	5,991,516	58	1,532,835	12	324,424	0	0	0.28%
15	632,953,545	265	6,677,345	81	2,087,951	11	282,340	0	0	0.37%
16	607,090,585	232	5,954,513	75	2,070,032	16	413,694	0	0	0.41%
17	584,294,452	236	5,748,333	67	1,802,796	13	347,342	0	0	0.37%
18	562,009,982	268	6,565,255	68	1,556,512	18	478,201	0	0	0.36%
19	541,231,591	271	6,591,247	68	1,582,119	19	336,578	0	0	0.35%
20	522,022,979	277	6,624,669	70	1,736,291	16	364,559	0	0	0.40%
21	502,213,808	270	6,388,226	75	1,725,998	11	221,827	0	0	0.39%
22	485,038,261	257	6,041,683	65	1,568,309	11	199,004	0	0	0.36%
23	465,792,414	246	5,875,461	68	1,497,825	12	255,483	0	0	0.38%
24	448,317,791	249	5,776,124	81	1,894,403	15	315,655	0	0	0.49%
25	429,669,454	254	5,777,916	73	1,655,772	16	388,418	0	0	0.48%
26	411,991,937	253	5,649,721	76	1,694,708	11	256,058	0	0	0.47%
27	394,949,892	286	6,260,750	77	1,783,661	15	352,337	0	0	0.54%
28	377,505,703	257	5,343,415	78	1,753,240	18	375,753	0	0	0.56%
29	361,422,978	274	5,820,333	75	1,620,001	16	353,797	0	0	0.55%
30	345,701,470	244	5,202,115	76	1,522,107	13	270,024	0	0	0.52%
31	330,979,363	274	5,649,066	82	1,729,624	6	108,414	0	0	0.56%
32	316,974,090	281	5,625,341	87	1,868,593	9	220,466	0	0	0.66%
33	301,862,365	247	4,826,914	91	1,806,403	15	290,254	0	0	0.69%
34	287,764,471	226	4,260,456	79	1,604,682	23	423,938	0	0	0.70%
35	273,798,242	232	4,120,812	73	1,390,750	13	271,031	0	0	0.61%
36	259,490,130	258	4,555,623	70	1,285,084	11	208,284	0	0	0.58%
37	245,226,855	265	4,590,869	69	1,229,740	11	183,329	0	0	0.58%
38	232,943,459	277	4,669,976	76	1,446,878	21	336,006	0	0	0.77%
39	219,317,682	294	4,886,161	80	1,368,789	8	175,384	0	0	0.70%
40	206,950,548	276	4,375,662	85	1,435,254	16	288,749	0	0	0.83%
41	195,056,618	278	4,286,151	91	1,493,203	11	181,143	0	0	0.86%
42	183,044,869	261	3,932,643	85	1,386,103	19	332,216	0	0	0.94%
43	172,126,183	263	3,953,879	93	1,452,030	8	115,448	0	0	0.91%
44	160,679,230	258	3,686,515	72	1,117,122	12	162,999	0	0	0.80%
45	149,600,614	255	3,539,320	66	950,268	6	95,306	0	0	0.70%
46	139,245,473	211	2,877,877	66	952,656	5	58,705	0	0	0.73%
47	129,002,391	216	2,800,757	62	828,504	4	79,793	0	0	0.70%
48	119,358,402	203	2,472,392	72	963,899	7	69,178	0	0	0.87%
49	109,976,537	211	2,511,610	57	692,244	11	151,280	0	0	0.77%

WOART 2021-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,134,089,493	183	4,721,581	36	829,539	0	0	0	0	0.07%
2	1,096,266,379	221	5,737,950	51	1,349,427	11	205,329	0	0	0.14%
3	1,059,672,122	239	6,041,226	77	2,106,292	18	346,116	0	0	0.23%
4	1,020,153,591	253	6,462,147	76	1,891,026	21	582,650	0	0	0.24%
5	981,472,917	262	6,631,528	65	1,581,040	19	452,604	0	0	0.21%
6	944,243,736	263	6,649,021	83	2,215,918	12	241,358	0	0	0.26%
7	911,692,762	260	6,277,680	82	2,197,638	15	369,645	0	0	0.28%
8	871,736,430	227	5,443,179	74	1,741,532	12	340,514	0	0	0.24%
9	837,828,054	272	6,587,171	64	1,761,567	16	315,085	0	0	0.25%
10	802,761,747	244	6,062,196	91	2,495,346	15	404,043	0	0	0.36%
11	770,257,249	277	6,702,565	88	2,399,228	17	409,722	0	0	0.36%
12	739,830,771	329	7,756,321	92	2,342,351	23	608,850	0	0	0.40%
13	708,525,017	298	6,887,411	101	2,524,454	21	428,889	0	0	0.42%
14	680,208,042	310	7,165,392	89	2,170,182	25	511,223	0	0	0.39%
15	653,105,610	335	7,502,003	101	2,526,919	23	488,265	0	0	0.46%
16	628,659,864	343	7,828,369	102	2,408,348	14	333,956	0	0	0.44%
17	605,378,428	349	7,860,742	94	2,293,820	24	584,454	0	0	0.48%
18	582,226,173	342	7,779,108	96	2,274,738	18	408,201	0	0	0.46%
19	561,690,038	302	6,555,459	78	1,954,465	16	340,070	0	0	0.41%
20	537,622,973	301	6,700,105	63	1,420,170	16	321,226	0	0	0.32%
21	516,978,652	333	7,472,488	78	1,796,478	11	196,723	0	0	0.39%
22	495,633,197	323	6,756,074	84	1,930,281	17	383,447	0	0	0.47%
23	475,636,498	322	7,018,905	87	1,693,443	20	461,533	0	0	0.45%
24	457,374,321	327	7,278,703	88	1,821,252	23	437,558	0	0	0.49%
25	438,938,378	291	6,425,247	89	2,004,586	12	259,355	0	0	0.52%
26	421,536,247	328	7,150,170	79	1,829,352	20	455,169	0	0	0.54%
27	403,523,724	300	6,458,797	91	1,975,397	14	275,896	0	0	0.56%
28	387,395,202	297	6,342,777	95	1,989,037	18	366,124	0	0	0.61%
29	371,674,744	344	7,434,007	90	1,874,402	28	550,435	0	0	0.65%
30	354,975,226	292	6,202,425	92	1,913,168	17	337,305	0	0	0.63%
31	339,003,896	259	5,452,740	89	1,880,663	24	413,527	0	0	0.68%
32	323,353,665	289	5,699,813	71	1,543,563	11	233,807	0	0	0.55%
33	307,573,020	269	5,215,393	69	1,383,951	8	130,145	0	0	0.49%
34	292,410,196	308	5,913,859	76	1,482,494	16	270,455	0	0	0.60%
35	278,567,658	324	6,000,766	91	1,817,862	14	217,960	0	0	0.73%
36	263,276,783	336	6,196,923	84	1,603,437	12	216,556	0	0	0.69%
37	249,231,120	284	5,282,483	115	2,064,977	16	291,457	0	0	0.95%
38	236,038,546	334	5,872,868	85	1,530,997	12	176,848	0	0	0.72%
39	222,554,924	301	5,220,065	103	1,763,808	15	267,449	0	0	0.91%
40	209,904,056	294	4,931,669	89	1,521,962	17	269,912	0	0	0.85%
41	196,380,515	330	5,416,457	84	1,413,136	19	306,849	0	0	0.88%
42	184,162,180	276	4,396,790	90	1,466,403	16	283,732	0	0	0.95%
43	172,651,327	268	4,174,390	68	1,076,210	13	167,100	0	0	0.72%
44	160,843,644	271	4,067,533	66	1,035,347	11	181,918	0	0	0.76%
45	150,139,616	256	3,771,784	72	1,107,930	6	89,970	0	0	0.80%
46	139,770,499	271	3,737,290	73	1,099,532	10	139,710	0	0	0.89%
47	130,544,907	292	3,993,253	70	990,921	2	33,914	0	0	0.79%
48	120,861,921	292	3,864,721	82	1,110,432	8	113,161	0	0	1.01%
49	111,953,304	291	3,769,091	90	1,194,083	16	239,594	0	0	1.28%

WOART 2021-D

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,104,416,377	186	5,490,839	53	1,501,877	4	100,631	0	0	0.15%
2	1,068,855,044	200	5,868,914	60	1,661,003	13	314,121	0	0	0.18%
3	1,033,477,298	223	6,259,061	66	1,889,939	18	429,521	0	0	0.22%
4	1,000,920,844	205	6,053,422	74	1,901,516	20	471,139	0	0	0.24%
5	961,167,740	199	5,462,354	71	2,029,625	7	99,830	0	0	0.22%
6	928,218,855	191	5,337,304	78	2,051,241	14	400,968	0	0	0.26%
7	894,508,502	221	6,211,299	62	1,733,466	18	416,177	0	0	0.24%
8	859,658,413	251	7,143,770	85	2,242,834	8	234,926	0	0	0.29%
9	830,488,689	286	7,921,138	77	2,234,300	22	526,771	0	0	0.33%
10	798,784,418	271	7,507,778	83	2,221,613	13	304,418	0	0	0.32%
11	771,287,929	290	8,127,971	80	2,118,284	14	382,092	0	0	0.32%
12	744,546,586	322	8,729,812	85	2,374,811	21	554,883	0	0	0.39%
13	719,633,376	311	8,403,247	112	3,094,283	17	485,665	0	0	0.50%
14	695,939,609	298	8,010,991	112	3,102,277	23	510,011	0	0	0.52%
15	672,207,476	306	7,956,320	94	2,390,889	20	458,018	0	0	0.42%
16	650,043,045	284	7,405,514	88	2,120,571	10	237,059	0	0	0.36%
17	624,707,216	286	7,554,217	72	1,905,662	16	336,710	0	0	0.36%
18	603,023,104	282	7,322,702	100	2,572,820	14	313,396	0	0	0.48%
19	579,220,178	296	7,499,427	84	2,197,478	17	336,153	0	0	0.44%
20	556,593,548	340	8,540,842	74	1,802,234	16	362,785	0	0	0.39%
21	536,879,451	353	8,467,483	82	1,983,870	16	355,693	0	0	0.44%
22	515,778,748	330	8,189,932	96	2,162,670	22	465,551	0	0	0.51%
23	495,523,329	332	7,794,981	105	2,601,975	20	426,543	0	0	0.61%
24	475,829,743	324	7,533,381	106	2,559,962	15	364,150	0	0	0.61%
25	456,237,003	361	8,238,337	102	2,380,097	16	328,128	0	0	0.59%
26	437,713,792	378	8,337,889	106	2,356,216	20	406,762	0	0	0.63%
27	418,718,357	346	7,491,460	105	2,459,983	17	292,739	0	0	0.66%
28	400,750,849	318	6,809,746	92	2,030,716	12	252,318	0	0	0.57%
29	382,859,136	335	6,931,505	92	2,070,312	14	224,136	0	0	0.60%
30	364,400,245	306	6,208,204	87	1,803,042	20	454,462	0	0	0.62%
31	346,542,993	333	6,617,816	98	1,893,165	15	290,177	0	0	0.63%
32	331,094,643	406	7,960,364	89	1,743,288	23	345,446	0	0	0.63%
33	313,441,377	369	7,186,695	102	1,921,852	21	399,486	0	0	0.74%
34	297,515,543	364	6,727,673	128	2,453,490	17	302,038	0	0	0.93%
35	282,215,312	329	6,016,199	130	2,408,953	25	467,512	0	0	1.02%
36	267,016,439	343	5,868,874	122	2,173,867	25	496,927	0	0	1.00%
37	252,604,724	324	5,624,815	110	1,875,691	25	494,061	0	0	0.94%
38	237,417,911	358	5,987,439	106	1,713,549	29	483,949	0	0	0.93%
39	222,930,555	286	4,785,422	99	1,634,587	24	415,489	0	0	0.92%
40	209,522,487	263	4,168,229	85	1,380,075	11	184,240	0	0	0.75%
41	196,162,374	275	4,373,378	71	1,154,438	19	294,460	0	0	0.74%
42	183,203,534	279	4,115,646	76	1,243,563	11	155,401	0	0	0.76%
43	171,337,190	296	4,293,964	77	1,207,362	16	257,266	0	0	0.85%
44	160,255,839	315	4,445,797	92	1,435,113	14	211,783	0	0	1.03%
45	148,773,008	313	4,277,766	78	1,155,013	12	163,859	0	0	0.89%
46	138,692,814	301	3,995,238	104	1,395,526	14	173,818	0	0	1.13%
47	128,090,424	311	3,981,205	88	1,174,952	19	272,441	0	0	1.13%
48	118,096,691	288	3,417,876	81	1,034,869	17	201,279	0	0	1.05%

WOART 2022-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	909,878,854	164	4,381,724	35	1,020,342	0	0	0	0	0.11%
2	874,772,692	181	4,696,167	37	986,334	7	167,607	0	0	0.13%
3	843,459,137	182	4,839,383	63	1,740,051	9	202,487	0	0	0.23%
4	811,868,203	208	5,729,224	57	1,522,861	19	437,297	0	0	0.24%
5	781,636,865	226	5,867,258	73	1,930,078	13	358,590	0	0	0.29%
6	753,559,333	250	6,574,261	78	2,156,196	12	307,880	0	0	0.33%
7	724,060,899	244	6,498,483	71	1,947,925	13	329,957	0	0	0.31%
8	696,782,771	278	7,561,481	78	2,140,426	14	454,018	0	0	0.37%
9	670,919,369	281	7,427,735	77	2,190,690	22	547,959	0	0	0.41%
10	646,397,426	292	7,655,556	90	2,405,691	22	481,415	0	0	0.45%
11	624,609,174	286	7,435,588	96	2,371,133	21	456,808	0	0	0.45%
12	602,641,661	289	7,276,245	86	2,146,655	16	266,993	0	0	0.40%
13	583,034,085	283	7,543,450	80	2,035,582	17	413,761	0	0	0.42%
14	560,058,748	267	7,018,018	65	1,652,893	15	397,964	0	0	0.37%
15	539,652,418	305	7,905,861	79	1,999,252	9	230,545	0	0	0.41%
16	517,736,282	300	7,499,234	84	2,222,414	17	335,315	0	0	0.49%
17	497,857,542	334	8,046,041	101	2,497,385	12	293,127	0	0	0.56%
18	479,277,794	314	7,636,768	122	2,947,372	26	536,892	0	0	0.73%
19	460,930,271	319	7,992,617	106	2,617,487	29	649,595	0	0	0.71%
20	443,653,126	343	8,515,630	105	2,648,211	17	458,892	0	0	0.70%
21	426,834,576	317	7,784,222	102	2,581,101	15	406,521	0	0	0.70%
22	411,641,555	328	7,952,611	87	2,135,631	24	459,008	0	0	0.63%
23	396,549,927	341	8,036,475	100	2,443,027	20	414,525	0	0	0.72%
24	380,957,058	300	7,323,405	97	2,382,491	20	412,907	0	0	0.73%
25	365,875,642	278	6,755,240	95	2,398,877	14	305,820	0	0	0.74%
26	351,041,347	295	6,955,425	83	2,062,186	11	229,515	0	0	0.65%
27	335,258,948	301	7,034,736	79	1,871,703	20	493,969	0	0	0.71%
28	320,304,581	303	7,138,096	76	1,793,184	24	457,112	0	0	0.70%
29	306,696,935	323	7,310,528	93	2,148,308	11	241,940	0	0	0.78%
30	292,226,881	311	7,043,160	94	2,083,669	17	366,963	0	0	0.84%
31	277,920,557	330	7,275,733	100	2,145,632	13	232,757	0	0	0.86%
32	265,442,691	315	6,794,498	106	2,302,572	17	273,892	0	0	0.97%
33	252,771,940	334	7,040,067	88	1,815,394	22	479,023	0	0	0.91%
34	241,461,314	353	7,355,174	99	1,965,959	12	202,506	0	0	0.90%
35	229,739,885	334	6,741,671	92	1,911,214	17	313,348	0	0	0.97%
36	218,180,369	324	6,409,471	92	1,844,602	15	251,129	0	0	0.96%
37	207,119,970	269	5,160,762	80	1,590,759	12	228,142	0	0	0.88%
38	195,925,357	295	5,579,867	61	1,077,637	8	102,894	0	0	0.60%
39	184,788,526	264	4,818,770	70	1,284,100	11	206,590	0	0	0.81%
40	174,007,531	287	5,106,952	66	1,208,760	9	126,181	0	0	0.77%
41	163,731,176	297	5,059,891	84	1,441,072	8	129,680	0	0	0.96%
42	153,711,983	289	4,814,374	77	1,310,596	10	185,251	0	0	0.97%
43	144,528,764	307	4,952,151	73	1,199,517	11	182,676	0	0	0.96%
44	135,286,237	300	4,754,466	78	1,256,388	12	194,577	0	0	1.07%
45	126,475,741	286	4,492,756	72	1,179,753	17	267,939	0	0	1.14%
46	119,068,260	304	4,439,202	87	1,437,051	15	195,538	0	0	1.37%
47	110,713,202	315	4,465,316	78	1,152,222	10	126,149	0	0	1.15%
48	103,342,281	304	4,183,903	86	1,242,385	11	189,912	0	0	1.39%
49	96,351,404	263	3,531,079	78	1,076,570	13	172,700	0	0	1.30%

WOART 2022-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	992,644,789	237	5,972,576	41	841,246	4	122,663	0	0	0.10%
2	957,632,977	271	6,791,076	65	1,901,045	13	302,511	0	0	0.23%
3	920,756,960	269	6,765,401	72	2,093,338	15	397,138	0	0	0.27%
4	887,025,349	290	7,338,266	75	1,872,493	18	552,591	0	0	0.27%
5	855,513,245	287	7,303,989	90	2,349,709	22	610,194	0	0	0.35%
6	826,554,931	274	6,541,817	102	2,537,128	15	432,143	0	0	0.36%
7	799,361,521	300	7,326,289	96	2,319,886	32	755,690	0	0	0.38%
8	770,154,722	288	7,133,743	103	2,416,850	19	460,921	0	0	0.37%
9	742,105,249	288	7,263,615	71	1,836,467	20	436,081	0	0	0.31%
10	711,409,975	268	6,487,420	59	1,337,566	12	398,419	0	0	0.24%
11	685,932,994	300	7,115,602	74	1,991,274	9	176,892	0	0	0.32%
12	657,113,534	321	7,455,100	87	2,308,293	15	317,749	0	0	0.40%
13	630,238,453	318	7,467,956	110	2,981,230	16	345,419	0	0	0.53%
14	605,910,681	355	8,444,086	100	2,497,338	25	526,397	0	0	0.50%
15	581,498,901	324	8,051,330	107	2,519,958	17	528,851	0	0	0.52%
16	559,613,966	341	8,144,838	100	2,548,135	24	499,857	0	0	0.54%
17	537,099,788	341	8,121,050	96	2,354,954	19	466,457	0	0	0.53%
18	516,835,361	372	8,832,267	90	2,263,662	19	530,743	0	0	0.54%
19	497,879,131	393	9,118,749	108	2,726,685	19	485,198	0	0	0.65%
20	478,245,621	332	7,975,367	107	2,525,739	22	551,022	0	0	0.64%
21	458,394,520	342	8,306,944	87	2,168,360	20	475,920	0	0	0.58%
22	439,687,148	282	7,136,333	94	2,165,847	17	398,938	0	0	0.58%
23	420,371,198	298	7,183,054	67	1,748,285	19	307,014	0	0	0.49%
24	400,717,838	306	7,558,200	86	2,139,682	16	345,557	0	0	0.62%
25	383,627,804	328	8,038,637	105	2,580,907	18	313,944	0	0	0.75%
26	366,122,002	296	6,907,869	110	2,660,462	21	432,430	0	0	0.84%
27	349,641,282	337	7,769,278	97	2,434,060	24	555,622	0	0	0.86%
28	333,119,699	347	7,980,444	108	2,446,273	14	356,855	0	0	0.84%
29	316,838,509	323	7,129,522	111	2,510,317	24	468,254	0	0	0.94%
30	302,127,541	343	7,372,719	94	2,073,448	14	266,535	0	0	0.77%
31	286,276,278	351	7,440,870	101	2,139,431	23	486,371	0	0	0.92%
32	271,319,296	294	6,238,940	114	2,430,426	16	297,091	0	0	1.01%
33	257,972,561	283	5,852,278	84	1,865,187	18	330,111	0	0	0.85%
34	244,803,925	314	6,334,082	68	1,441,872	8	126,876	0	0	0.64%
35	232,206,127	286	5,505,169	80	1,531,231	10	176,595	0	0	0.74%
36	219,704,846	281	5,360,454	76	1,367,764	17	278,076	0	0	0.75%
37	208,068,676	321	5,944,701	75	1,429,770	16	201,129	0	0	0.78%
38	196,899,670	288	5,466,240	72	1,252,913	11	194,822	0	0	0.74%
39	186,269,001	278	5,089,020	75	1,295,262	22	384,998	0	0	0.90%
40	175,471,144	308	5,445,810	64	1,118,316	16	266,718	0	0	0.79%
41	164,938,113	304	5,207,984	65	1,097,812	13	233,904	0	0	0.81%
42	156,184,775	327	5,359,458	88	1,458,550	9	142,521	0	0	1.03%
43	145,976,452	317	5,081,020	85	1,324,514	16	286,496	0	0	1.10%
44	137,219,661	277	4,285,237	86	1,398,543	13	212,726	0	0	1.17%
45	128,726,001	266	3,821,783	89	1,442,936	12	216,815	0	0	1.29%
46	119,454,118	247	3,447,014	69	976,905	14	196,235	0	0	0.98%
47	110,819,246	258	3,601,950	71	967,373	8	90,218	0	0	0.95%
48	102,994,026	258	3,528,670	78	994,756	11	156,191	0	0	1.12%

WOART 2022-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,058,170,133	191	5,202,627	42	1,205,522	0	0	0	0	0.11%
2	1,023,629,198	212	6,315,792	49	1,299,496	9	320,733	0	0	0.16%
3	990,834,748	270	7,322,331	51	1,680,931	9	250,007	0	0	0.19%
4	959,329,886	272	7,543,699	72	1,885,694	12	399,032	0	0	0.24%
5	927,497,478	312	8,684,071	87	2,424,593	20	493,959	0	0	0.31%
6	895,961,797	301	8,417,508	96	2,814,129	28	735,648	0	0	0.40%
7	868,250,833	267	7,681,837	75	2,165,311	24	752,427	0	0	0.34%
8	834,509,769	272	7,572,735	69	2,094,768	19	522,884	0	0	0.31%
9	806,563,236	310	8,709,086	73	1,933,741	12	370,685	0	0	0.29%
10	774,390,749	281	7,648,974	75	2,123,592	17	419,754	0	0	0.33%
11	745,156,833	319	8,765,085	77	2,067,809	23	637,697	0	0	0.36%
12	718,346,682	333	8,987,936	92	2,550,388	18	474,941	0	0	0.42%
13	692,014,349	289	7,562,964	111	3,206,622	23	475,715	0	0	0.53%
14	668,231,814	345	8,834,322	97	2,649,852	29	812,471	0	0	0.52%
15	642,613,916	362	9,351,063	88	2,416,886	16	388,105	0	0	0.44%
16	618,788,580	356	8,989,487	101	2,832,490	23	529,450	0	0	0.54%
17	596,552,442	373	9,125,711	99	2,779,576	25	722,410	0	0	0.59%
18	573,404,005	322	8,308,118	103	2,678,569	30	851,954	0	0	0.62%
19	551,300,748	305	7,613,852	89	2,569,105	21	358,085	0	0	0.53%
20	529,508,675	347	8,963,321	85	2,464,105	15	371,371	0	0	0.54%
21	507,687,375	318	7,980,501	96	2,783,242	17	421,227	0	0	0.63%
22	485,386,686	321	8,011,197	97	2,710,569	15	363,842	0	0	0.63%
23	466,572,706	346	8,743,057	122	3,078,718	21	523,893	0	0	0.77%
24	446,106,114	329	8,495,497	124	3,135,574	25	619,254	0	0	0.84%
25	427,099,716	300	7,751,334	127	3,305,933	23	555,423	0	0	0.90%
26	408,210,260	322	8,159,744	105	2,730,440	29	663,690	0	0	0.83%
27	389,659,846	330	8,485,907	99	2,418,101	29	681,440	0	0	0.80%
28	372,373,631	314	7,670,029	102	2,673,141	18	368,808	0	0	0.82%
29	354,987,121	308	7,624,351	95	2,387,882	27	598,462	0	0	0.84%
30	338,826,250	300	7,221,939	87	2,111,281	18	386,895	0	0	0.74%
31	322,485,275	254	6,127,115	95	2,245,574	12	242,081	0	0	0.77%
32	306,328,484	283	6,482,783	73	1,692,803	12	262,629	0	0	0.64%
33	291,383,272	293	6,528,132	75	1,786,971	17	311,901	0	0	0.72%
34	277,114,587	306	6,643,423	81	1,715,890	13	203,052	0	0	0.69%
35	263,638,762	290	6,277,851	94	1,880,609	10	143,542	0	0	0.77%
36	250,486,556	285	6,130,975	87	1,737,218	16	297,133	0	0	0.81%
37	238,108,588	275	5,806,498	92	1,823,415	22	415,730	0	0	0.94%
38	225,505,019	300	6,227,328	81	1,652,900	14	250,909	0	0	0.84%
39	213,291,642	275	5,489,281	76	1,542,006	12	208,295	0	0	0.82%
40	202,907,991	321	6,228,174	94	1,821,890	16	312,541	0	0	1.05%
41	191,580,324	290	5,545,075	87	1,633,523	19	385,080	0	0	1.05%
42	180,575,758	270	4,943,364	89	1,659,131	19	368,379	0	0	1.12%
43	170,671,942	261	4,755,140	67	1,155,293	12	201,323	0	0	0.79%
44	159,126,692	260	4,558,406	60	1,019,776	9	151,200	0	0	0.74%
45	149,376,021	269	4,556,804	69	1,150,245	17	293,577	0	0	0.97%
46	140,042,040	249	4,012,716	79	1,294,258	17	294,444	0	0	1.13%
47	130,529,981	233	3,670,785	74	1,235,187	17	233,652	0	0	1.13%

WOART 2022-D

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,086,900,337	274	5,643,748	35	710,412	0	0	0	0	0.07%
2	1,051,789,631	334	7,449,055	49	1,203,205	7	161,998	0	0	0.13%
3	1,016,001,789	315	6,990,514	80	2,060,060	13	346,281	0	0	0.24%
4	983,179,723	272	5,915,646	75	1,967,622	23	688,439	0	0	0.27%
5	945,085,736	268	5,512,141	67	1,771,012	13	224,459	0	0	0.21%
6	913,726,298	297	6,933,035	87	1,964,160	14	268,853	0	0	0.24%
7	878,607,646	308	7,024,305	77	2,100,898	19	426,230	0	0	0.29%
8	846,693,903	326	7,741,506	88	2,077,491	6	205,951	0	0	0.27%
9	816,795,345	342	7,847,063	84	2,282,634	18	334,114	0	0	0.32%
10	785,774,643	344	8,140,015	110	2,644,794	13	323,765	0	0	0.38%
11	757,965,636	342	8,030,272	113	2,740,818	27	524,525	0	0	0.43%
12	730,068,087	350	8,515,243	104	2,656,443	25	624,036	0	0	0.45%
13	704,419,068	384	8,936,918	94	2,594,257	18	357,713	0	0	0.42%
14	680,445,546	391	9,376,593	118	3,128,758	30	657,961	0	0	0.56%
15	654,918,273	359	8,272,875	105	2,822,247	27	655,300	0	0	0.53%
16	630,825,705	319	8,168,150	97	2,416,086	23	647,957	0	0	0.49%
17	606,558,065	321	8,058,865	95	2,431,970	20	453,777	0	0	0.48%
18	582,199,275	305	7,809,091	80	1,985,051	24	642,729	0	0	0.45%
19	558,810,893	287	7,133,801	86	2,285,260	18	336,087	0	0	0.47%
20	538,305,235	350	8,714,270	95	2,706,174	16	383,245	0	0	0.57%
21	516,451,918	300	7,509,819	101	2,702,449	17	279,789	0	0	0.58%
22	494,870,028	269	6,843,383	107	2,967,901	28	651,199	0	0	0.73%
23	475,316,751	314	8,162,543	84	2,139,682	34	849,097	0	0	0.63%
24	454,862,873	298	7,992,829	100	2,648,925	22	510,927	0	0	0.69%
25	437,142,664	302	7,781,276	105	2,837,205	16	333,911	0	0	0.73%
26	418,077,029	291	7,504,095	99	2,543,402	28	751,515	0	0	0.79%
27	400,089,550	301	7,713,493	100	2,544,887	21	492,235	0	0	0.76%
28	381,807,379	253	6,354,584	86	2,286,996	12	243,061	0	0	0.66%
29	364,389,034	265	6,688,929	55	1,414,463	16	395,495	0	0	0.50%
30	346,507,567	243	6,012,623	84	2,126,664	9	162,754	0	0	0.66%
31	329,756,234	238	5,819,072	80	1,994,227	17	390,505	0	0	0.72%
32	313,185,991	273	6,506,174	64	1,534,052	16	387,931	0	0	0.61%
33	297,434,919	293	6,961,304	74	1,768,612	15	333,359	0	0	0.71%
34	283,682,277	259	5,705,143	87	2,180,248	24	578,859	0	0	0.97%
35	269,937,681	267	5,939,543	88	2,037,479	15	367,347	0	0	0.89%
36	256,321,691	267	5,688,964	85	1,935,049	23	456,800	0	0	0.93%
37	244,815,179	316	6,711,340	92	1,987,729	17	382,633	0	0	0.97%
38	231,740,553	291	6,072,750	96	1,996,670	17	401,141	0	0	1.03%
39	219,891,119	258	5,277,141	99	2,138,299	25	479,369	0	0	1.19%
40	208,219,618	249	4,961,894	86	1,779,920	17	325,091	0	0	1.01%
41	195,385,706	250	4,850,910	64	1,277,776	16	284,531	0	0	0.80%
42	184,029,641	259	4,920,333	73	1,442,662	12	207,434	0	0	0.90%
43	173,384,715	241	4,326,615	82	1,601,042	19	340,734	0	0	1.12%
44	162,694,377	256	4,505,060	78	1,465,060	16	303,450	0	0	1.09%

WOART 2023-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,046,356,833	174	4,068,147	28	533,599	0	0	0	0	0.05%
2	1,006,214,335	184	4,327,369	31	751,956	5	122,283	0	0	0.09%
3	972,931,211	230	5,148,566	47	1,025,416	7	160,258	0	0	0.12%
4	936,088,652	240	5,860,649	55	1,448,807	22	502,467	0	0	0.21%
5	900,285,035	245	5,867,680	56	1,688,883	10	389,447	0	0	0.23%
6	869,882,738	289	6,533,061	63	1,519,037	13	425,476	0	0	0.22%
7	839,510,658	261	6,117,575	81	1,989,780	14	279,710	0	0	0.27%
8	810,345,271	268	7,020,319	71	1,665,624	19	519,354	0	0	0.27%
9	779,677,515	313	7,809,421	63	1,662,523	21	414,801	0	0	0.27%
10	751,433,826	317	7,864,045	85	2,331,782	19	342,268	0	0	0.36%
11	725,475,212	369	9,410,679	91	2,513,840	27	590,199	0	0	0.43%
12	697,426,914	309	8,096,525	111	3,136,653	20	497,671	0	0	0.52%
13	671,075,720	309	8,249,865	86	2,178,085	25	642,917	0	0	0.42%
14	644,974,280	297	7,467,286	90	2,551,311	22	558,949	0	0	0.48%
15	618,786,050	293	7,413,728	84	2,152,344	22	604,329	0	0	0.45%
16	593,142,800	318	7,656,919	90	2,258,113	18	444,028	0	0	0.46%
17	570,162,974	339	8,497,563	112	2,924,510	17	388,765	0	0	0.58%
18	545,501,165	345	8,362,151	93	2,612,310	25	522,003	0	0	0.57%
19	522,011,572	313	7,457,115	121	3,187,422	19	548,749	0	0	0.72%
20	499,847,214	317	7,800,422	93	2,609,358	25	778,264	0	0	0.68%
21	477,682,938	322	7,877,531	104	2,722,317	28	749,688	0	0	0.73%
22	457,677,639	325	8,269,257	87	2,214,721	26	606,440	0	0	0.62%
23	437,493,241	309	7,762,532	111	2,959,199	27	648,806	0	0	0.82%
24	418,413,432	296	7,507,410	98	2,498,070	26	635,264	0	0	0.75%
25	399,368,111	250	6,503,573	88	2,494,335	18	466,526	0	0	0.74%
26	380,600,029	228	5,966,307	82	1,983,671	12	337,727	0	0	0.61%
27	362,409,453	242	6,375,247	72	1,849,536	17	384,389	0	0	0.62%
28	345,106,628	230	6,033,125	59	1,488,929	16	375,276	0	0	0.54%
29	328,971,610	263	6,936,871	77	2,080,696	8	154,811	0	0	0.68%
30	312,308,382	262	6,719,836	59	1,715,844	17	325,940	0	0	0.65%
31	297,251,092	271	6,815,648	87	2,256,226	7	176,212	0	0	0.82%
32	282,388,778	260	6,420,726	88	2,252,208	15	328,798	0	0	0.91%
33	267,383,210	259	6,290,606	70	1,803,998	22	550,017	0	0	0.88%
34	254,957,302	273	6,346,480	94	2,292,180	11	289,500	0	0	1.01%
35	242,018,223	268	6,041,562	86	2,111,128	24	563,972	0	0	1.11%
36	230,314,106	274	6,204,772	82	1,900,175	23	650,538	0	0	1.11%
37	218,783,067	237	5,149,668	82	1,838,474	15	330,530	0	0	0.99%
38	206,159,904	256	5,524,457	57	1,240,003	15	335,854	0	0	0.76%
39	194,556,166	258	5,382,731	62	1,325,914	15	307,840	0	0	0.84%
40	184,019,953	234	4,716,253	68	1,392,133	16	323,773	0	0	0.93%
41	173,001,893	237	4,823,805	64	1,310,246	9	167,179	0	0	0.85%

WOART 2023-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,094,039,883	248	5,611,802	44	1,112,728	0	0	0	0	0.10%
2	1,055,002,263	235	5,330,994	45	1,094,558	11	344,966	0	0	0.14%
3	1,018,731,376	273	6,376,533	54	1,332,370	9	209,699	0	0	0.15%
4	984,996,522	309	7,928,969	78	1,623,725	11	260,574	0	0	0.19%
5	951,022,614	286	7,420,683	95	2,514,103	11	182,448	0	0	0.28%
6	918,713,217	316	7,743,412	91	2,485,520	24	558,548	0	0	0.33%
7	887,557,878	336	8,362,840	93	2,342,447	24	702,987	0	0	0.34%
8	857,963,996	394	9,096,381	103	2,749,681	19	497,208	0	0	0.38%
9	829,227,270	403	9,602,438	122	2,937,476	25	620,402	0	0	0.43%
10	798,886,154	363	8,519,996	129	3,245,016	31	739,402	0	0	0.50%
11	770,597,074	352	8,721,041	108	2,781,571	26	784,585	0	0	0.46%
12	740,648,173	353	8,339,635	103	2,618,779	20	473,245	0	0	0.42%
13	710,598,153	330	7,974,292	102	2,580,117	19	368,620	0	0	0.41%
14	681,561,161	341	8,321,554	108	2,651,085	21	662,984	0	0	0.49%
15	655,374,331	373	9,065,587	133	3,425,044	24	587,280	0	0	0.61%
16	626,940,527	348	8,353,788	123	2,921,975	22	622,504	0	0	0.57%
17	599,695,370	342	8,259,739	116	2,735,249	25	563,827	0	0	0.55%
18	574,335,386	382	8,674,720	109	2,745,869	25	699,579	0	0	0.60%
19	548,539,270	388	8,598,031	118	3,008,502	34	746,025	0	0	0.68%
20	526,094,368	353	7,899,322	123	2,706,234	21	378,606	0	0	0.59%
21	502,043,418	390	8,875,822	109	2,530,476	31	580,569	0	0	0.62%
22	479,338,056	331	7,814,981	106	2,568,206	30	588,071	0	0	0.66%
23	458,997,141	330	7,698,992	91	2,377,680	15	294,123	0	0	0.58%
24	438,590,864	331	7,896,113	80	1,860,357	11	333,722	0	0	0.50%
25	418,128,648	307	7,342,761	83	1,761,482	12	174,671	0	0	0.46%
26	398,637,012	285	7,149,728	88	2,164,394	12	212,007	0	0	0.60%
27	380,331,655	311	7,542,880	85	2,202,068	14	207,305	0	0	0.63%
28	361,403,540	293	7,529,284	89	2,249,691	17	451,249	0	0	0.75%
29	343,656,895	257	6,583,287	96	2,556,929	18	399,609	0	0	0.86%
30	325,669,875	260	6,555,729	94	2,373,434	12	325,127	0	0	0.83%
31	308,865,842	263	6,560,381	72	1,793,012	19	311,699	0	0	0.68%
32	294,757,175	295	7,034,787	87	2,110,794	17	411,531	0	0	0.86%
33	278,672,176	291	6,731,870	80	1,999,023	23	594,866	0	0	0.93%
34	263,771,791	280	6,387,142	87	1,861,452	15	330,024	0	0	0.83%
35	250,625,687	238	5,281,156	100	2,225,768	15	278,068	0	0	1.00%
36	235,788,232	233	5,110,225	68	1,337,899	19	394,407	0	0	0.73%
37	222,655,382	219	4,409,845	70	1,513,975	13	215,091	0	0	0.78%
38	210,543,732	253	5,003,152	81	1,719,256	17	298,663	0	0	0.96%
39	198,034,911	262	5,081,810	69	1,343,557	21	399,176	0	0	0.88%

WOART 2023-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,088,408,863	236	5,948,135	41	1,120,921	3	51,601	0	0	0.11%
2	1,053,924,700	270	6,911,854	70	2,017,082	11	282,230	0	0	0.22%
3	1,018,046,360	305	8,303,565	75	1,984,556	24	795,260	0	0	0.27%
4	986,701,733	332	8,839,486	96	2,491,588	26	621,271	0	0	0.32%
5	956,941,987	382	10,244,330	117	3,298,800	25	535,706	0	0	0.40%
6	924,745,987	338	9,073,354	114	3,191,925	34	877,088	0	0	0.44%
7	893,256,629	328	8,232,990	95	2,309,877	32	828,920	0	0	0.35%
8	860,575,266	354	9,343,522	80	2,131,171	28	479,127	0	0	0.30%
9	827,359,143	347	8,981,049	105	2,543,910	18	462,861	0	0	0.36%
10	792,570,974	338	9,152,265	84	1,922,348	29	732,032	0	0	0.33%
11	763,057,587	458	11,813,716	106	2,821,709	24	500,892	0	0	0.44%
12	732,984,035	420	10,619,430	131	3,303,895	24	627,919	0	0	0.54%
13	702,047,289	393	9,986,893	142	3,260,215	32	955,754	0	0	0.60%
14	673,028,867	410	10,454,880	133	3,271,907	26	567,555	0	0	0.57%
15	645,021,537	410	10,609,650	140	3,410,009	30	658,261	0	0	0.63%
16	618,672,738	406	9,754,577	141	3,546,255	32	795,257	0	0	0.70%
17	592,315,980	381	9,217,894	133	3,170,324	32	765,302	0	0	0.66%
18	566,863,494	381	9,258,937	111	2,805,888	22	513,491	0	0	0.59%
19	542,353,935	317	7,656,861	108	2,959,976	20	547,774	0	0	0.65%
20	515,507,309	357	8,789,950	84	2,286,855	24	540,670	0	0	0.55%
21	491,978,592	302	7,592,013	99	2,460,439	15	425,472	0	0	0.59%
22	468,139,896	340	8,578,149	81	2,069,904	18	381,849	0	0	0.52%
23	446,162,617	354	8,744,124	104	2,860,028	18	423,997	0	0	0.74%
24	424,077,290	326	8,098,264	93	2,514,427	15	361,463	0	0	0.68%
25	403,436,433	313	8,065,307	112	2,865,646	17	444,001	0	0	0.82%
26	383,499,118	314	7,774,098	99	2,638,744	22	426,996	0	0	0.80%
27	363,276,747	346	8,492,307	89	2,358,605	19	522,008	0	0	0.79%
28	346,748,840	353	8,499,016	120	3,071,008	20	441,915	0	0	1.01%
29	328,144,879	327	7,897,041	109	2,674,862	36	759,254	0	0	1.05%
30	311,465,691	298	7,216,800	94	2,396,968	29	691,686	0	0	0.99%
31	295,163,526	271	6,332,904	84	2,141,278	14	339,442	0	0	0.84%
32	277,498,279	290	6,562,002	66	1,576,462	20	538,552	0	0	0.76%
33	261,969,616	285	6,336,637	96	2,164,991	15	317,063	0	0	0.95%
34	247,603,166	298	6,434,479	88	1,922,612	19	367,439	0	0	0.92%
35	233,508,347	287	6,150,021	87	1,857,791	23	448,693	0	0	0.99%

WOART 2023-D

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,056,319,562	243	6,518,934	38	991,659	2	84,426	0	0	0.10%
2	1,025,403,272	289	7,434,216	68	1,742,953	9	318,512	0	0	0.20%
3	991,061,107	267	7,121,336	79	2,110,358	19	440,683	0	0	0.26%
4	959,223,836	278	7,182,412	72	1,942,082	28	754,003	0	0	0.28%
5	925,826,171	280	7,632,824	72	1,726,330	19	520,578	0	0	0.24%
6	892,464,683	257	7,137,556	61	1,607,850	20	443,747	0	0	0.23%
7	858,101,756	267	6,967,751	73	1,875,767	17	284,728	0	0	0.25%
8	826,281,335	323	8,384,027	76	2,136,231	20	303,204	0	0	0.30%
9	793,305,971	314	8,577,132	83	2,201,922	17	527,782	0	0	0.34%
10	761,963,743	296	7,435,706	104	2,802,823	19	530,800	0	0	0.44%
11	732,513,473	316	8,855,423	81	2,073,682	24	697,905	0	0	0.38%
12	702,586,791	355	9,486,899	102	2,851,847	22	553,293	0	0	0.48%
13	674,523,760	335	9,068,234	95	2,744,705	24	439,700	0	0	0.47%
14	645,811,497	390	9,920,715	99	2,557,158	22	754,736	0	0	0.51%
15	617,913,669	342	8,896,748	102	2,786,367	25	726,252	0	0	0.57%
16	591,322,870	328	8,264,258	96	2,636,106	18	396,203	0	0	0.51%
17	564,484,437	325	8,318,136	94	2,563,758	24	479,153	0	0	0.54%
18	538,838,835	303	7,656,211	95	2,570,559	14	210,991	0	0	0.52%
19	512,872,802	329	8,030,458	85	2,310,784	17	323,334	0	0	0.51%
20	489,233,481	356	8,603,864	84	2,207,924	13	387,212	0	0	0.53%
21	464,975,075	361	8,636,048	98	2,631,412	14	413,415	0	0	0.65%
22	443,670,190	347	8,620,387	107	2,577,875	18	459,863	0	0	0.68%
23	422,988,247	329	8,277,546	93	2,492,534	16	412,328	0	0	0.69%
24	401,873,025	320	7,723,824	94	2,321,834	16	317,380	0	0	0.66%
25	384,527,283	346	9,069,973	109	2,944,401	29	580,518	0	0	0.92%
26	365,086,052	318	8,127,359	76	2,093,926	22	580,351	0	0	0.73%
27	346,709,387	272	7,154,250	97	2,606,235	20	442,358	0	0	0.88%
28	330,318,260	262	6,816,089	80	2,247,966	24	562,179	0	0	0.85%
29	312,470,241	255	6,432,487	79	2,010,125	15	397,778	0	0	0.77%
30	296,267,926	244	6,151,745	71	1,856,252	14	304,782	0	0	0.73%
31	281,111,693	247	6,036,531	70	1,936,105	21	550,910	0	0	0.88%
32	265,652,420	230	5,674,533	85	2,144,797	14	388,189	0	0	0.95%

WOART 2024-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,271,701,286	236	7,884,891	41	1,703,024	0	0	0	0	0.13%
2	1,232,242,333	232	8,101,159	81	2,475,394	12	475,504	0	0	0.24%
3	1,192,793,401	257	8,463,822	66	2,025,216	26	500,817	0	0	0.21%
4	1,150,660,169	253	8,789,642	85	2,370,146	28	683,545	0	0	0.27%
5	1,116,070,178	279	9,694,600	94	3,002,323	35	828,785	0	0	0.34%
6	1,077,496,072	321	10,654,168	87	3,069,428	26	693,071	0	0	0.35%
7	1,038,551,413	316	10,693,583	117	3,891,543	24	608,340	0	0	0.43%
8	1,001,011,310	345	11,799,422	94	3,165,846	31	855,610	0	0	0.40%
9	963,921,993	332	10,947,340	117	4,012,545	28	712,978	0	0	0.49%
10	929,562,452	331	10,945,845	100	3,154,324	31	1,034,808	0	0	0.45%
11	893,046,860	348	11,636,857	109	3,484,037	30	877,426	0	0	0.49%
12	856,939,298	328	10,861,500	97	3,138,264	27	701,845	0	0	0.45%
13	824,468,282	317	9,970,461	94	2,918,058	23	687,059	0	0	0.44%
14	790,387,440	303	9,585,417	77	2,304,752	15	309,140	0	0	0.33%
15	756,617,226	318	9,811,228	89	2,802,379	18	371,716	0	0	0.42%
16	723,607,383	336	10,380,746	94	2,850,347	19	612,106	0	0	0.48%
17	692,004,008	323	9,949,539	123	3,508,345	25	570,990	0	0	0.59%
18	660,144,446	363	11,162,770	101	2,836,419	31	944,120	0	0	0.57%
19	629,843,929	344	10,499,189	128	3,625,176	23	579,339	0	0	0.67%
20	599,460,921	358	10,568,154	117	3,319,212	29	817,562	0	0	0.69%
21	570,546,639	336	10,015,451	109	3,054,195	30	718,206	0	0	0.66%
22	546,189,533	370	10,390,461	122	3,514,998	25	636,140	0	0	0.76%
23	518,676,828	375	10,762,906	126	3,494,404	33	860,656	0	0	0.84%
24	494,825,268	358	9,971,187	96	2,645,397	38	987,597	0	0	0.73%
25	472,146,226	311	8,664,993	113	3,144,481	23	574,979	0	0	0.79%
26	447,305,834	315	8,374,775	83	2,389,792	28	690,749	0	0	0.69%
27	424,670,157	301	7,962,415	91	2,352,881	19	483,930	0	0	0.67%
28	403,564,507	315	8,062,915	98	2,523,994	27	578,009	0	0	0.77%
29	382,238,230	283	7,276,388	100	2,529,670	23	567,337	0	0	0.81%

WOART 2024-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,254,244,957	235	6,464,937	38	1,079,411	1	9,934	0	0	0.09%
2	1,213,193,869	325	8,729,738	66	2,069,052	12	250,691	0	0	0.19%
3	1,170,145,995	345	8,879,360	103	3,341,643	19	575,400	0	0	0.33%
4	1,128,138,354	355	10,219,686	99	2,854,220	32	1,026,077	0	0	0.34%
5	1,088,031,667	349	9,673,923	89	2,756,302	29	878,889	0	0	0.33%
6	1,047,136,709	369	10,085,616	94	2,575,916	32	732,942	0	0	0.32%
7	1,010,517,456	398	10,770,571	104	3,178,567	28	694,321	0	0	0.38%
8	971,123,138	402	10,790,054	115	3,263,832	40	1,193,129	0	0	0.46%
9	931,529,710	378	10,949,467	132	3,450,471	29	685,660	0	0	0.44%
10	894,240,606	379	10,324,087	106	3,237,612	31	688,923	0	0	0.44%
11	854,577,842	355	9,695,174	105	3,211,737	26	756,433	0	0	0.46%
12	817,628,304	353	9,784,889	91	2,751,706	22	523,096	0	0	0.40%
13	779,339,299	368	9,910,750	103	3,308,994	20	627,259	0	0	0.51%
14	745,210,351	357	9,487,009	111	3,164,901	21	409,494	0	0	0.48%
15	711,076,688	382	10,175,894	100	2,765,845	19	499,637	0	0	0.46%
16	680,727,863	410	10,605,444	122	3,648,833	28	847,028	0	0	0.66%
17	650,655,721	404	10,562,870	119	3,368,009	26	627,017	0	0	0.61%
18	620,999,496	384	9,701,002	112	3,107,843	26	557,395	0	0	0.59%
19	596,493,896	412	10,889,711	114	3,055,316	30	785,159	0	0	0.64%
20	568,691,837	383	10,158,134	118	3,171,298	22	501,650	0	0	0.65%
21	542,390,745	356	9,422,397	124	3,644,710	18	479,608	0	0	0.76%
22	519,468,116	340	9,149,327	104	3,056,373	26	678,679	0	0	0.72%
23	493,250,490	329	8,914,487	108	3,140,062	15	448,212	0	0	0.73%
24	469,336,002	285	7,884,305	86	2,432,604	23	744,383	0	0	0.68%
25	447,924,870	321	9,084,420	97	2,669,220	21	517,027	0	0	0.71%
26	425,615,855	278	7,681,206	124	3,492,022	23	556,630	0	0	0.95%

WOART 2024-C

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,221,649,496	215	6,228,344	66	2,042,550	8	282,866	0	0	0.19%
2	1,182,123,307	263	8,363,052	74	1,872,964	15	581,823	0	0	0.21%
3	1,140,298,033	314	8,876,524	90	2,699,136	24	571,752	0	0	0.29%
4	1,103,602,217	320	9,069,501	106	2,963,256	23	641,492	0	0	0.33%
5	1,063,688,029	327	9,364,344	105	3,069,372	27	753,317	0	0	0.36%
6	1,025,212,234	298	9,013,005	105	2,867,611	31	722,746	0	0	0.35%
7	988,027,601	312	8,625,529	76	2,316,680	22	379,477	0	0	0.27%
8	947,323,332	308	9,080,185	71	2,070,455	22	738,354	0	0	0.30%
9	908,517,998	307	8,843,816	92	2,767,277	15	361,105	0	0	0.34%
10	869,588,972	325	9,768,647	82	2,438,252	30	937,113	0	0	0.39%
11	833,664,001	342	10,194,168	98	3,126,971	24	569,324	0	0	0.44%
12	797,893,758	348	10,471,664	103	3,003,797	20	572,799	0	0	0.45%
13	764,295,358	372	11,086,820	131	3,977,417	26	643,470	0	0	0.60%
14	731,513,824	373	10,957,563	128	3,894,801	22	672,783	0	0	0.62%
15	698,213,963	365	10,794,542	123	3,637,098	40	1,217,165	0	0	0.70%
16	669,258,965	407	11,918,919	136	4,013,277	33	1,010,729	0	0	0.75%
17	639,309,371	404	11,984,906	111	3,290,723	43	1,317,854	0	0	0.72%
18	612,259,102	363	11,086,350	112	3,298,140	38	959,073	0	0	0.70%
19	586,563,416	329	9,827,306	105	3,119,028	37	1,071,875	0	0	0.71%
20	557,425,932	326	9,613,089	95	2,893,294	25	816,037	0	0	0.67%
21	530,989,006	334	9,680,915	86	2,623,136	21	539,385	0	0	0.60%
22	507,217,800	344	9,849,837	103	3,071,174	23	586,715	0	0	0.72%
23	483,838,463	327	9,417,066	117	3,433,876	28	751,082	0	0	0.86%

WOART 2025-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,266,474,786	185	5,748,082	1	36,429	0	0	0	0	0.00%
2	1,224,412,754	217	6,802,714	41	1,442,293	0	0	0	0	0.12%
3	1,180,177,669	266	8,320,738	50	1,521,203	16	510,387	0	0	0.17%
4	1,136,106,435	271	8,806,498	65	1,666,445	20	650,228	0	0	0.20%
5	1,093,103,346	266	8,293,745	75	2,128,527	21	384,112	0	0	0.23%
6	1,049,390,576	313	10,084,461	80	2,190,376	21	467,232	0	0	0.25%
7	1,006,337,271	335	10,745,315	84	2,711,174	19	362,771	0	0	0.31%
8	966,309,000	332	10,183,186	121	4,054,805	24	620,716	0	0	0.48%
9	926,466,096	346	10,471,696	108	3,351,268	26	654,601	0	0	0.43%
10	887,447,232	365	11,157,757	106	3,211,385	41	1,498,789	0	0	0.53%
11	853,634,054	423	12,435,618	139	4,503,168	33	787,550	0	0	0.62%
12	816,333,015	403	12,161,783	143	4,566,677	53	1,648,505	0	0	0.76%
13	782,169,393	363	10,458,051	144	4,331,305	46	1,432,373	0	0	0.74%
14	749,116,358	334	10,367,717	112	3,469,611	38	1,079,340	0	0	0.61%
15	715,145,989	352	10,446,506	94	2,898,254	33	857,130	0	0	0.53%
16	682,370,250	323	9,351,478	104	3,185,553	29	855,571	0	0	0.59%
17	651,212,338	380	11,132,447	92	2,518,159	37	961,876	0	0	0.53%
18	620,343,074	331	9,214,028	113	3,532,764	30	669,793	0	0	0.68%

WOART 2025-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,213,020,480	249	6,109,856	27	700,164	0	0	0	0	0.06%
2	1,168,868,558	292	6,757,482	65	1,852,091	4	144,528	0	0	0.17%
3	1,124,977,293	318	7,523,883	71	2,097,738	26	671,940	0	0	0.25%
4	1,085,641,205	352	9,119,889	99	2,782,752	22	423,035	0	0	0.30%
5	1,045,107,822	360	9,580,777	96	2,888,376	20	502,900	0	0	0.32%
6	1,005,146,591	360	9,001,859	111	3,689,363	24	679,901	0	0	0.43%
7	969,367,308	425	11,214,430	139	3,808,975	29	1,064,135	0	0	0.50%
8	928,139,245	422	10,356,395	122	3,350,814	35	1,148,852	0	0	0.48%
9	888,984,306	431	10,369,324	132	3,720,976	31	878,838	0	0	0.52%
10	851,694,279	414	10,232,519	125	3,502,279	40	1,070,516	0	0	0.54%
11	812,290,823	375	9,183,391	128	3,569,420	33	881,506	0	0	0.55%
12	774,520,047	397	9,665,545	121	3,522,799	40	1,206,914	0	0	0.61%
13	739,583,824	439	10,843,695	132	3,584,293	38	985,163	0	0	0.62%
14	705,497,605	392	9,138,845	159	4,458,023	37	1,027,090	0	0	0.78%

WOART 2025-c

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,232,552,861	286	7,114,277	49	1,622,611	0	0	0	0	0.13%
2	1,189,439,168	313	7,670,562	73	1,993,453	21	741,251	0	0	0.23%
3	1,146,823,814	337	8,898,867	89	2,447,906	19	509,593	0	0	0.26%
4	1,107,921,870	428	10,184,623	126	3,997,168	28	641,417	0	0	0.42%
5	1,067,252,377	404	10,652,517	114	3,329,278	32	938,052	0	0	0.40%
6	1,026,724,689	395	10,422,650	116	3,353,684	35	1,137,843	0	0	0.44%
7	988,214,825	385	10,423,032	106	3,087,678	25	555,178	0	0	0.37%
8	942,402,332	413	10,814,370	104	2,786,871	31	920,215	0	0	0.39%
9	902,485,627	401	10,147,442	110	3,382,584	27	778,551	0	0	0.46%
10	864,966,959	423	10,833,748	131	3,930,421	39	1,101,499	0	0	0.58%
11	826,379,143	399	10,972,939	127	3,732,216	36	1,027,975	0	0	0.58%

WOART 2025-D

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	937,111,742	184	5,351,342	26	677,500	0	0	0	0	0.07%
2	907,913,102	279	7,983,597	59	1,846,967	7	210,187	0	0	0.23%
3	875,808,117	295	8,632,881	75	2,391,642	21	733,344	0	0	0.36%
4	844,123,065	296	8,369,515	81	2,818,262	39	1,360,077	0	0	0.49%
5	813,102,821	303	8,507,361	94	2,870,426	24	811,377	0	0	0.45%
6	777,978,729	288	8,601,115	102	3,143,787	32	987,066	0	0	0.53%
7	746,291,240	293	7,640,142	99	3,313,586	34	1,156,972	0	0	0.60%
8	717,648,037	341	8,804,315	88	2,859,742	36	1,185,370	0	0	0.56%
9	685,553,942	316	8,324,821	109	2,992,716	28	904,975	0	0	0.57%

WOART 2026-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,226,722,324	361	7,838,925	58	1,502,943	0	0	0	0	0.12%
2	1,178,823,138	357	8,163,209	78	2,151,635	20	558,165	0	0	0.23%
3	1,134,664,199	381	8,445,533	87	2,576,244	17	407,938	0	0	0.26%
4	1,094,711,890	424	9,433,169	108	2,756,694	35	952,500	0	0	0.34%
5	1,052,175,257	458	10,349,519	118	3,068,606	25	713,832	0	0	0.36%

WOART 2026-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,315,467,415	434	10,952,936	78	2,587,655	1	32,869	0	0	0.20%
2	1,268,541,093	461	11,732,031	118	3,376,889	20	822,033	0	0	0.33%

Delinquency Information. The graph below shows delinquency information for prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

Collection Period	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A	WOART 2022-B	WOART 2022-C	WOART 2022-D	WOART 2023-A	WOART 2023-B	WOART 2023-C	WOART 2023-D	WOART 2024-A	WOART 2024-B	WOART 2024-C	WOART 2025-A	WOART 2025-B	WOART 2025-C	WOART 2025-D	WOART 2026-A	WOART 2026-B
1	0.01%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.00%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%
2	0.02%	0.00%	0.01%	0.00%	0.01%	0.01%	0.00%	0.00%	0.01%	0.01%	0.01%	0.01%	0.01%	0.00%	0.03%	0.01%	0.02%	0.03%	0.02%	0.01%	0.02%
3	0.05%	0.01%	0.02%	0.03%	0.03%	0.04%	0.02%	0.02%	0.01%	0.04%	0.05%	0.04%	0.06%	0.03%	0.09%	0.02%	0.05%	0.10%	0.04%	0.05%
4	0.07%	0.02%	0.05%	0.04%	0.03%	0.06%	0.04%	0.05%	0.02%	0.06%	0.10%	0.09%	0.12%	0.08%	0.13%	0.07%	0.11%	0.15%	0.12%	0.10%
5	0.08%	0.05%	0.08%	0.06%	0.07%	0.11%	0.08%	0.08%	0.05%	0.08%	0.15%	0.12%	0.14%	0.13%	0.22%	0.14%	0.18%	0.21%	0.19%	0.14%
6	0.10%	0.06%	0.12%	0.07%	0.09%	0.13%	0.10%	0.11%	0.07%	0.10%	0.20%	0.15%	0.18%	0.20%	0.26%	0.19%	0.23%	0.29%	0.26%
7	0.11%	0.08%	0.11%	0.09%	0.13%	0.15%	0.13%	0.13%	0.09%	0.14%	0.24%	0.19%	0.25%	0.24%	0.29%	0.24%	0.26%	0.33%	0.34%
8	0.12%	0.10%	0.11%	0.10%	0.13%	0.19%	0.17%	0.15%	0.12%	0.19%	0.29%	0.22%	0.30%	0.31%	0.33%	0.27%	0.32%	0.40%	0.39%
9	0.13%	0.13%	0.12%	0.12%	0.18%	0.20%	0.19%	0.19%	0.15%	0.21%	0.31%	0.24%	0.34%	0.36%	0.33%	0.34%	0.38%	0.44%	0.46%
10	0.15%	0.14%	0.13%	0.15%	0.22%	0.23%	0.21%	0.20%	0.19%	0.24%	0.30%	0.26%	0.38%	0.41%	0.37%	0.38%	0.46%	0.46%
11	0.17%	0.17%	0.15%	0.16%	0.26%	0.23%	0.22%	0.22%	0.21%	0.28%	0.33%	0.29%	0.45%	0.44%	0.44%	0.43%	0.51%	0.52%
12	0.19%	0.18%	0.17%	0.19%	0.27%	0.25%	0.25%	0.25%	0.24%	0.33%	0.34%	0.33%	0.50%	0.44%	0.48%	0.49%	0.54%
13	0.19%	0.18%	0.20%	0.19%	0.29%	0.26%	0.27%	0.30%	0.28%	0.33%	0.38%	0.37%	0.51%	0.48%	0.54%	0.55%	0.58%
14	0.20%	0.20%	0.22%	0.22%	0.30%	0.29%	0.29%	0.33%	0.30%	0.34%	0.43%	0.42%	0.51%	0.49%	0.56%	0.61%	0.62%
15	0.21%	0.21%	0.25%	0.24%	0.30%	0.30%	0.34%	0.36%	0.32%	0.39%	0.47%	0.47%	0.54%	0.53%	0.59%	0.67%
16	0.21%	0.24%	0.27%	0.27%	0.30%	0.30%	0.37%	0.41%	0.34%	0.40%	0.49%	0.50%	0.55%	0.56%	0.65%	0.71%
17	0.22%	0.24%	0.29%	0.27%	0.31%	0.33%	0.40%	0.45%	0.36%	0.43%	0.54%	0.52%	0.57%	0.59%	0.68%	0.73%
18	0.22%	0.26%	0.31%	0.28%	0.32%	0.36%	0.42%	0.48%	0.37%	0.45%	0.56%	0.54%	0.59%	0.63%	0.73%	0.75%
19	0.24%	0.28%	0.32%	0.29%	0.37%	0.38%	0.46%	0.49%	0.39%	0.49%	0.59%	0.57%	0.61%	0.65%	0.77%
20	0.25%	0.29%	0.33%	0.30%	0.39%	0.39%	0.47%	0.53%	0.42%	0.54%	0.61%	0.59%	0.65%	0.68%	0.77%
21	0.26%	0.29%	0.33%	0.31%	0.41%	0.43%	0.49%	0.54%	0.48%	0.56%	0.62%	0.60%	0.67%	0.70%	0.79%
22	0.27%	0.29%	0.33%	0.33%	0.43%	0.44%	0.47%	0.55%	0.52%	0.57%	0.63%	0.62%	0.69%	0.72%	0.81%
23	0.29%	0.30%	0.33%	0.35%	0.48%	0.45%	0.48%	0.56%	0.55%	0.58%	0.64%	0.66%	0.71%	0.73%	0.82%
24	0.29%	0.31%	0.36%	0.38%	0.51%	0.46%	0.49%	0.60%	0.57%	0.59%	0.66%	0.65%	0.75%	0.75%
25	0.29%	0.29%	0.37%	0.39%	0.53%	0.47%	0.52%	0.62%	0.60%	0.60%	0.66%	0.67%	0.78%	0.76%
26	0.30%	0.32%	0.38%	0.41%	0.56%	0.49%	0.54%	0.65%	0.62%	0.61%	0.68%	0.69%	0.78%	0.79%
27	0.31%	0.34%	0.41%	0.43%	0.55%	0.49%	0.58%	0.65%	0.61%	0.61%	0.70%	0.71%	0.79%
28	0.31%	0.34%	0.41%	0.45%	0.56%	0.52%	0.61%	0.67%	0.61%	0.61%	0.72%	0.73%	0.80%
29	0.31%	0.35%	0.42%	0.44%	0.61%	0.53%	0.65%	0.68%	0.62%	0.63%	0.72%	0.76%	0.82%
30	0.31%	0.36%	0.43%	0.44%	0.61%	0.55%	0.67%	0.68%	0.61%	0.63%	0.74%	0.77%
31	0.31%	0.36%	0.45%	0.44%	0.62%	0.57%	0.68%	0.68%	0.62%	0.63%	0.77%	0.77%
32	0.31%	0.37%	0.44%	0.45%	0.62%	0.57%	0.67%	0.70%	0.61%	0.65%	0.77%	0.78%
33	0.32%	0.37%	0.44%	0.46%	0.64%	0.56%	0.67%	0.70%	0.62%	0.66%	0.78%
34	0.32%	0.37%	0.44%	0.46%	0.66%	0.58%	0.66%	0.71%	0.64%	0.66%	0.78%
35	0.32%	0.38%	0.44%	0.46%	0.67%	0.56%	0.67%	0.72%	0.66%	0.67%	0.78%
36	0.33%	0.39%	0.45%	0.47%	0.68%	0.56%	0.66%	0.73%	0.67%	0.68%
37	0.34%	0.39%	0.45%	0.48%	0.69%	0.57%	0.69%	0.75%	0.67%	0.69%
38	0.35%	0.39%	0.45%	0.51%	0.69%	0.57%	0.70%	0.76%	0.68%	0.69%
39	0.35%	0.39%	0.45%	0.50%	0.67%	0.57%	0.71%	0.76%	0.67%	0.68%
40	0.35%	0.40%	0.46%	0.51%	0.66%	0.58%	0.72%	0.79%	0.69%
41	0.35%	0.40%	0.48%	0.51%	0.65%	0.58%	0.72%	0.78%	0.69%
42	0.35%	0.39%	0.47%	0.51%	0.65%	0.59%	0.72%	0.79%
43	0.36%	0.40%	0.48%	0.51%	0.66%	0.60%	0.72%	0.79%
44	0.36%	0.40%	0.47%	0.51%	0.66%	0.60%	0.72%	0.79%

Collection Period	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A	WOART 2022-B	WOART 2022-C	WOART 2022-D	WOART 2023-A	WOART 2023-B	WOART 2023-C	WOART 2023-D	WOART 2024-A	WOART 2024-B	WOART 2024-C	WOART 2025-A	WOART 2025-B	WOART 2025-C	WOART 2025-D	WOART 2026-A	WOART 2026-B
45	0.38%	0.40%	0.47%	0.52%	0.66%	0.61%	0.71%
46	0.38%	0.40%	0.47%	0.51%	0.67%	0.61%	0.72%
47	0.38%	0.39%	0.48%	0.51%	0.67%	0.61%	0.71%
48	0.38%	0.40%	0.47%	0.51%	0.66%	0.61%
49		0.40%	0.46%		0.67%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of Defaulted Receivables, net of recoveries, from the initial Collection Period through and including the last day of the related Collection Period, as a percentage of the applicable original aggregate principal balance of the pool Receivables as of the related Cutoff Date. The recoveries for any period equal the total amount recovered during that period on Defaulted Receivables, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the obligor. The aggregate principal balance of the pool of Receivables means, as of the close of business on the last day of the related Collection Period, the sum, for each Receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

Cumulative Net Loss Information. The graph below shows cumulative net loss information for prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

ABS SPEED(1)

The following table sets forth information regarding prepayments of prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

Collection Period	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A	WOART 2022-B	WOART 2022-C	WOART 2022-D	WOART 2023-A	WOART 2023-B	WOART 2023-C	WOART 2023-D	WOART 2024-A	WOART 2024-B	WOART 2024-C	WOART 2025-A	WOART 2025-B	WOART 2025-C	WOART 2025-D	WOART 2026-A	WOART 2026-B
1	1.29%	2.02%	1.29%	1.78%	1.29%	1.22%	1.20%	1.49%	1.61%	1.42%	1.62%	1.31%	1.27%	1.62%	1.94%	1.50%	1.25%	1.28%	0.93%	1.61%	1.64%
2	1.68%	1.68%	1.57%	1.55%	1.98%	1.66%	1.56%	1.55%	2.00%	1.77%	1.48%	1.31%	1.52%	1.70%	1.65%	1.70%	1.88%	1.80%	1.49%	2.06%	1.78%
3	1.57%	1.52%	1.53%	1.58%	1.74%	1.82%	1.48%	1.63%	1.59%	1.64%	1.60%	1.58%	1.55%	1.86%	1.83%	1.86%	1.91%	1.82%	1.75%	1.91%
4	1.68%	1.55%	1.75%	1.41%	1.80%	1.66%	1.42%	1.49%	1.86%	1.51%	1.34%	1.45%	1.75%	1.84%	1.56%	1.90%	1.70%	1.64%	1.75%	1.71%
5	1.81%	1.56%	1.74%	1.94%	1.74%	1.56%	1.48%	1.84%	1.85%	1.56%	1.26%	1.59%	1.33%	1.77%	1.79%	1.88%	1.81%	1.78%	1.75%	1.90%
6	1.66%	1.66%	1.70%	1.53%	1.62%	1.41%	1.50%	1.47%	1.52%	1.50%	1.46%	1.62%	1.60%	1.85%	1.74%	1.97%	1.81%	1.81%	2.06%
7	1.83%	1.83%	1.45%	1.62%	1.77%	1.31%	1.26%	1.75%	1.56%	1.45%	1.45%	1.73%	1.66%	1.64%	1.70%	1.97%	1.62%	1.74%	1.88%
8	1.72%	1.82%	1.92%	1.73%	1.64%	1.50%	1.71%	1.59%	1.51%	1.38%	1.56%	1.61%	1.62%	1.84%	1.95%	1.85%	1.96%	2.15%	1.72%
9	1.62%	1.67%	1.62%	1.38%	1.56%	1.46%	1.36%	1.49%	1.65%	1.36%	1.63%	1.72%	1.63%	1.89%	1.88%	1.88%	1.89%	1.91%	1.98%
10	1.62%	1.52%	1.73%	1.59%	1.49%	1.67%	1.69%	1.60%	1.52%	1.49%	1.76%	1.66%	1.50%	1.80%	1.93%	1.88%	1.84%	1.82%
11	1.70%	1.82%	1.62%	1.32%	1.29%	1.36%	1.54%	1.43%	1.39%	1.39%	1.49%	1.58%	1.66%	1.96%	1.80%	1.63%	1.98%	1.92%
12	1.60%	1.52%	1.53%	1.30%	1.34%	1.63%	1.41%	1.47%	1.57%	1.54%	1.56%	1.64%	1.67%	1.86%	1.83%	1.86%	1.94%
13	1.45%	1.47%	1.63%	1.19%	1.15%	1.54%	1.40%	1.35%	1.50%	1.58%	1.65%	1.56%	1.50%	1.97%	1.76%	1.73%	1.84%
14	1.80%	1.47%	1.48%	1.12%	1.49%	1.40%	1.25%	1.26%	1.52%	1.56%	1.57%	1.64%	1.63%	1.79%	1.74%	1.71%	1.84%
15	1.43%	1.37%	1.44%	1.15%	1.31%	1.44%	1.42%	1.40%	1.56%	1.42%	1.54%	1.63%	1.65%	1.83%	1.81%	1.79%
16	1.53%	1.53%	1.29%	1.05%	1.47%	1.29%	1.33%	1.33%	1.56%	1.59%	1.47%	1.58%	1.65%	1.66%	1.60%	1.76%
17	1.53%	1.32%	1.23%	1.34%	1.33%	1.37%	1.24%	1.38%	1.41%	1.55%	1.51%	1.63%	1.61%	1.68%	1.69%	1.71%
18	1.31%	1.32%	1.26%	1.08%	1.25%	1.23%	1.34%	1.41%	1.56%	1.47%	1.48%	1.60%	1.65%	1.69%	1.55%	1.73%
19	1.43%	1.22%	1.08%	1.29%	1.26%	1.15%	1.30%	1.38%	1.51%	1.53%	1.46%	1.65%	1.61%	1.41%	1.51%
20	1.18%	1.10%	1.38%	1.23%	1.19%	1.24%	1.31%	1.20%	1.45%	1.35%	1.63%	1.55%	1.64%	1.51%	1.73%
21	1.18%	1.19%	1.16%	1.00%	1.18%	1.29%	1.34%	1.33%	1.49%	1.49%	1.47%	1.62%	1.48%	1.59%	1.49%
22	1.00%	0.96%	1.25%	1.16%	1.03%	1.23%	1.41%	1.34%	1.36%	1.43%	1.52%	1.33%	1.37%	1.42%	1.49%
23	1.05%	1.20%	1.18%	1.12%	1.05%	1.31%	1.18%	1.05%	1.26%	1.16%	1.32%	1.45%	1.59%	1.64%	1.50%
24	1.06%	1.06%	1.06%	1.11%	1.14%	1.25%	1.34%	1.32%	1.36%	1.34%	1.48%	1.51%	1.41%	1.55%
25	0.91%	1.20%	1.11%	1.13%	1.12%	1.21%	1.27%	1.14%	1.39%	1.37%	1.42%	1.28%	1.37%	1.42%
26	1.21%	1.15%	1.04%	1.07%	1.13%	1.27%	1.29%	1.27%	1.40%	1.34%	1.41%	1.46%	1.54%	1.51%
27	0.99%	1.12%	1.13%	1.15%	1.25%	1.23%	1.30%	1.22%	1.38%	1.29%	1.46%	1.42%	1.44%
28	1.20%	1.19%	0.99%	1.09%	1.21%	1.26%	1.23%	1.28%	1.35%	1.36%	1.23%	1.31%	1.38%
29	1.11%	1.09%	0.98%	1.12%	1.10%	1.28%	1.28%	1.24%	1.29%	1.31%	1.41%	1.44%	1.43%
30	1.05%	1.09%	1.10%	1.21%	1.23%	1.18%	1.21%	1.31%	1.36%	1.36%	1.31%	1.36%
31	1.07%	1.01%	1.07%	1.20%	1.25%	1.31%	1.26%	1.26%	1.27%	1.31%	1.32%	1.31%
32	0.96%	0.96%	1.08%	1.00%	1.09%	1.27%	1.28%	1.27%	1.28%	1.11%	1.44%	1.37%
33	1.01%	1.12%	1.12%	1.25%	1.14%	1.17%	1.21%	1.24%	1.33%	1.31%	1.33%
34	0.84%	1.04%	1.10%	1.14%	1.01%	1.18%	1.18%	1.10%	1.12%	1.25%	1.28%
35	0.88%	1.07%	1.00%	1.12%	1.09%	1.16%	1.13%	1.13%	1.20%	1.13%	1.29%
36	1.03%	1.14%	1.18%	1.15%	1.11%	1.18%	1.13%	1.15%	1.11%	1.31%
37	1.00%	1.18%	1.11%	1.12%	1.08%	1.13%	1.08%	0.95%	1.12%	1.20%
38	1.07%	0.99%	1.06%	1.23%	1.13%	1.11%	1.14%	1.15%	1.26%	1.14%
39	1.07%	1.19%	1.13%	1.21%	1.16%	1.08%	1.13%	1.06%	1.20%	1.21%
40	1.10%	1.09%	1.09%	1.16%	1.16%	1.14%	0.95%	1.08%	1.12%
41	0.95%	1.08%	1.21%	1.20%	1.14%	1.14%	1.10%	1.21%	1.20%
42	1.11%	1.14%	1.13%	1.20%	1.15%	0.95%	1.10%	1.11%
43	1.07%	1.05%	1.11%	1.14%	1.08%	1.17%	1.00%	1.07%
44	1.05%	1.16%	1.17%	1.09%	1.13%	1.03%	1.21%	1.11%
45	1.08%	1.16%	1.11%	1.18%	1.11%	1.04%	1.06%
46	1.04%	1.12%	1.11%	1.06%	0.92%	1.17%	1.05%
47	1.09%	1.15%	1.01%	1.17%	1.12%	1.14%	1.11%
48	1.14%	1.13%	1.11%	1.15%	1.01%	1.07%

Collection Period	WOART 2021-A	WOART 2021-B	WOART 2021-C	WOART 2021-D	WOART 2022-A	WOART 2022-B	WOART 2022-C	WOART 2022-D	WOART 2023-A	WOART 2023-B	WOART 2023-C	WOART 2023-D	WOART 2024-A	WOART 2024-B	WOART 2024-C	WOART 2025-A	WOART 2025-B	WOART 2025-C	WOART 2025-D	WOART 2026-A	WOART 2026-B
49		1.15%	1.07%		0.98%
Average(2)	1.27%	1.29%	1.27%	1.25%	1.27%	1.29%	1.28%	1.32%	1.43%	1.40%	1.46%	1.52%	1.54%	1.70%	1.72%	1.80%	1.80%	1.79%	1.70%	1.84%	1.71%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being “1”), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

(2)	Numbers may not average due to rounding.

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for prior, recent, specified amortizing pools of retail installment sale contracts securitized by the Sponsor.

(1)  Period average for each month is based on the sum of the actual ABS prepayment speeds for all specified series by the total number of series outstanding in such month.

$1,011,080,000

World Omni Auto Receivables Trust 2026-C
Issuing Entity

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2026-C

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the Offered Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

TD Securities	Truist Securities	US Bancorp	Wells Fargo Securities

Co-Managers of the Class A Notes

M&T Securities	PNC Capital Markets LLC	Siebert Williams Shank

Underwriters of the Class B Notes and the Class C Notes

TD Securities	Truist Securities	US Bancorp	Wells Fargo Securities

The date of this Prospectus is August ●, 2026